Registration No. 333-238458-02
Dated June 18, 2020
Securities Act of 1933, Rule 424(b)(2)

UNDERLYING SUPPLEMENT TO THE PROSPECTUS SUPPLEMENT DATED JUNE 18, 2020, THE PROSPECTUS
SUPPLEMENT DATED JUNE 18, 2020 AND PROSPECTUS DATED JUNE 18, 2020

Credit Suisse AG

Medium-Term Notes and Warrants

Underlying Supplement for Indices

As part of our Medium-Term Notes and Warrants program, Credit Suisse AG (“Credit Suisse”) from time to time may offer certain securities (the “securities”) linked to the performance of one or more indices, each of which we refer to as a “reference index,” or to a weighted basket of reference indices. We refer to such weighted basket as the “basket” and to each reference index included in the basket as a “basket component.” We refer generally to any reference index and basket component as an “underlying.” References to a “reference index,” “basket component” and “underlying” are deemed to include reference to any relevant successor underlying.

This prospectus supplement, which we refer to as an “underlying supplement,” describes some of the underlyings to which the securities may be linked. The specific terms of each security offered will be described in the applicable pricing supplement and product supplement.

With respect to any notes, you should read this underlying supplement, the related prospectus dated June 18, 2020, the related prospectus supplement dated June 18, 2020, any applicable product supplement, the applicable pricing supplement and any applicable free writing prospectus (each, an “offering document”) carefully before you invest. With respect to any warrants, you should read this underlying supplement, the related prospectus dated June 18, 2020, the related prospectus supplement dated June 18, 2020, any applicable product supplement, the applicable pricing supplement and any applicable free writing prospectus (each, also an “offering document”) carefully before you invest. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein (or with those described in the prospectus, prospectus supplement, any applicable product supplement or any applicable free writing prospectus), the terms described in the applicable pricing supplement will control.

This underlying supplement describes only select reference indices to which the securities may be linked. We do not guarantee that we will offer securities linked to any of the reference indices described herein. In addition, we may offer securities linked to one or more reference indices that are not described herein. In such case, we will describe any such additional reference index or reference indices in the applicable pricing supplement or any applicable product supplement or in another underlying supplement.

For risks related to an investment in the securities, please refer to the “Risk Factors” section in any accompanying product supplement and the “Selected Risk Considerations” or “Key Risks” section, as applicable, in the applicable pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this underlying supplement or any other offering document to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

_______________________

The date of this underlying supplement is June 18, 2020.

table of contents

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Page

The Securities	US-1
The Reference Indices	US-2
The DAX Indices	US-2
The DAX® Index	US-2
The MDAX® Index	US-3
The FTSE Russell Indices	US-12
The FTSE® 100 Index	US-12
The FTSE® China 50 Index	US-14
The Russell Indices	US-18
The Russell 2000® Index	US-18
The Russell 3000® Index	US-18
The Hang Seng Indices	US-21
The Hang Seng® Index	US-21
The Hang Seng China Enterprises Index	US-22
The JPX-Nikkei Index 400	US-29
The KOSPI 200 Index	US-32
The MSCI Indices	US-36
The MSCI ACWI Index	US-36
The MSCI AC Asia Ex Japan Index	US-37
The MSCI AC Far East Ex Japan Index	US-37
The MSCI Australia Index	US-37
The MSCI Brazil Index	US-37
The MSCI Brazil 25/50 Index	US-37
The MSCI Canada Index	US-38
The MSCI EAFE® Index	US-38
The MSCI EASEA® Index	US-38
The MSCI Emerging Markets Index	US-38
The MSCI Germany Index	US-38
The MSCI Japan Index	US-39
The MSCI Korea Index	US-39
The MSCI Korea 25/50 Index	US-39
The MSCI Singapore Free Index	US-39
The MSCI Taiwan Index	US-39
The MVIS® Global Junior Gold Miners Index	US-45
The Nasdaq-100 Index®	US-52
The NIFTY 50 Index	US-56
The Nikkei 225 Index	US-60
The NYSE Arca Gold Miners Index	US-62
The NYSE Arca Hong Kong 30 Index	US-64
The S&P Dow Jones Indices	US-66
The Dow Jones Industrial Average™	US-66
The Dow Jones U.S. Sector Indices	US-67
The Dow Jones U.S. Financials Index	US-67
The Dow Jones U.S. Real Estate Index	US-67
The S&P U.S. Indices	US-69
The S&P 500® Index	US-69
The S&P MidCap 400® Index	US-69
The S&P 100® Index	US-69
The S&P Select Industry Indices	US-74
The S&P® Homebuilders Select IndustryTM Index	US-74
The S&P® Metals & Mining Select IndustryTM Index	US-74
The S&P® Oil & Gas Exploration & Production Select IndustryTM Index	US-74
The S&P Select Sector Indices	US-78

The Communication Services Select Sector Index	US-78
The Consumer Discretionary Select Sector Index	US-78
The Consumer Staples Select Sector Index	US-78
The Energy Select Sector Index	US-78
The Financial Select Sector Index	US-79
The Health Care Select Sector Index	US-79
The Industrials Select Sector Index	US-79
The Materials Select Sector Index	US-79
The Real Estate Select Sector Index	US-79
The Technology Select Sector Index	US-79
The Utilities Select Sector Index	US-79
The S&P/ASX 200 Index	US-81
The STOXX Indices	US-84
The STOXX® Europe Total Market Index	US-84
The STOXX® Europe 600 Index	US-85
The STOXX® Europe 600 Basic Resources Index	US-85
The EURO STOXX® Index	US-85
The EURO STOXX® Banks Index	US-86
The EURO STOXX 50® Index	US-86
The Swiss Market Index®	US-89
The Tokyo Stock Price Index	US-92

ii

The Securities

We are responsible for the information contained and incorporated by reference in this underlying supplement. As of the date of this underlying supplement, we have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document or the accompanying product supplement, prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

We are offering securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this underlying supplement or the accompanying pricing supplement, product supplement, prospectus supplement or prospectus and the offering of securities in some jurisdictions may be restricted by law. If you possess this underlying supplement and the accompanying pricing supplement, product supplement, prospectus supplement and prospectus, you should find out about and observe these restrictions. This underlying supplement and the accompanying pricing supplement, product supplement, prospectus supplement and prospectus are not an offer to sell the securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or from any person to whom such offer or sale is not permitted. We refer you to the “Underwriting (Conflicts of Interest)” or “Supplemental Plan of Distribution” section, as the case may be, of the applicable product supplement and the “Supplemental Plan of Distribution (Conflicts of Interest),” “Supplement to the Plan of Distribution” or “Supplemental Plan of Distribution” section, as the case may be, of the applicable pricing supplement for additional information. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein, the terms described in the applicable pricing supplement will control.

In this underlying supplement and accompanying pricing supplement, product supplement, prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

The Reference Indices

The securities may be linked to the performance of one or more of the following reference indices. We have derived all information contained in this underlying supplement regarding each reference index, including, without limitation, its composition, its method of calculation and changes in its components and its historical closing values, from publicly available information. We have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by, the sponsor(s) of each such reference index.

If any Bloomberg symbol for a particular reference index differs from, or is more precise than, any Bloomberg symbol referenced below, we will set forth the different, or more precise, Bloomberg symbol in the relevant pricing supplement. We have not participated in the preparation of, or independently verified, the information obtained from Bloomberg L.P.

Each reference index is developed, calculated and maintained by its respective sponsor(s) and/or publisher. Neither we nor any of the agents have participated in the preparation of such information or made any due diligence inquiry with respect to any reference index, sponsor(s) or publisher. We cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available information described in the preceding paragraph) that may affect the level of any reference index (and therefore the level of any such reference index at the time we price the securities, as applicable) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the sponsor of any reference index could affect the interest, payment at maturity or any other amounts payable, if any, on the securities, as applicable, and therefore the market value of the securities in the secondary market, if any.

You, as an investor in the securities, should make your own investigation into any relevant reference index, sponsor(s) or publisher. The sponsors and publishers are not involved in the offer of the securities in any way and have no obligation to consider your interests as a holder of the securities. The sponsors and/or publishers have no obligation to continue to publish the reference indices, and may discontinue or suspend publication of any reference index at any time in their sole discretion.

The historical performance of a reference index is not an indication of its future performance and future performance may differ significantly from historical performance, either positively or negatively.

Information contained on certain websites mentioned below is not incorporated by reference in, and should not be considered part of, this underlying supplement or the accompanying prospectus supplement and prospectus.

The DAX Indices

Each of the DAX® Index and the MDAX® Index (each, a “DAX Index” and together, the “DAX Indices”) is calculated, maintained and published by STOXX Ltd., an affiliate of Deutsche Börse AG (“Deutsche Börse”). Effective August 2019, Deutsche Börse transferred the administration of the DAX Indices to STOXX Ltd.

The DAX® Index

The DAX® Index comprises the 30 largest and most actively traded companies listed on the FWB® Frankfurt Stock Exchange. These companies are selected from the continuously traded companies in the Prime Standard segment that meet certain selection criteria. To be listed in the Prime Standard, a company must meet minimum statutory requirements, which include the regular publication of financial reports, and must satisfy additional transparency requirements. The reference date of the DAX® Index is December 30, 1987. The DAX® Index is reported by Bloomberg L.P. under the ticker symbol “DAX.”

The DAX® Index is capital-weighted, meaning the weight of any individual issue is proportionate to its respective share in the overall capitalization of all index component issuers. The weight of any single company is capped at 10% of the DAX® Index capitalization, measured quarterly. Weighting is based exclusively on the free-float portion of the issued share capital of any class of shares involved. Both the number of shares included in the issued share capital and the free-float factor are updated on one day each quarter (we refer to this date as the “chaining date” and to the process by which these updates are made as “chaining”). The DAX® Index is a performance (i.e., total return) index, which reinvests all income from dividend and bonus payments in the DAX®

Index portfolio. For information concerning the methodology of the DAX® Index, please refer to “Methodology of the DAX Indices” below.

The MDAX® Index

The MDAX® Index comprises 60 issuers based in Germany from classic sectors (i.e., sectors other than technology sectors) which, in terms of size and turnover, follow after the DAX® Index companies. These companies are selected from the continuously traded companies in the Prime Standard segment that meet certain selection criteria. To be listed in the Prime Standard, a company must meet minimum statutory requirements, which include the regular publication of financial reports, and must satisfy additional transparency requirements. The reference date of the MDAX® Index is December 30, 1987. The MDAX® Index is reported by Bloomberg L.P. under the ticker symbol “MDAX.”

The MDAX® Index is capital-weighted, meaning the weight of any individual issue is proportionate to its respective share in the overall capitalization of all index component issuers. The weight of any single company is capped at 10% of the MDAX® Index capitalization, measured quarterly. Weighting is based exclusively on the free-float portion of the issued share capital of any class of shares involved. Both the number of shares included in the issued share capital and the free-float factor are updated on one day each quarter (we refer to this date as the “chaining date” and to the process by which these updates are made as “chaining”). The MDAX® Index is a performance (i.e., total return) index, which reinvests all income from dividend and bonus payments in the MDAX® Index portfolio. For information concerning the methodology of the MDAX® Index, please refer to “Methodology of the DAX Indices” below.

Methodology of the DAX Indices

The Advisory Body

The Advisory Board for Equity Indices (the “Advisory Board”) provides advice on topics related to indices administered by STOXX Ltd. The Advisory Board does not take binding decisions on behalf of STOXX Ltd. The Advisory Board consists of employees appointed by STOXX Ltd. and representatives of leading national and international financial institutions. The Advisory Board’s meetings usually take place no later than the sixth trading day in March, June, September and December. Extraordinary meetings may also be convened.

Exercise of Discretion

STOXX Ltd. may exercise discretion with regard to the index methodology of the DAX Indices under certain circumstances. Any exercise of discretion must take into account the rationale of the relevant DAX Index, the purpose of the rules with regard to which discretion is exercised, the objective of preserving market integrity and reliability of index calculation to avoid undue market impact, the technical feasibility and economic reasonableness, and the interest of licensees or investors.

Free-Float

Free-float refers to the freely tradable shares of a company that are not held in fixed ownership. The following rules apply to determine the free-float:

1. All shareholdings of an owner which, on an accumulated basis, account for at least 5% of a company’s share capital attributed to a class of shares are considered to be non-free-float. Shareholdings of an owner also include shareholdings:

•	held by the family of the owner as defined by section §19 of the Market Abuse Regulation (“MAR”);

•	for which a pooling has been arranged in which the owner has an interest;

•	managed or kept in safe custody by a third party for account of the owner;

•	held by a company which the owner controls as defined by section §290(2) of the German Commercial Code (“HGB”); and

•	subject to a statutory or contractual qualifying period of at least six months.

This does not include shareholdings of:

•	asset managers and trust companies;

•	funds and pension funds; and

•	investment companies or foreign investment companies in their respective special fund assets insofar as they are held as part of short-term investment strategies and the size of a shareholding does not exceed 25% of a company’s share capital. This does not apply to shareholdings held by venture capital companies, government funds or shareholdings held by their financial agencies, or supranational funds.

In this context, shares for which the acquirer has at the time of purchase clearly and publicly stated that strategic goals are being pursued and that the intention is to influence the company policies and ongoing business of the company in the long-term are not considered a short-term investment. In addition, shares having been acquired through a public purchase offer will not be considered a short-term investment.

2. Shares of an owner that are subject to a statutory or contractual qualifying period of at least six months with regard to their disposal and shares held by the issuing company (treasury shares) are — irrespective of the size of a shareholding — always considered fixed holdings.

3. In the case of an ongoing takeover, shares that are under the control of the overtaking companies via derivatives will also be considered for the determination of the stock’s free-float. The derivatives need to be subject to registration and correspondingly registered according to legislation in the Securities Trading Act (“WpHG”) and the Securities Acquisition and Takeover Act (“WpÜG”).

The various criteria in numbers 1 to 3 are also fully applied to classes of shares that are subject to restrictions of ownership. For the purpose of the determination of the free-float as described above, each ISIN under which shares are traded is considered a separate share class.

If STOXX Ltd. determines and publishes a company’s free-float within the framework of a scheduled chaining, this free-float factor will only be changed or corrected at the next scheduled chaining date. This is also the case if STOXX Ltd. learns of facts or circumstances following the determination of the free-float that would have resulted in the determination of a different free-float factor had they been known at the time of the determination.

Composition of the DAX Indices

Basic Criteria

The basic criteria for including companies in the DAX Indices are:

•	an existing listing in the Prime Standard segment (i.e., there is no public information on the existence of an application for revocation pursuant to Section §46 of the Exchange Rules for the FWB® Frankfurt Stock Exchange, which provides for revocation of admission of securities to the regulated market (General Standard) upon application by the issuer);

•	continuous trading on Deutsche Börse’s electronic trading system Xetra®;

•	a minimum free-float of 10%; and

•	legal headquarters or operating headquarters in Germany.

There is expanded criteria for foreign companies, under which foreign companies must:

•	have a headquarter in Germany (other than the legal headquarter this can also be an operating headquarter); or

•	have their focus of trading volume on the FWB® Frankfurt Stock Exchange and their legal headquarters in the European Union (“EU”) or in a European Free Trade Association (“EFTA”) country.

A company’s share class focuses its trading volume on the FWB® Frankfurt Stock Exchange if at least 33% of its total turnover within the EU or the EFTA has been transacted via Xetra® and Börse Frankfurt over the last 12 months. The total turnover includes the turnover of all stock listings of the company’s share class that arise due to trading on regulated exchanges and multilateral trading facilities.

Companies that satisfy the prerequisites listed above are selected for inclusion in the DAX Indices based on the quantitative criteria of order book volume and free-float market capitalization. The reporting date for collecting data is the last trading day of the month for which the ranking list is created. The ranking list is created and published monthly by STOXX Ltd.

Creating the Ranking List

To create the ranking list, the parameters relevant for the allocation of a rank — order book volume and free-float market capitalization — are recorded and the basic criteria are checked on the recording date (last trading day of the month).

A volume-weighted average price (“VWAP”) over 20 trading days (“20-trading day VWAP”) is used to calculate the free-float market capitalization. This is calculated for each share class as the average value of daily VWAPs based on Xetra® prices of the last 20 trading days. The 20-trading day VWAP on the last trading day of a month is used to create the ranking list.

The order book volume is the sum of the daily turnover of a class over a period of 12 months. The following special provisions apply:

•	if the order book volumes of a company are not available for the whole 12-month period due to the time of its commencement of trading or its initial listing on one of the transparency standards, the order book volumes of the first 20 trading days are ignored and the remainder of the relevant data is linearly extrapolated to 12 months. This procedure, however, is only applicable to companies that have been traded for at least 30 days as per the reporting date, taking order book volumes of at least 10 days into account for extrapolation purposes;

•	if the transparency standard is changed (Scale segment, General and Prime Standard), the order book volumes from the original transparency standard are considered; and

•	in the case of a merger of two companies, the order book volumes of both companies are aggregated, provided that both companies were listed on the FWB® Frankfurt Stock Exchange prior to the merger. A requirement for aggregating order book volumes is that the company or companies that no longer exist are no longer listed separately on one of the transparency standards (Prime, General, Standard, Scale segment or Basic Board) on the FWB® Frankfurt Stock Exchange. The order book volumes are aggregated retroactively at this point for the allocation of a rank.

Inclusion in the Ranking List

All of the share classes listed on Prime Standard of the FWB® Frankfurt Stock Exchange are listed on the ranking list for the DAX Indices. A rank is given to the share classes that meet the basic criteria outlined above. Companies that are first listed on the FWB® Frankfurt Stock Exchange also have to be listed for a minimum of at least 30 trading days. Classes that do not meet the above criteria given are listed on the ranking list but do not receive a rank. Each ISIN under which shares in a company are traded is considered a separate class in this regard. If a company has several share classes, only the largest and most liquid share class is given a rank, as measured by a combined metric of market capitalization and order book volume. If the share classes are evaluated equally based on the metric created above, the most liquid share class is given a rank.

If subscription rights issued as part of a capital increase are of value on the date of creating the ranking list, the market capitalization shown on the ranking list will be determined in consideration of the capital increase. In this case, an acceptance ratio of 100% is assumed. If the share capital at the end of the subscription period differs from this, the market capitalization will be adjusted accordingly.

Exclusion from Ranking

If a foreign company does not meet the criteria requiring a main focus of trading volume on the FWB® Frankfurt Stock Exchange on the monthly ranking list, the company will not be ranked. A foreign company will only be ranked once it meets the criteria requiring a main focus of trading volume on the FWB® Frankfurt Stock Exchange.

To ensure that the composition of the DAX Indices reflects the market and/or economic reality which the DAX Indices aim to represent and to avoid, in certain unforeseeable circumstances, misrepresenting results, STOXX Ltd. reserves the right to exclude certain companies from being ranked on the ranking list. An appropriate reason for such an exclusion may be, for example, the fact that it is a foreign company with the holding’s headquarters in Germany but the focus of its business activity is abroad.

Adjustments to the Composition of the DAX Indices

The index composition of each DAX Index is reviewed quarterly based on the Fast Exit and Fast Entry rules. The index composition of the DAX® Index is reviewed every September based on the Regular Exit and Regular Entry rules. The index composition of the MDAX® Index is reviewed semi-annually based on the Regular Exit and Regular Entry rules.

The purpose of the review on the basis of the Fast Exit and Fast Entry rules is to account for significant changes in rankings. These changes may occur when companies no longer possess the required size (free-float market capitalization) or liquidity (order book volume), which may arise due to large issues (e.g., major changes in the free-float or a steep price drop) and should be taken into consideration promptly in the relevant DAX index.

The selection of companies in each DAX Index is based on the quantitative criteria of free-float market capitalization and order book volume. The currently valid ranking list always forms the basis for the application of the rules outlined below. The four rules are applied successively. The below examples explain how the four rules are applied to the DAX® Index.

1.	Fast Exit: a company is replaced if it has a lesser rank than the “candidate rank” in one of the two criteria of free-float market capitalization or order book volume (e.g., greater than 45 in the free-float market capitalization criterion or greater than 45 in the order book volume criterion in the DAX® Index ranks). It is replaced by the company with the highest free-float market capitalization that has the corresponding ranking positions for both criteria in the “alternate candidate rank” (e.g., smaller than or equal to 35 in the DAX® Index ranks). If there are no companies that meet these conditions, the successor is determined by relaxing the order book volume criterion twice gradually, each time by five ranks (e.g., 35/40 then 35/45 in the DAX® Index ranks). If there is still no company that meets the criteria, the company with a free-float market capitalization rank of equal to or less than a DAX® Index rank of 35 that has the highest turnover (in the preceding twelve months) is determined as the successor.

2.	Fast Entry: a company is included if it has the same or better rank than the “candidate rank” in both the free-float market capitalization and order book volume criteria (e.g., smaller than or equal to rank 25 for the free-float market capitalization criterion and smaller than or equal to rank 25 in the order book volume criterion in the DAX® Index ranks). The company with the lowest free-float market capitalization that is ranked worse than the “alternate candidate rank” in one of the criteria is excluded (e.g., greater than 35 in one of the two criteria in the DAX® Index ranks). If there are no companies that meet these criteria, the company with the lowest free-float market capitalization is removed.

3.	Regular Exit: a company will be replaced if it has a worse rank than the “candidate rank” in one of the two criteria of free-float market capitalization or order book volume (e.g., greater than 40 in the free-float market capitalization criterion or greater than 40 in the order book volume criterion in the DAX® Index ranks). It will be replaced by the company with the highest free-float market capitalization that has the corresponding ranking positions for both criteria in the “alternate candidate rank” (e.g., smaller than or equal to 35 in the DAX® Index ranks). Notwithstanding the previous provisions, if no successor can be determined, no change takes place.

4.	Regular Entry: a company will be included if it has the same or better rank than the “candidate rank” in both the free-float market capitalization and order book volume criteria (e.g., smaller than or equal to rank

30 for the free-float market capitalization criterion and smaller than or equal to rank 30 in the order book volume criterion in the DAX® Index ranks). The company with the lowest free-float market capitalization that is ranked worse than the “alternate candidate rank” in one of the criteria will be excluded (e.g., greater than 35 in one of the two criteria in the DAX® Index ranks). Notwithstanding the previous provisions, if no alternate candidate can be determined, no exchange takes place.

The chart below summarizes how the above rules are applied to the DAX® Index and the MDAX® Index, where:

FF MCap = free-float market capitalization

OB volume = order book volume

DAX®	Candidate rank FF MCap/OB volume	Alternate candidate rank FF MCap/OB volume	March	June	September	December
Fast Exit	45/45	35/35; 35/40; 35/45	X	X	X	X
Fast Entry	25/25	35/35	X	X	X	X
Regular Exit	40/40	35/35			X
Regular Entry	30/30	35/35			X
MDAX®	Candidate rank FF MCap/OB volume	Alternate candidate rank FF MCap/OB volume	March	June	September	December
Fast Exit	105/105	95/95; 95/100; 95/105	X	X	X	X
Fast Entry	85/85	95/95	X	X	X	X
Regular Exit	100/100	95/95	X		X
Regular Entry	90/90	95/95	X		X

In principle, the following applies to all four rules: If several companies fulfill the criteria, the best/ worst candidate in terms of free-float market capitalization is included/replaced. In exceptional cases, for example, takeovers announced at short notice or significant changes in the free-float, STOXX Ltd. may deviate from rules 1-4 mentioned above. Decisions regarding changes to the composition of a DAX Index are published after 10 p.m. CET on the third trading day in March, June, September and December.

Actions in Case of Shortfalls or Surpluses

It may be the case that there is a shortfall in a DAX Index during the index review. This may occur when a company no longer meets the basic criteria. An example would be a company publicly announcing the discontinuation of the Prime Standard listing. Remaining in that DAX Index is, therefore, no longer justified, however this will only take effect in the next regular review. In this case, the company would be removed during the regular review before the application of the four rules above. Consequently there would be a shortfall in that DAX Index.

If there is a shortfall during the regular review before the four rules of the DAX Indices are applied, a check is performed to see whether there is a relegation candidate from a superior index (e.g., a shortfall may occur in the MDAX® Index due to an exit from the DAX® Index, where the company is not added to the MDAX® Index but left without index membership, and the simultaneous promotion of an MDAX® Index company to the DAX® Index). In this case, a review using the Regular Exit rule for the respective DAX Index will be performed for the exit candidate, reviewing the eligibility for acceptance into the subordinate DAX Index.

a.	If the company meets the Regular Exit rule, the relegation candidate is directly accepted into the relevant DAX Index in which the shortfall occurred.

b.	If the Regular Exit rule is not met, the relegation candidate is not accepted directly into the relevant DAX Index with the shortfall.

c.	If there are no other relegation candidates and a shortfall continues to exist in the relevant DAX Index, this shortfall in the relevant DAX Index is treated as a Fast Exit. Consequently, the Fast Exit rule of the respective DAX Index with the shortfall is applied. In this case, the company which caused the shortfall is considered the Fast Exit candidate. A company that in turn could be accepted into the relevant DAX Index with the shortfall is found using the Fast Exit rule.

There is still a possibility for a surplus in the relevant DAX Index. This may occur when a company that so far had not been included in a DAX Index as it failed to meet the base criteria qualifies for the new index composition and replaces a company. An example of this would be if a company has only recently been listed. If two companies are exchanged and the example above or a similar situation applies, this may lead to a surplus in the subordinate DAX Index. If, for example, a recently listed company qualifies directly for the DAX® Index, the replaced company could be included into the MDAX® Index and cause a surplus there.

If a company changes from a DAX Index into a subordinate DAX Index without a security from the subordinated DAX Index being promoted at the same time, this may lead to a surplus of companies (e.g., a recently listed company is promoted to the DAX® Index following the regular review. At first the composition of the DAX® Index is finalized. As soon as the review of the DAX® Index is complete, the review of the exchanged candidate for acceptance into the MDAX® Index is carried out using the Regular Exit rule). In this case, a check using the Regular Exit rule for the respective DAX Index is performed for the exit candidate, reviewing the eligibility for acceptance into the subordinated DAX Index.

a.	If the company does not violate the Regular Exit rule, the relegation candidate is directly accepted into the subordinated DAX Index.

b.	If the Regular Exit rule is not met, the relegation candidate is not accepted directly into the subordinated DAX Index.

c.	If there are no other relegation candidates and there is still a surplus in the relevant DAX Index, this surplus is treated as a Fast Entry. Consequently, the Fast Entry rule of the respective DAX Index is applied. In this case, the company that caused the surplus is considered as the Fast Entry candidate. A company that, in turn, could be removed from the relevant DAX Index with the surplus is found using the Fast Entry rule.

Each DAX Index is restored to the fixed number of companies before the four rules for the relevant DAX Index are applied (Fast Exit, Fast Entry, Regular Exit and Regular Entry). The aim of this is to ensure that each DAX Index contains the designated number of companies before the review of the relevant DAX Index is performed.

Extraordinary Index Review

Notwithstanding the rules on ordinary adjustment, extraordinary changes to the composition must be made if the events described below take place. A successor is selected based on the currently applicable, i.e., most recently published ranking list and the rules for an ordinary adjustment. The changes in principle take place after the announcement with a notice period of two trading days.

Insolvency of Companies

Companies for which insolvency proceedings are rejected for lack of assets, or which are currently in liquidation, are immediately removed from the relevant DAX Index.

In contrast, companies that have filed an application for the opening of insolvency proceedings are only removed from the relevant DAX Index in the course of the next quarterly review of the index composition. This also holds true once the insolvency proceedings begin.

Breach of the Basic Criteria

Companies no longer meeting the basic criteria necessary in order to remain in a DAX Index (e.g., regarding the minimum free-float, a Scale segment, General or Prime Standard listing or continuous trading) are removed from the relevant DAX Index as STOXX Ltd. becomes aware of this. This is done based on the Fast Exit rule. STOXX Ltd. communicates this decision and replaces the relevant company, usually two full trading days after the announcement. In justified cases (e.g., in the event of the inclusion of the acquiring company in the relevant DAX

Index), the replacement can be delayed by up to ten trading days. Where non-compliance with these rules on a future date is already certain, the relevant company may be replaced as early as on the next chaining date.

Companies that no longer meet the additional requirements for foreign companies will not be immediately removed from the relevant DAX Index, but will be reviewed during the next quarterly review.

Conversion of Preferred Shares into Ordinary Shares

If the ordinary shares are already included in the relevant DAX Index, then no chaining is carried out. The number of shares remains unchanged until the next chaining date.

If preferred shares are already included in the relevant DAX Index, then the ordinary shares are included in that DAX Index, taking the place of the preferred shares. The number of ordinary shares and the free-float factor are adopted from the class of the preferred shares and are subject to adjustment only on the next regular chaining date. If the conversion occurs in the ratio 1:1, no further amendments will be carried out. In all other cases, the mathematical price difference will be balanced by the Ci factor described below.

Extraordinary Free-Float Adjustments

If the free-float factor of a company included in a DAX Index changes by more than 10 percentage points during the period between two regular chaining dates due to a corporate action (e.g., subscription right or changes in share capital), the free-float factor will be updated extraordinarily. STOXX Ltd. will announce the new free-float factor at least two trading days before the change becomes effective.

Free-float adjustments resulting from ongoing acquisitions (acquisitions as defined by the WpÜG) will be made extraordinarily in the relevant DAX Index after the initial announcement and the final announcement at the end of each offer period. DAX Indices changes will be announced two trading days before the change becomes effective. Shares held in fixed ownership will remain unchanged until further information, i.e., according to the WpHG or other official sources, is available.

The extraordinary adjustment in each case will be carried out as described above, with the only difference that the index composition will not be changed and only the free-float factor of the affected company will be updated.

Adjustments in the Case of Mergers and Acquisitions

Two possible scenarios may occur in this context:

•	If the absorbing or emerging company meets the basic criteria for inclusion in a DAX Index, then as soon as the free-float of the absorbed company falls below 10%, the company is removed from that DAX Index. The absorbed company is replaced by the absorbing or emerging company on the same date.

•	If the absorbing company is already included in a DAX Index or does not meet the basic criteria for inclusion in a DAX Index, then as soon as the free-float of the absorbed company falls below 10%, the company is removed from that DAX Index. On the same date, the absorbed company is replaced by a new company.

Conversion into Tendered Shares

During the period of a takeover bid or mandatory offer, the target company shares tendered for exchange shall be treated as follows:

Where the target company is a component of one of the DAX Indices and the acceptance rate as shown in the notification pursuant to §23 I WpÜG is greater than 50% (the “acceptance threshold”), then the shares in a target company included in a DAX Index shall be replaced by the shares tendered for conversion without chaining, if the following requirements are met:

•	It can be assumed on the basis of the information publicly available at the time the acceptance threshold is exceeded, that the shares into which the target company shares tendered for exchange would be converted in the event of a successful takeover, satisfy the criteria for obtaining a rank. In this respect, for the purposes of making the required predictive decision, it is irrelevant whether the bidder’s shares (into which the target company shares tendered for exchange could be converted in the event of a successful takeover) already exist prior to the conclusion of the takeover offer, still need to be created, or are already listed in Xetra®.

•	The company resulting from the takeover is not already included in a DAX Index.

The shares tendered for exchange and the other shares not tendered for exchange each form a separate class of shares. If the aforementioned conditions are met, then the number of shares and the free-float factor of the class to be replaced shall be adopted and modified only when the next regular chaining takes place.

If the takeover bid or mandatory offer fails, then the shares tendered for exchange shall be removed from the relevant DAX index without chaining and replaced by the shares that were previously included in that DAX Index.

Calculation of the DAX Indices

The DAX Indices are weighted by market capitalization; however, only freely available and tradable shares (“free-float”) are taken into account. The DAX Indices are performance (i.e., total return) indices, which reinvests all income from dividend and bonus payments in the applicable DAX Index portfolio.

The DAX Indices Formula

The DAX Indices are conceived according to the Laspeyres formula set out below:

Indext	=	KT ×	∑pit × ffiT × qiT × cit	× Base
∑pi0 × qi0

whereby:

cit	=	Adjustment factor of company i at time t
ffiT	=	Free-float factor of share class i at time T
n	=	Number of shares in the applicable DAX Index
pi0	=	Closing price of share i on the trading day before the first inclusion in the applicable DAX Index
piT	=	Price of share i at time t
qi0	=	Number of shares of company i on the trading day before the first inclusion in the applicable DAX Index
qiT	=	Number of shares of company i at time T
t	=	Calculation time of the applicable DAX Index
KT	=	Applicable DAX Index chaining factor valid as of chaining date T
T	=	Date of the last chaining

The formula set out below is equivalent in analytic terms, but designed to achieve relative weighting:

The index calculation can be reproduced in simplified terms by using the expression Fi:

multiply the current price by the respective Fi weighting factor;

take the sum of these products; and

divide this by the base value (A) which remains constant until a modification in the applicable DAX Index composition occurs.

The Fi factors provide information on the number of shares required from each company to track the underlying DAX Index portfolio.

Calculation Frequency

Index calculation is performed on every trading day of FWB® Frankfurt Stock Exchange, using prices traded on Deutsche Börse’s electronic trading systems Xetra® or Börse Frankfurt, whereby the last determined prices are used. The DAX Indices are calculated continuously during the day. The calculation of the DAX® Index starts as soon as prices for all companies currently in the index are available (but no later than 9:06 a.m.). If no opening prices for individual companies are available, the respective closing prices of the previous day are used instead to calculate the DAX Indices.

In the event of a suspension during trading hours, the last price determined before such a suspension is used for all subsequent computations. If such suspension occurs before the start of trading, the closing price of the previous day is used instead. The closing index level is calculated using the respective closing prices (or last prices) established on Xetra® or Börse Frankfurt.

Adjustments

The DAX Indices are adjusted for exogenous influences (e.g., price-relevant capital changes) by means of certain correction factors, assuming a reinvestment according to the “opération blanche.” If the absolute amount of the accumulated distributions (dividends, bonus and special distributions, spin-offs or subscription rights on other share classes) between two regular chaining dates accounts for more than 10% of the market capitalization of the distributing company on the day before the first distribution, the part of the distribution exceeding the 10% will not be reinvested in a single stock but in the overall index portfolio by means of unscheduled chaining.

License Agreement with STOXX Ltd.

The DAX Indices are a registered trademark of Qontigo Index GmbH. The securities are neither sponsored nor promoted, distributed or in any other manner supported by STOXX Ltd. (the “licensor”). Neither the publication of the DAX Indices by the licensor nor the granting of a license regarding the DAX Indices as well as the DAX® and MDAX® trademarks for the utilization in connection with the securities or other securities or financial products that are derived from the DAX Indices, represents a recommendation by the licensor for a capital investment or contains in any manner a warranty or opinion by the licensor with respect to the attractiveness on an investment in the securities.

The FTSE Russell Indices

The FTSE® 100 Index, the FTSE® China 50 Index, the Russell 2000® Index and the Russell 3000® Index (each, a “FTSE Russell Index” and together, the “FTSE Russell Indices”) are calculated, maintained and published by FTSE Russell.

The FTSE® 100 Index

The FTSE® 100 Index measures the composite price performance of the 100 largest companies (determined on the basis of market capitalization) traded on the London Stock Exchange (the “LSE”). Publication of the FTSE® 100 Index began in January 1984. The FTSE® 100 Index is reported by Bloomberg L.P. under the ticker symbol “UKX.”

Composition of the FTSE® 100 Index

The 100 stocks included in the FTSE® 100 Index (the “FTSE Underlying Stocks”) were selected from a reference group of stocks trading on the LSE that were selected by excluding certain stocks that have low liquidity, public float accuracy, and reliability of prices, or size or have limited voting rights by unrestricted shareholders or foreign ownership restrictions. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. Where there are multiple lines of listed equity capital in a company, all are included and priced separately, provided that the secondary line’s full market capitalization (i.e. before the application of any investability weightings) is greater than 25% of the full market capitalization of the company’s principal line and the secondary line satisfies the eligibility rules and screens in its own right in all respects.

Companies are required to have greater than 5% of the company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders in order to be eligible for index inclusion. Companies already included in the FTSE® 100 Index have a five-year grandfathering period to comply or they will be removed from the FTSE® 100 Index in September 2022.

The FTSE® 100 Index is overseen and reviewed quarterly in March, June, September and December by the FTSE Russell Europe, Middle East & Africa Regional Equity Advisory Committee (the “Index Steering Committee”) in order to maintain continuity in the level. The Index Steering Committee undertakes the reviews of the FTSE® 100 Index and ensures that constituent changes and index calculations are made in accordance with the ground rules of the FTSE® 100 Index. Each review is based on data from the close of business on the Tuesday before the first Friday of the review month. Any constituent changes are implemented after the close of business on the third Friday of the review month (i.e. effective Monday), following the expiry of the ICE Futures Europe futures and options contracts.

The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules that provide generally for the removal and replacement of a stock from the FTSE® 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSE® 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization. A constant number of constituents will be maintained for the FTSE® 100 Index. Where a greater number of companies qualify to be inserted in the index than those qualifying to be deleted, the lowest ranking constituents presently included in the index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.

Companies that are large enough to be constituents of the FTSE® 100 Index but do not pass the liquidity test are excluded. They will remain ineligible until the next annual review in June when they will be re-tested against all eligibility screens.

Calculation of the FTSE® 100 Index

The FTSE® 100 Index is an arithmetic weighted index where the weights are the market capitalization of each company. The index is calculated by summing the free float adjusted market values (or capitalizations) of all companies within the index divided by the divisor. On the base date, the divisor is calculated as the sum of the market capitalizations of the index constituents divided by the initial index value of 1,000. The divisor is subsequently adjusted for any capital changes in the index constituents. In order to prevent discontinuities in the index in the event of a corporate action or change in constituents, it is necessary to make an adjustment to the prices used to calculate the index to ensure that the change in index between two consecutive dates reflects only market movements rather than including change due to the impact of corporate actions or constituent changes. This ensures that the index values remain comparable over time and that changes in the index level properly reflect the change in value of a portfolio of index constituents with weights the same as in the index.

Corporate Events Affecting the FTSE® 100 Index

FTSE Russell applies corporate actions to the FTSE® 100 Index on a daily basis.  FTSE Russell applies the following methodology guidelines, among others, when adjusting the FTSE® 100 Index in response to corporate actions:

•	Statement of Principles and Adjustments for Specific Corporate Events. FTSE Russell has stated as general principles that the treatment of corporate events (a) should reflect how such events are likely to be dealt with in investment portfolios to maintain the portfolio structure in line with the target set out in the index objective and index methodology and (b) should normally be designed to minimize the trading activity required by investors to match the index performance. No assurance can be provided that corporate actions and events will be treated by FTSE Russell in a manner consistent with its statement of general principles.

In addition, FTSE Russell has established guidance for the treatment of corporation actions and events, including, but not limited to, dividends, capital repayments, companies converting to a REIT structure, share buybacks, rights issues, mergers, acquisitions, tender offers, split-offs, spin-offs, bankruptcies, insolvencies, liquidations and trading suspensions.  However, because of the complexities involved in some cases, those guidelines are not definitive rules that will determine FTSE Russell’s actions in all circumstances.  FTSE Russell reserves the right to determine the most appropriate method of implementation for any corporate event which is not covered by those guidelines or which is of a complex nature.

•	Changes to Shares Outstanding and Free Float. The FTSE® 100 Index will be reviewed quarterly for updates to shares outstanding and to free floats used within the calculation of the FTSE® 100 Index. In March, September, and December, shares outstanding and free float will be updated to reflect changes greater than 1% for cumulative shares in issue changes and changes greater than 3% (or 1%, for constituents with a free float of 15% or below) for cumulative free float changes. In June, the shares and free float updates will be implemented regardless of size. Shares and free float updates can be triggered in some cases by certain events, such as some primary or secondary offerings.

License Agreement with FTSE

We have entered into an agreement with FTSE providing us and certain of our affiliates or subsidiaries with a non-exclusive license and, for a fee, with the right to use the FTSE 100 Index, which is owned and published by the FTSE, in connection with certain securities, including the securities.

All rights to the FTSE 100 Index are owned by the FTSE, the publisher of the FTSE 100 Index. None of the LSE, the Financial Times and FTSE has any relationship to Credit Suisse or the securities. None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the securities, or has any obligation or liability in connection with the administration, marketing or trading of the securities.

The securities are not in any way sponsored, endorsed, sold or promoted by FTSE or by the LSE or by the FT and none of FTSE, the LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index and/or the figure at which the FTSE 100 Index stands at any particular time on any particular day or otherwise. The FTSE 100 Index is compiled and calculated solely by FTSE. However, none of FTSE, the LSE or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE 100 Index and none of FTSE, the LSE or FT shall be under any obligation to advise any person of any error therein.

“FTSE™” and “Footsie™” are trademarks of LSE and FT and are used by FTSE under license.

The FTSE® China 50 Index

The FTSE® China 50 Index (the “China 50 Index”) is composed of 50 of the largest and most liquid Chinese stocks listed and trading on the Hong Kong Stock Exchange (the “HKSE”) and is designed to represent the performance of the mainland Chinese market that is available to international investors. Originally launched in 2001 as the FTSE® China 25 Index, the China 50 Index was expanded effective on September 22, 2014 to 50 stocks and renamed the FTSE® China 50 Index. The China 50 Index (in Hong Kong dollars) is reported by Bloomberg L.P. under the ticker symbol “XIN0I.”

Composition of the China 50 Index

The China 50 Index is currently based on 50 of the largest and most liquid Chinese stocks (called “H” shares, “Red Chip” shares and “P Chip” shares), listed and trading on the HKSE. “H” shares are securities of companies incorporated in the People’s Republic of China and listed on the HKSE. “Red Chip” shares are securities of companies incorporated outside of the People’s Republic of China that are substantially owned, directly or indirectly, by mainland China state entities with the majority of their revenue or assets derived from mainland China and traded on HKSE. “P Chip” shares are securities of companies incorporated outside of the People’s Republic of China that trade on the HKSE, but that are controlled by mainland China individuals, with the establishment and origin of the company in mainland China and with a majority of its revenue or assets derived from mainland China.

Standards for Listing and Maintenance for the China 50 Index

Currently, only H shares, Red Chip and P Chip shares are eligible for inclusion in the China 50 Index. All classes of equity in issue are eligible for inclusion in the China 50 Index, subject to certain restrictions; however, each constituent must also be a constituent of the FTSE® All-World Index. The FTSE® All-World Index is a market-capitalization weighted index designed to represent the performance of the large- and mid-capitalization stocks from the FTSE® Global Equity Index Series and covers approximately 90% to 95% of the world’s investable market capitalization. Companies whose business is that of holding equity and other investments (e.g., investment trusts) are not eligible for inclusion. Convertible preference shares and loan stocks are excluded until converted.

Securities must be sufficiently liquid to be traded; therefore, the following criteria, among others, are used to ensure that illiquid securities are excluded:

•	Price. There must be an accurate and reliable price for the purposes of determining the market value of a company.

•	Liquidity. Each security is tested for liquidity on a semi-annual basis in March and September by calculation of its monthly median of daily trading volume as part of the FTSE® All-World Index review. When calculating the median of daily trading volume of any security for a particular month, a minimum of 5 trading days in that month must exist, otherwise the month will be excluded from the test.

For each month, the daily trading volume for each security is calculated as a percentage of the shares in issue for that day adjusted by the free float at the review cutoff date. These daily values are then ranked in descending order and the median is taken by selecting the value for the middle ranking day if there is an odd number of days and the mean of the middle two if there is an even number of days.

Daily totals with zero trades are included in the ranking; therefore, a security that fails to trade for more than half of the days in a month will have a zero median trading volume for that month. Any period of suspension will not be included in the test.

The liquidity test will be applied on a pro-rata basis where the testing period is less than 12 months:

(a) A non-constituent which does not turnover at least 0.05% of their shares in issue (after the application of any free float weightings) based on their median daily trading volume per month in ten of the twelve months prior to a full market review, will not be eligible for inclusion in the China 50 Index.

(b) An existing constituent which does not turnover at least 0.04% of its shares in issue (after the application of any free float weightings) based on its median daily trading volume per month for at least eight of the twelve months prior to a full market review will be removed from the China 50 Index.

(c) New issues which do not have a twelve month trading record must have a minimum three month trading record when reviewed. They must turnover at least 0.05% of their free float adjusted shares based on their median daily trading volume each month, on a pro-rata basis since listing. When testing liquidity, the free float weight as at the last date in the testing period will be used for the calculation for the whole of that period. This rule will not apply to new issues added under fast entry inclusion as part of the FTSE® All-World Index review.

At the sole discretion of FTSE Russell, the above percentage figures may be adjusted by up to 0.01% at the March and September reviews so that, in FTSE Russell’s opinion, the China 50 Index better reflects the liquid investable market of the region. This discretion may only be exercised across the whole market and may not be applied to individual securities.

At the March and September reviews of the FTSE® All-World Index, newly listed companies will have their liquidity assessed on a pro-rata basis.

•	New Issues. New issues, which do not qualify as early entrants, will become eligible for inclusion at the March and September reviews of the FTSE® All-World Index providing they have, since the commencement of official non-conditional trading, a minimum of at least three trading months prior to the date of that review and turnover at least 0.05% of their free float adjusted shares in issue based on their median daily trading volume each month, on a pro rata basis since their listing.

The inclusion of early entries will not require a minimum trading record.

To assist in the oversight of the China 50 Index, FTSE Russell has established the FTSE Russell Asia Pacific Regional Equity Advisory Committee. The responsibilities of the committee are to:

•	discuss proposed changes to the ground rules of the China 50 Index and other indices for subsequent discussion by the FTSE Russell Governance Board;

•	provide guidance on the development and construction of new equity indices for the Asia Pacific region;

•	comment on the index reviews for the China 50 Index and other indices; and

•	periodically review the ground rules for the China 50 Index and other indices at the frequency set out in those rules.

Calculation of the China 50 Index

The China 50 Index is calculated using the free float index calculation methodology of FTSE Russell. The China 50 Index is calculated using the following formula:

where:

“N” is the number of securities in the China 50 Index;

“pi” is the latest trade price of the component security “i” (or the price at the close of the China 50 Index on the previous day);

“ei” is the exchange rate required to convert the security’s currency into the China 50 Index’s base currency;

“si” is the number of shares in issue used by FTSE Russell for the security;

“fi” is the investability weighting factor published by FTSE Russell, to be applied to such security to allow amendments to its weighting, expressed as a number between 0 and 1, where 1 represents a 100% free float;

“ci” is the capping factor published by FTSE Russell to be applied to a security to correctly weight that security in the China 50 Index; and

“d” is the divisor, a figure that represents the total issued share capital of the China 50 Index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities to be made without distorting the China 50 Index.

The capping factor serves to limit the weight of any individual company to no more than 9% of the China 50 Index and to limit the aggregate weight of all companies that have a weight greater than 4.5% to no more than 38% of the China 50 Index.

The China 50 Index uses actual trade prices for securities with local stock exchange quotations.

Free float restrictions are calculated using available published information. Companies with a free float of 5% or below are excluded from the China 50 Index. In June, a constituent’s free float will be updated regardless of size. No buffers are applied. Quarterly updates to free float will be applied after the close of business on the third Friday of March, June, September and December. The data cut-off for these quarterly changes will be the close of business on the third Wednesday of the month prior to the review month. Free float changes resulting from corporate events will not be subject to the buffers as detailed above and will be implemented in line with the event.

The China 50 Index will be periodically reviewed for changes in free float. These reviews will coincide with the quarterly reviews China 50 Index. Implementation of any changes will happen at close of trading on the third Friday in March, June, September and December.

A constituent’s free float will also be reviewed and adjusted if necessary:

•	by identifying information which necessitates a change in free float weighting;

•	following a corporate event; or

•	expiry of a lock-in clause.

If a corporate event includes a corporate action which affects the China 50 Index, any change in free float will be implemented at the same time as the corporate action.

Foreign ownership limits, if any, will be applied after calculating the actual free float restriction. FTSE Russell’s methodology takes account of the restrictions placed on the equity holdings of foreigners in a company where these have been imposed by governments or regulatory authorities, for example on strategically sensitive industrial sectors such as defense and telecommunications, or where they have been explicitly set out in a company’s constitution. Where the presence of foreign ownership restrictions creates a limit on foreign ownership that is more restrictive than the calculated free float for a company, the precise foreign ownership limit is used in place of the free float for the purposes of calculating the company’s investability weight. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the above.

Where a company’s shares are issued partly, or nil, paid and the call dates are already determined and known, the market price will, for the purposes of calculating its market capitalization, be adjusted so as to include all such calls (i.e., the fully paid price).

Periodic Review of Constituents of the China 50 Index

The quarterly review of the China 50 Index constituents takes place in March, June, September and December. The constituents will be reviewed using data from the close of business on the Monday following the third Friday in February, May, August and November. Where there is a market holiday in either China or Hong Kong on the Monday following the third Friday, the close of business on the last trading day prior to the Monday after the third Friday, where both markets are open, will be used. Any constituent changes will be implemented after the close of business on the third Friday of March, June, September and December.

At the quarterly review, the constituents of the China 50 Index are capped using prices adjusted for corporate actions as at the close of business on the second Friday in March, June, September and December. The capping is implemented after close of business on the third Friday in March, June, September and December based on the constituents, shares in issue and free float on the next trading day following the third Friday of the review month.

Quarterly changes are published after the close of business on the Wednesday before the first Friday of March, June, September and December to give users of the China 50 Index sufficient notification of the changes before their implementation.

At review, all constituents of the China 50 Index must be existing or pending constituents to the FTSE® All-World Index, i.e., the review will take into consideration any constituent changes to the FTSE® All-World Index as announced by FTSE Russell and will therefore be conducted before the implementation date of these changes.

A company will be inserted into the China 50 Index at the periodic review if it rises to 40th position or above when the eligible companies are ranked by full market capitalization (before the application of any investability weightings).

A company in the China 50 Index will be deleted at the periodic review if it falls to 61st position or below when the eligible companies are ranked by full market value (before the application of any investability weightings).

A constant number of constituents will be maintained for the China 50 Index. Where a greater number of companies qualify to be inserted in the China 50 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the China 50 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the China 50 Index will be inserted to match the number of companies being deleted at the periodic review.

The constituents of the China 50 Index are normally capped only at the time of the quarterly review or at the time of a fast entry inclusion as part of the FTSE® All-World Index review. Following capping, the weight of each constituent in the China 50 Index moves freely in line with price movements.

FTSE Russell is responsible for publishing the five highest ranking non-constituents of the China 50 Index following each quarterly review (the “Reserve List”). This Reserve List will be used in the event that one or more constituents is deleted from the China 50 Index during the period up to the next quarterly review of the China 50 Index. Companies on the Reserve List will be constituents of the FTSE® All-World Index.

Where a company is removed from the China 50 Index after the changes to the China 50 Index have been announced but before the periodic changes have been implemented, the highest ranking company by full market capitalization from the new Reserve List (excluding current China 50 Index constituents) will replace the deleted company.

License Agreement with FTSE Index Limited

The securities are not in any way sponsored, endorsed, sold or promoted by FXI, FTSE Russell or Xinhua or by the LSE or by FT and neither FXI, FTSE Russell, Xinhua nor the LSE nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE China 50 Index and/or the figure at which the FTSE China 50 Index stands at any particular time on any particular day or otherwise. The FTSE China 50 Index is compiled and calculated by or on behalf of FXI. However, neither FXI or FTSE Russell or Xinhua or the LSE or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE China 50 Index and neither FXI, FTSE Russell, Xinhua or the LSE or FT shall be under any obligation to advise any person of any error therein.

The FTSE China 50 Index is calculated by or on behalf of FXI. FXI does not sponsor, endorse or promote the securities.

All copyright in the FTSE China 50 Index values and constituent list vest in FXI. Credit Suisse has obtained full license from FXI to use such copyright in connection with the securities.

“FTSE™” is a trademark jointly owned by LSE and FT. “FTSE” is a trademark of FTSE Russell. “Xinhua” is a service mark and trademark of Xinhua Financial Network Limited. All marks are licensed for use by FXI.

The Russell Indices

The Russell 2000® Index and the Russell 3000® Index are each, a “Russell Index” and together, the “Russell Indices.”

The Russell 2000® Index

The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges (with respect to the Russell 2000® Index, the “Component Stocks”) and is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 of the companies that form the Russell 3000E™ Index, which is composed of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 99% of the U.S. equity market. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

The Russell 3000® Index

The Russell 3000® Index measures the capitalization-weighted price performance of 3,000 U.S. large-capitalization stocks listed on eligible U.S. exchanges (with respect to the Russell 3000® Index, the “Component Stocks”) and is designed to represent the broad U.S. equity market. The companies included in the Russell 3000® Index are the 3,000 largest U.S. companies that form the Russell 3000E™ Index, which is composed of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 99% of the U.S. equity market. The Russell 3000E™ Index is not the same as the Russell 3000® Index, which is a subset of the Russell 3000E™ Index. The Russell 3000® Index is reported by Bloomberg L.P. under the ticker symbol “RAY.”

Selection of Stocks Underlying the Russell Indices

The Russell Indices are sub-indices of the Russell 3000E™ Index. To be eligible for inclusion in the Russell 3000E™ Index and, consequently, a Russell Index, a company must meet the following criteria as of the rank day in May (except that initial public offerings (“IPOs”) are considered for inclusion on a quarterly basis):

•	U.S. Equity Market. The company must be determined to be part of the U.S. equity market, meaning that its home country is the United States. If a company incorporates in, has a stated headquarters location in, and also trades in the same country (ADRs and ADSs are not eligible), the company is assigned to its country of incorporation.

If any of the three criteria do not match, FTSE Russell then defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters and country of the most liquid exchange as defined by two-year average daily dollar trading volume from all exchanges within a country. After the HCIs are defined, the next step in the country assignment involves an analysis of assets by location. FTSE Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of assets matches any of the HCIs, then the company is assigned to its primary asset location.

If there is not enough information to determine a company’s primary location of assets, FTSE Russell uses the primary location of the company’s revenue for the same cross-comparison and assigns the company to the appropriate country in a similar fashion. FTSE Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover.

If conclusive country details cannot be derived from assets or revenue, FTSE Russell assigns the company to the country in which its headquarters are located unless the country is a Benefit Driven Incorporation (“BDI”) country. If the country in which its headquarters are located is a BDI country, the company is assigned to the country of its most liquid stock exchange. The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands.

•	U.S. Eligible Exchange. The following exchanges and markets are deemed to be eligible U.S. exchanges: the Chicago Board Options Exchange, the New York Stock Exchange, NYSE American, The Nasdaq Stock Market and NYSE Arca. Stocks that are not traded on an eligible U.S. exchange (Bulletin Board, Pink

Sheet and over-the-counter securities, including securities for which prices are displayed on the FINRA Alternative Display Facility) are not eligible for inclusion.

•	Minimum Closing Price. A stock must have a close price at or above $1.00 (on its primary exchange), subject to exceptions to reduce turnover.

•	Minimum Total Market Capitalization. Companies with a total market capitalization less than $30 million are not eligible for inclusion.

•	Minimum Free Float. Companies with less than an absolute 5% of shares available in the marketplace are not eligible for inclusion.

•	Company Structure. Companies structured in the following ways are not eligible for inclusion: royalty trusts, U.S. limited liability companies, closed-end investment companies, business development companies (and other companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC), blank-check companies, special-purpose acquisition companies (SPACs), limited partnerships, exchange-traded funds and mutual funds.

•	UBTI. Real estate investment trusts and publicly traded partnerships that generate or have historically generated unrelated business taxable income (“UBTI”) and have not taken steps to block UBTI to equity holders are not eligible for inclusion. Information used to confirm UBTI impact includes the following publicly available sources: 10-K, SEC Form S-3, K-1, company annual report, dividend notices or company website.

•	Security Types. The following types of securities are not eligible for inclusion: preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, installment receipts and trust receipts.

•	Minimum Voting Rights. As of August 2017, more than 5% of a company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) must be in the hands of unrestricted shareholders. Existing constituents have a 5 year grandfathering period to comply or they will be removed from each applicable Russell Index in September 2022.

•	Multiple Share Classes. If an eligible company trades under multiple share classes, each share class is reviewed independently for eligibility for inclusion. Share classes in addition to the primary share class must meet the following minimum size, liquidity and float requirements to be eligible: (i) total market capitalization must be larger than $30 million; (ii) average daily dollar trading value must exceed that of the global median; and (iii) more than 5% of shares must be available in the marketplace.

Securities of eligible companies are included in Russell Indices based on total market capitalization. Total market capitalization is determined by multiplying total outstanding shares by the market price (generally, the last price traded on the primary exchange of the share class with the highest two-year trading volume, subject to exceptions) as of the rank day in May (except that IPOs are considered for inclusion on a quarterly basis). Common stock, non-restricted exchangeable shares and partnership units/membership interests (but not operating partnership units of umbrella partnership real estate investment trusts) are used to calculate a company’s total market capitalization. If multiple share classes of common stock exist, they are combined to determine total shares outstanding; however, in cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. For merger and spin-off transactions that are effective between rank day in May and the Friday prior to annual reconstitution in June, the market capitalizations of the impacted securities are recalculated and membership is reevaluated as of the effective date of the corporate action.

The 4,000 securities with the greater total market capitalization become members of the Russell 3000E™ Index. All remaining Russell Indices are a subset of the Russell 3000E™ Index. Market capitalization breakpoints for the Russell Indices are determined by the breaks between the rankings of companies (based on descending total market capitalization). Market capitalization breakpoints for the Russell 3000® Index are determined by the break between the companies ranked #1 through #3,000. Market capitalization breakpoints for the Russell 2000® Index are determined by the break between the companies ranked #1,001 through #3,000. New members are assigned on the basis of the breakpoints, and existing members are reviewed to determine if they fall within a cumulative 5% market cap range around these new market capitalization breakpoints. If an existing member’s market cap falls within this cumulative 5% of the market capitalization breakpoint, it will remain in its current index rather than be moved to a different Russell Index.

After membership is determined, a security’s shares are adjusted to include only those shares available to the public (“free float”). The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks in the Russell Indices are weighted by their available (also called float-adjusted) market capitalization. The following types of shares are removed from total market capitalization to arrive at free float or available market capitalization, based on information recorded in SEC corporate filings: officers’ and directors’ holdings, private holdings exceeding 10% of shares outstanding, institutional holdings exceeding 30% of shares outstanding, shares held by publicly listed companies, shares held by an Employee Stock Ownership Plan or a Leveraged Employee Stock Ownership Plan; shares locked up during an IPO; direct government holdings; and indirect government holdings exceeding 10% of shares outstanding.

Reconstitution occurs on the last Friday in June. However, at times this date is too proximal to exchange closures and abbreviated exchange trading schedules when market liquidity is exceptionally low. In order to ensure proper liquidity in the markets, when the last Friday in June falls on the 29th or 30th, reconstitution will occur on the preceding Friday. A full calendar for reconstitution is made available each spring.

Corporate Actions and Events Affecting the Russell Indices

FTSE Russell applies corporate actions to the Russell Indices on a daily basis. FTSE Russell applies the following methodology guidelines, among others, when adjusting the applicable Russell Index in response to corporate actions:

•	“No Replacement” Rule. Securities that leave the relevant Russell Index for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the relevant Russell Index over a year will fluctuate according to corporate activity.

•	Statement of Principles and Adjustments for Specific Corporate Events. FTSE Russell has stated as general principles that the treatment of corporate events (a) should reflect how such events are likely to be dealt with in investment portfolios to maintain the portfolio structure in line with the target set out in the index objective and index methodology and (b) should normally be designed to minimize the trading activity required by investors to match the index performance. No assurance can be provided that corporate actions and events will be treated by FTSE Russell in a manner consistent with its statement of general principles.

In addition, FTSE Russell has established guidance for the treatment of corporate actions and events, including, but not limited to, dividends, capital repayments, companies converting to a REIT structure, share buybacks, rights issues, mergers, acquisitions, tender offers, split-offs, spin-offs, bankruptcies, insolvencies, liquidations and trading suspensions. However, because of the complexities involved in some cases, those guidelines are not definitive rules that will determine FTSE Russell’s actions in all circumstances. FTSE Russell reserves the right to determine the most appropriate method of implementation for any corporate event which is not covered by those guidelines or which is of a complex nature.

•	Changes to Shares Outstanding and Free Float. Each Russell Index will be reviewed quarterly for updates to shares outstanding and to free floats used within the calculation of each Russell Index. In March, September and December, shares outstanding and free float will be updated to reflect changes greater than 1% for cumulative shares in issue changes and changes greater than 3% (or 1%, for constituents with a free float of 15% or below) for cumulative free float changes. In June the shares and free float updates will be implemented regardless of size. Shares and free float updates can be triggered in some cases by certain events, such as some primary or secondary offerings.

License Agreement with Russell

We and Russell have entered into a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the Russell Indices in connection with the securities. The license agreement between Russell and us provides that language substantially the same as the following language must be stated in this underlying supplement. The Russell Indices are the intellectual property of Russell (the “Sponsor”). The Sponsor reserves all rights including copyright, to the Russell Indices.

The securities are not sponsored, endorsed, sold or promoted by Russell. Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in these securities particularly or the ability of the Russell Indices to track general stock market performance or a segment of the same. Russell’s publication of the Russell Indices in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell Indices are based. Russell’s only relationship to Credit Suisse is the licensing of certain trademarks and trade names of Russell and of the Russell Indices which are determined, composed and calculated by Russell without regard to Credit Suisse or the securities. Russell is not responsible for and has not reviewed the securities, nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell Indices. Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY THE RUSSELL INDICES TO INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Hang Seng Indices

Each of the Hang Seng® Index and the Hang Seng China Enterprises Index (together, the “Hang Seng Indices”) is calculated, maintained and published by Hang Seng Indexes Company Limited (“HSIL”), a wholly owned subsidiary of Hang Seng Bank.

The Hang Seng® Index

The Hang Seng® Index is a free float-adjusted, market capitalization-weighted index designed to be an indicator of the performance of the Hong Kong stock market. The Hang Seng® Index was first calculated and published on November 24, 1969 and has a base date of July 31, 1964 and a base level of 100. The Hang Seng® Index is reported by Bloomberg L.P. under the ticker symbol “HSI.”

Hang Seng® Index Constituent Selection

Only companies and real estate investment trusts with their primary listing on the Main Board of the Stock Exchange of Hong Kong Ltd. (the “HKEX”) are eligible as constituents of the Hang Seng® Index. Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng® Index only if the company has no unlisted share capital.

To be eligible for selection in the Hang Seng® Index, a company: (1) must be among those that constitute the top 90% of the total market capitalization of all eligible shares listed on the HKEX (market capitalization is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the HKEX (turnover is aggregated and individually assessed for eight quarterly sub-periods over the past 24 months); and (3) should normally have a listing history of at least 24 months on the HKEX, though companies with an average market capitalization in the top 25 may qualify with a shorter listing history (as short as three months). Companies that are the subject of a Hong Kong Securities and Futures Commission High Shareholding Concentration notice will not be eligible for inclusion in the Hang Seng® Index. From the candidates, final selections are based on the following: (1) the market capitalization and turnover rankings of the companies, (2) the representation of the sub-sectors within the Hang Seng® Index directly reflecting that of the market and (3) the financial performance of the companies. The number of constituents is fixed at 50.

Should a company that is scheduled to be added as a constituent but the Securities and Futures Commission subsequently issued a high shareholding concentration notice on the company before the scheduled addition date, it generally will not be added to the Hang Seng® Index. The companies that are included in the Securities and Futures Commission “High Shareholding Concentration Announcements” can be reconsidered for regaining their eligibility for constituency in the Hang Seng® Index if the company issues a voluntary announcement entitled “Resolving of High Shareholding Concentration” to state that the high shareholding concentration issue has been resolved, with proper disclosure on the actions taken and the updated shareholding status. The company will be eligible for reconsideration to regain their constituency in the next index review following an observation period of 12 months after the voluntary disclosure.

The Hang Seng® Index is reviewed quarterly. The decision whether to remove a suspended constituent from the Hang Seng® Index and replace it with an appropriate candidate is determined in the regular index review. Should a suspended constituent be removed from the Hang Seng® Index, its last traded price may be adjusted down to the system lowest price, i.e., $0.0001 in the security’s price currency, or an official residual price (if available) for index calculation on the trading day preceding the effective date of the constituent changes.

The Hang Seng China Enterprises Index

The Hang Seng China Enterprises Index (“HSCEI”) is a free float-adjusted, market capitalization-weighted index designed to be an indicator of the Mainland securities listed in Hong Kong. The HSCEI was first calculated and published on August 8, 1994 and has a base date of January 3, 2000 and a base level of 2000. The HSCEI is reported by Bloomberg L.P. under the ticker symbol “HSCEI.”

HSCEI Composition

Only Mainland securities with a primary listing on the Main Board of the HKEX are eligible to be included in the HSCEI. Stocks that are secondary listings, investment companies, preference shares, debt securities, mutual funds and other derivatives are excluded.

To be eligible for selection in the HSCEI, a stock: (1) should be listed for at least one month, starting from the listing date to the review cut-off date (both dates inclusive); and (2) must satisfy the turnover requirements. To be added to the HSCEI, a stock must have a turnover velocity of at least 0.1% for at least 10 out of the past 12 months and for each of the most recent three months. Turnover velocity is calculated by dividing the median of the daily traded shares during a specific calendar month by the free float-adjusted issued shares at the end of that month. Stocks that are already included in the HSCEI must have a turnover velocity of at least 0.1% for at least 10 out of the past 12 months. If a constituent fails to meet the turnover requirement as mentioned above, a supplementary turnover test will be applied for those months in which velocity is less than 0.1%:

•	calculate the monthly aggregate turnover of the constituent; and

•	if the monthly aggregate turnover is among the top 90th percentile of the total market, the constituent passes the monthly turnover test for that month.

The constituent will be regarded as meeting the turnover requirement if the turnover requirement is fulfilled after applying the supplementary turnover test above. Total market includes securities in the universe of eligible securities of the HSCEI.

For a stock with a trading history of less than 12 months or a stock that has transferred from Growth Enterprise Market (“GEM”) to the Main Board in the past 12 months before the data review cut-off date, the following requirements replace those above.

Trading Record	Measurements
< 6 months	1) attain a minimum velocity of 0.1% for all trading months
≥ 6 months

1) cannot have more than one month in which stock has failed to attain a velocity of at least 0.1%; and

2) for the latest three months, stock needs to have attained 0.1% for all trading months if it is not an existing constituent.

Stocks transferred from GEM to the Main Board will be treated as new issues. For existing constituents, the supplementary turnover test as described above also applies.

For a stock which has been suspended for any complete month(s) during the past 12 months before the review cut-off date, the relevant month(s) will be excluded from the velocity calculation. The stock should meet the requirements as described above.

Additional Eligibility Criteria for Red-chips and P-chips (for Non-Existing Constituents Only)

Listing History Requirements. A company with a combined market capitalization ranking (as described under “— HSCEI Constituent Selection” below) below 20 should have been listed for at least three years, starting from the listing date to the review cut-off date (both dates inclusive). A company with a combined market capitalization ranking in the top 10 or top 11-20 among mainland companies should have been listed for at least one year or two years, respectively, starting from the listing date to the review cut-off date (both dates inclusive).

Price Volatility Requirements. The past one-month, three-month and 12-month historical price volatility (i.e., standard deviation of the daily logarithmic return for the past one, three and 12 months to the data cut-off date) of a stock should not be greater than three times the historical price volatility of the HSCEI for the respective period. The stock will not be eligible if its trading has been suspended for a complete month in the past one month before the review cut-off date.

Financial Requirements. The following parameters recorded in the annual reports of a company should be greater than zero for three consecutive fiscal years:

•	net profit attributable to equity holders of the company;

•	net cash generated from operating activities; and

•	cash dividends.

A company with a combined market capitalization ranking in the top 10 or top 11-20 among mainland companies and passed the listing history requirements are eligible for the fast entry mechanism, where the financial requirements will be aligned with the stock’s listing history. For example, a stock with a listing history of two years is required to have positive figures for the above three measures in the previous two fiscal years according to its published annual reports instead of the default three years.

The data cut-of date for the financial requirements is one calendar month after the review cut-off date.

HSCEI Constituent Selection

The HSCEI is reviewed quarterly with data cut-off dates as of the end of March, June, September and December each year.

From all eligible stocks (including H-shares, Red-chips and P-chips), constituent selections are made using the following methodology:

•	all eligible are ranked by (i) full market capitalization, in terms of average month-end market capitalization in the past 12 months (or for stocks with a listing of less than 12 months, in terms of the average month-end market capitalization since listing) and (ii) free float-adjusted market capitalization, in terms of 12-month average market capitalization after free float adjustment;

•	the combined market capitalization ranking for each eligible stock is determined as the weighted average of the full market capitalization ranking and the free float-adjusted market capitalization ranking, where each rank has a 50% weight; and

•	the 50 stocks that have the highest combined market capitalization ranking are selected as the constituents of the HSCEI, subject to the buffer zone rule as described below.

Buffer Zone and Reserve Listing. Existing constituents (including H-shares, Red-chips and P-chips) ranked 61st or lower will be removed from the HSCEI while non-constituent stocks (including H-shares, Red-chips and P-chips) ranked 40th or above will be included. If the number of incoming stocks is greater than the number of outgoing constituents, constituents with the lowest combined market capitalization ranking will be removed from the HSCEI in order to maintain the number of constituents at 50. If the number of incoming stocks is smaller than the number of outgoing constituents, stocks with the highest combined market capitalization ranking will be added to the HSCEI in order to maintain the number of constituents at 50.

The five non-constituents (including H-shares, Red-chips and P-chips) with the highest combined market capitalization ranking will form a Reserve List. The purpose of the Reserve List is to facilitate the replacement of any outgoing constituent between regular reviews in cases where a constituent may be removed due to trading suspension or delisting.

Effective Date. Effective dates of constituent changes will be the next trading day after the first Friday of March, June, September and December. If that Friday falls on a public holiday, it will be postponed to the next Friday, subject to the final decision made by HSIL. Under normal circumstances, at least seven trading days’ notice will be given for any constituent changes made before the effective dates.

Trading Suspension. Whether or not to remove a suspended constituent from the HSCEI and replace it with an appropriate candidate will be determined in the regular index reviews. Should a suspended constituent be removed from the HSCEI, its last traded price may be adjusted down to the lowest price in a system (i.e., HK$0.0001 in the security’s price currency) or an official residual price (if available) for index calculation on the trading day preceding the effective date of the constituent changes.

High Shareholding Concentration. Companies with high shareholding concentration as determined by the Hong Kong Securities and Futures Commission will not be eligible for inclusion in the HSCEI.

Calculation of the Hang Seng Indices

The Hang Seng Indices are calculated using a free float-adjusted, market capitalization-weighted methodology with a 10% cap on individual stock weightings.

The formula for the index calculation is shown below:

Current Index =	Current Aggregate Freefloat-adjusted Market Capitalization of Constituents	X Yesterday’s Closing Index
Yesterday’s Aggregate Freefloat-adjusted Market Capitalization of Constituents

Current Index =	∑(Pt x IS x FAF x CF)	X Yesterday’s Closing Index
∑(Pt-1 x IS x FAF x CF)

Pt	: Current Price at Day t;
Pt-1	: Closing Price at Day t-1;
IS	: Number of Issued Shares

(In the case of H-share constituents, only the H-share portion is taken into calculation);
FAF	: Freefloat-Adjusted Factor, which is between 0 and 1; and
CF	: Cap Factor, which is between 0 and 1.

Free float Adjustments. Shares held by any entities (excluding custodians, trustees, mutual funds and investment companies) that control more than or equal to 5% of the shareholdings would be considered as non-free float and are excluded from the index calculation. These include strategic holdings (holdings by governments and affiliated entities or any other entities that hold substantial shares in the company would be considered as non-free float unless otherwise proved), directors’ and management holdings (holdings by directors, members of the board committee, principal officers or founding members), corporate cross holdings (holdings by publicly traded companies or private firms or institutions) and lock-up shares (shareholdings with a publicly disclosed lock-up arrangement). Lock-up shares with trading restrictions are classified as non-free float, regardless of the shareholding percentage.

The free float adjusted factor represents the proportion of shares that is free floated as a percentage of the issued shares. The free float adjusted factor is rounded up to the nearest 1% if it is less than 10%; otherwise, it is rounded to the nearest 5%. For companies with more than one class of shares, the free float adjusted factor is calculated separately for each class of shares.

Cap Factor. A cap factor (“CF”) is calculated quarterly, such that no individual constituent in an index will have a weighting exceeding a cap level of 10% on the index capping date.

Index Rebalancing. The update of the issued shares, adjustment of the free float adjusted factor and calculation of the cap factor are undertaken quarterly. In addition, the issued shares will be updated simultaneously with the index adjustment for corporate actions, such as bonus issues, rights issues, stock splits and stock consolidations. Ad hoc rebalancing will be conducted if a constituent’s issued shares and/or free float adjusted factor is substantially different from the production data. The HSCEI will also be recapped in the event of constituent changes if the newly added component weighs higher than the index cap level.

Corporate Action-Related Adjustments

The following table describes the adjustments made to the Hang Seng Indices in response to certain corporate actions. An index divisor may decrease (â) or increase (á) or keep constant (↔) when corporate actions occur for a component stock.

Event		Description	Adjustment
			Issued Shares (“IS”)	Closing Price (“P”)	Divisor (“D”)
(a)	Subdivision of Shares/ Split	X existing share(s) to be subdivided into Y subdivided share(s)	ISadjusted = ISbefore * Y / X	Padjusted = Pbefore * X / Y	↔
(b)	Consolidation/ Reverse Split	X existing shares to be consolidated into Y consolidated share(s)	ISadjusted = ISbefore * Y / X	Padjusted = Pbefore * X / Y	↔

(c)	Cash Dividend/ Distribution	Dividend/ distribution in cash

No adjustment will be made to the price index. Instead, the cash dividend or distribution will be reflected in the total return index counterpart as reinvestment on the ex-date.

Note:

(i) Besides normal cash dividends, the following types of dividends are also considered as cash dividend equivalents:

Cash dividends with scrip option;

Scrip dividends with cash option; and

Scrip dividends with a preannounced cash value.

(ii) If new shares allotted from bonus, rights issues, etc. have a dividend disadvantage (i.e., the new shares receive a different dividend amount from that paid on the old shares), the dividend amount used in the index calculation will also be adjusted accordingly.

(iii) For late dividend (a dividend that is known only after the ex-date):

No adjustment will be made to the price index. Instead, the cash dividend or distribution will be reflected in the total return index counterpart as reinvestment on the payment date.

(d)	Bonus/ Stock Dividend	X bonus share(s) for holding of every Y existing share(s)	ISadjusted = ISbefore * (X + Y) / Y	Padjusted = Pbefore * Y / (X + Y)	↔
(e)	Listed Non-cash Distribution	Dividend/ Distribution in specie of X share(s) in Company A for holding of every Y existing share(s) of Company B	↔	Padjusted = Pbefore – (Pdistribution * X / Y)	↓
(f)	To-be-listed Non-cash Distribution	X share(s)/ unit(s) of the distribution for holding of every Y existing shares

The price of the constituent will be suspended on the ex-date.

An estimated market value (based on the price drop of the constituent on the ex-date) will be added to the price index on the trading day after ex-date until the trading day before listing of the distributed instrument.

The distributed instrument will be added to the price index on its listing date and removed after market close. HSIL will have the discretion to defer the removal of the distributed instrument from either Hang Seng Index if the distribution is material.

When performing regular index rebalancing, if the distributed instrument is listed before the effective day, the estimated market value should be deemed to be removed and ignored. Otherwise, the weight of the estimated market value will be kept unchanged before and after index rebalancing.

Note:

To-be-listed non-cash distributions include stock dividend of another company, bonus warrant, etc.

(g)	Preferential Offer	Preferential offer of X share(s) in another unlisted company for holding of every Y	To avoid stock price estimation of any unlisted company, no adjustment will be made for preferential offer.

share(s) at $Z per share
(h)	Rights Issue/ Open Offer	X rights/ offer share(s) for holding of every Y existing share(s) at subscription price of $Z per rights/ offer share	ISadjusted = ISbefore * (X + Y) / Y	Padjusted = [(Pbefore * Y) + (X * Z)] / (X + Y)	↑
Note: Adjustment will not be made if Z is greater than the cum-rights closing price, unless the rights issue/ open offer is being fully underwritten.
(i)	Open Offer of Unlisted Securities	Open offer of X share(s) of unlisted securities for holding of every Y share(s) at $Z per share

To avoid price estimation of any unlisted securities, no adjustment will be made for the open offer.

Note:

If price cannot be evaluated objectively, no adjustment will be made. However, if the unlisted security is priced at an obvious discounted level, HSIL will analyze it on a case by case basis and reserve the right to make a final decision.

(j)	Spin-off/ Demerger	Creation of a company through the sale or distribution of new shares of an existing business/ division of a parent company. A spin-off is a type of divestiture.

For index adjustment of listed and to-be-listed non-cash distributions, please refer to (e) and (f) above respectively.

The newly spun-off/ detached entity will be considered inclusion into the index family according to regular schedule.

(k)	Merger and Acquisition	The combination of two or more constituents into one, through a mutual agreement or a tender offer.

The enlarged company will remain in either Hang Seng Index with a potential adjustment in its issued shares and weighting factors, subject to the terms of the transaction.

Example: Merger between China Unicom and China Netcom in October 2008.

(l)	Withdrawal of Listing	Delisting of a company, which might result from privatization, takeover or other corporate actions.	The relevant company will be removed from either Hang Seng Index as soon as practicable.
(m)	Suspension	Trading in a company’s shares has been suspended for any reason.

Last traded price will be used for index calculation during the suspension period.

Constituency of suspended constituents in both Hang Seng Indices will be reviewed in its regular index review and removed on the effective date if needed.

Should a suspended constituent need to be removed from either Hang Seng Index, it will be removed at the lowest system price, i.e., $0.0001 in the security’s price currency, or an official residual price (if available). Such price will be used for index calculation on the trading day preceding the effective date of the removal.

(n)	Parallel	Trading in a company’s	The company in concern will be included in a Hang Seng

Trading	shares under both a temporary stock code and the original stock code. Usually applied to securities which have undergone corporate actions such as consolidation, subdivision, change in board lot size or re-organization involving share exchange other than on a one-to-one basis.

Index using the temporary stock code during the period where the original stock code is not available.

Example: Temporary stock code change of Li & Fung (from 0494.HK to 2909.HK) from May 19, 2011 to June 1, 2011 after its share subdivision.

License Agreement with HSI Services Limited

We have entered into an agreement with HSI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Hang Seng Index and the Hang Seng China Enterprises Index, which is owned and published by HSI, in connection with certain securities.

The Hang Seng Index and the Hang Seng China Enterprises Index are published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name of the Hang Seng Index and the Hang Seng China Enterprises Index are proprietary to Hang Seng Data Services Limited. HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng Index and Hang Seng China Enterprises Index by Credit Suisse, in connection with the securities, BUT NEITHER HSI SERVICES LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE SECURITIES, OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE HANG SENG INDEX OR THE HANG SENG CHINA ENTERPRISES INDEX AND THEIR COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE HANG SENG INDEX OR THE HANG SENG CHINA ENTERPRISES INDEX OR ANY COMPONENT OR DATA COMPRISED IN THEM; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE HANG SENG INDEX OR THE HANG SENG CHINA ENTERPRISES INDEX OR ANY COMPONENT OR DATA COMPRISED IN THEM FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE HANG SENG INDEX OR THE HANG SENG CHINA ENTERPRISES INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of the Hang Seng Index and the Hang Seng China Enterprises Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI SERVICES LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE HANG SENG INDEX OR THE HANG SENG CHINA ENTERPRISES INDEX BY CREDIT SUISSE IN CONNECTION WITH THE SECURITIES; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI SERVICES LIMITED IN THE COMPUTATION OF THE HANG SENG INDEX AND THE HANG SANG CHINA ENTERPRISES INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE HANG SENG INDEX OR THE HANG SENG CHINA ENTERPRISES INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE SECURITIES, OR ANY OTHER PERSON DEALING WITH THE SECURITIES AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI SERVICES LIMITED AND/OR HANG SENG DATA SERVICES LIMITED IN CONNECTION WITH THE SECURITIES IN ANY MANNER WHATSOEVER BY ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE SECURITIES. Any broker, holder or other person dealing with the securities does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HSI Services Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi- contractual relationship between any broker, holder or other person and HSI Services Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

The JPX-Nikkei Index 400

The JPX-Nikkei Index 400 is developed, calculated, maintained and published by the Japan Exchange Group, Inc. (“JPX”), the Tokyo Stock Exchange (“TSE”) (collectively, the “JPX group”) and Nikkei Inc. (“Nikkei,” and together with the JPX group, “JPX-Nikkei”). The JPX-Nikkei Index 400 is composed of 400 Japanese common stocks listed on the TSE First Section, Second Section, Mothers (Market of the High-Growth and Emerging Stocks) or JASDAQ market. Constituents are selected based on market capitalization, trading value, return on equity and other factors.

Publication of the JPX-Nikkei Index 400 began on January 6, 2014, based on an initial index value of 10000 on August 30, 2013. The JPX-Nikkei Index 400 is calculated in both price return and total return versions and is calculated in yen.

The JPX-Nikkei Index 400 index value is computed and published every second via TSE’s Market Information System and is reported to securities companies across Japan and available worldwide through computerized information networks. The JPX-Nikkei Index 400 is reported by Bloomberg L.P. under the ticker symbol “JPNK400.” Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the JPX-Nikkei Index 400 on a trading day will generally be available in the United States by the opening of business on the same calendar day.

Constituent Selection

The stocks composing the JPX-Nikkei Index 400 are reviewed annually based on the selection criteria applied as of the base selection date. The initial base selection date was June 28, 2013. For subsequent annual reviews, the base selection date will be the final business day of June of each year. The calculation of the JPX-Nikkei Index 400 using the new constituents will begin on the final business day of August following the annual review. The selection process and criteria are as follows:

(a) In order to be eligible for the JPX-Nikkei Index 400, a stock must be a common stock whose main market is the TSE First Section, Second Section, Mothers or JASDAQ market as of the base selection date. Issues other than common stocks may be treated as eligible for inclusion if they are regarded as equivalent to common stocks and their inclusion is deemed necessary by JPX-Nikkei. Stocks are excluded from selection if they fall under any of the following criteria:

•	listed for less than three years;

•	non-disclosure of the latest earnings reports or internal control reports, except in cases that JPX-Nikkei deems this to be unavoidable;

•	the company’s liabilities are in excess of its assets at the beginning or end of any of the past three fiscal years;

•	the company has an operating loss in each of the past three fiscal years;

•	the company has a net loss in each of the past three fiscal years;

•	the company’s financials have disclosed doubt regarding its ability to continue as a going concern;

•	disclosure of insufficient internal controls;

•	the stock has been designated as a security to be delisted or security on alert; or

•	certain listing violations have occurred over the past year.

(b) To construct the JPX-Nikkei Index 400, the top 1,000 issues are selected in descending order from the 1,200 eligible issues with the highest trading values in the three years from the base selection date. In cases of absorption-type mergers/stock swaps during the relevant period, as a general rule, the trading value of the surviving company following the merger or the new parent company following the stock swap shall be used prior to such merger/stock swap. In cases of technical listing via succession due to corporate consolidation (stock transfer), merger involving the establishment of a new company, or corporate split, the trading value of the company which JPX-Nikkei deems the subject of the corporate action pertaining to such technical listing shall be used prior to the technical listing. The figures as of the end of the previous fiscal year shall be used as those for the beginning of the target fiscal year.

(c) Each stock is scored by (a) three-year average return on equity (weighted 40%), (b) three-year cumulative operating profit (weighted 40%) and (c) market capitalization on the base selection date (weighted 20%).

(d) 400 stocks are selected by the final ranking with the scores calculated above in (c) and the qualitative scores determined as of the base selection date using the following criteria: (i) the appointment of independent outside directors (out of the total number of directors, at least one-third or a minimum of three directors are appointed as independent outside directors, and if one-third of the total number of directors is less than two, then at least two independent outside directors are appointed), (ii) the creation of the earnings report according to international financial reporting standards and (iii) the release of English language earnings information and/or corporate governance report via TDnet. The final score for each stock equals the sum of the score calculated above in (c) plus the score from the qualitative factors. Stocks are ranked from highest to lowest based on their final scores, with the exception that stocks whose three-year average return on equity and most recent return on equity are negative or that have negative three-year cumulative operating profit are moved to the bottom of the ranking. In the event of a tie in final scores, the stock with the higher market capitalization is ranked higher. The top 400 stocks based on their rankings are selected for inclusion in the JPX-Nikkei Index 400. If, as a result of the selection process above, the 400 constituents contain issues that will be delisted due to corporate consolidation, etc., adjustments for the final constituents may be conducted where deemed necessary. Additionally, in cases where JPX-Nikkei deems selected issue is significantly inappropriate as a constituent of the JPX-Nikkei 400, such issue may not be added.

Index Calculation

The JPX-Nikkei Index 400 is calculated using free float adjusted market value weighting and is denominated in points (as a decimal figure) rounded to the second decimal place. The JPX-Nikkei Index 400 is calculated by dividing the current free float adjusted market value (the “Current Market Value”) by the market value on the base date (the “Base Market Value”). The market value is the sum of the number of shares of each constituent multiplied by that constituent’s stock price.

The calculation of the JPX-Nikkei Index 400 can be represented by the following formula:

Index	=	Current Market Value	× Base Point
Base Market Value

The number of shares of each constituent is determined by multiplying the total number of listed shares by the free float weight ratio following cap-adjustment. The weight of each constituent is capped at 1.5%, and if any constituent exceeds that weight, it is adjusted downwards at the time of the annual review. The free float weight is the percentage of listed shares deemed to be available for trading in the market. The free float weight is determined by excluding the estimated number of listed shares that are deemed not to be available for trading in the market, using publicly available documents. Shares that are treated as non-free float shares include, among others, shares held by specified types of major shareholders and shares held by board members and other representatives. The free-float weights are reviewed annually for each index constituent, with the announcement and effective date for each index constituent occurring on a quarterly basis, depending upon the relevant company’s earnings release schedule. In addition to this annual review, JPX-Nikkei may also adjust a company’s free float weight to reflect extraordinary events.

Adjustments to Base Market Value

In order to maintain continuity, the Base Market Value is adjusted from time to time as a result of an increase or decrease in constituent issues, capital raising or similar events other than market fluctuations. The events that require such adjustment are:

The inclusion or removal of constituents as a result of one of the following:

•	the new listing of a newly established company resulting from a corporate event that results in a JPX-Nikkei Index 400 constituent being delisted and the new company being included in the JPX-Nikkei Index 400;

•	the periodic review in August;

•	delisting for reasons other than the above; and

•	designation as a security to be delisted or designation as securities on alert.

Changes in the number of shares used for the JPX-Nikkei Index 400 calculation as a result of one of the following:

•	changes in the free float weight ratio following cap-adjustment;

•	public offerings;

•	third-party allotments;

•	capital increases via paid-in allotment of shares to shareholders;

•	exercise of subscription warrants;

•	conversion of preferred stock, etc.;

•	cancellation of treasury stock;

•	sale of shares held by the Japanese government;

•	rights offerings;

•	mergers and acquisitions;

•	company splits; and

•	other adjustments.

The formula for the adjustment is as follows:

New Base Market Value	=	Old Base Market Value × (Previous Business Day Market Value ± Adjustment Amount)
Previous Business Day Market Value

Where Adjustment Amount = Increase (decrease) in the number of shares used for the index calculation × stock price used for adjustment

License Agreement with JPX-Nikkei

We have entered into a non-exclusive license agreement with JPX-Nikkei providing for the license to Credit Suisse and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the JPX-Nikkei Index 400, which is owned and published by JPX-Nikkei, in connection with the securities.

The JPX-Nikkei Index 400 trademarks are subject to the intellectual property rights owned by JPX-Nikkei and JPX-Nikkei owns all rights relating to the JPX-Nikkei Index 400, such as calculation, publication and use of the JPX-Nikkei Index 400 and relating to the JPX-Nikkei Index 400 trademarks.

JPX-Nikkei shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the JPX-Nikkei Index 400 or to change the JPX-Nikkei Index 400 trademarks or cease the use thereof.

JPX-Nikkei makes no warranty or representation whatsoever, either as to the results stemming from the use of the JPX-Nikkei Index 400 and the JPX-Nikkei Index 400 trademarks or as to the figure at which the JPX-Nikkei Index 400 stands on any particular day.

JPX-Nikkei gives no assurance regarding accuracy or completeness of the JPX-Nikkei Index 400 and data contained therein. Further, the JPX-Nikkei Index 400 shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the JPX-Nikkei Index 400.

The securities are in no way sponsored, endorsed or promoted by JPX-Nikkei.

JPX-Nikkei shall not bear any obligation to give an explanation of the securities or any advice on investments to any purchaser of the securities or to the public.

JPX-Nikkei neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the securities, for calculation of the JPX-Nikkei Index 400.

Including but not limited to the foregoing, JPX-Nikkei shall not be responsible for any damage resulting from the issue and sale of the securities.

“JPX-Nikkei Index 400” is a trademark of JPX-Nikkei. The securities have not been and will not be passed on by JPX-Nikkei as to their legality or suitability. The securities will not be issued, endorsed, sold or promoted by JPX-Nikkei. JPX-NIKKEI MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE SECURITIES.

The KOSPI 200 Index

The KOSPI 200 Index is a free-float adjusted market capitalization-weighted index of 200 common stocks listed on the KOSPI Market, a benchmark stock market of Korea. The constituent stocks are selected on the basis of such criteria as market capitalization, sector representation and liquidity. The KOSPI 200 Index has a base date of January 3, 1990 with a base index level of 100. The KOSPI 200 Index is calculated, maintained and published by Korea Exchange (“KRX”). The KOSPI 200 Index is reported by Bloomberg L.P. under the ticker symbol “KOSPI2.”

Composition of the KOSPI 200 Index

Eligibility Criteria

Eligible securities for the KOSPI 200 Index are the common stocks listed on the KOSPI Market as of the final trading day in April or October (the “screening base date”), excluding the equity securities listed below:

•	administrative issues or issues scheduled to be delisted;

•	collective investment institutions or foreign securities;

•	companies invested in real estate, ship or social infrastructure, mutual funds, or special purpose acquisition companies;

•	issues whose free-float rate is under 10%;

•	companies listed on the KOSPI Market for six months or less, excluding any of the following:

•	a company whose listing is transferred to the KOSPI Market from the KOSDAQ Market and has a combined period of listing on the two markets of more than a year;

•	a company added to the KOSPI 200 Index prior to the screening base date as a spin-off company in the case of a constituent’s spin-off or a constituent company as of the screening base date that had been added to the KOSPI 200 Index prior to the screening base date as an exceptional addition of a newly listed issue; and

•	other companies deemed disqualified.

Sector Classification

Eligible securities are classified into one of the ten following sectors in accordance with the Global Industry Classification Standard (“GICS®”): (i) energy, (ii) materials, (iii) industrials, (iv) customer discretionary, (v) customer staples, (vi) health care, (vii) financials and real estate, (viii) information technology, (ix) communication services and (x) utilities.

Screening

Screening for inclusion in the KOSPI 200 Index is based on the average daily market capitalization and the average daily trading value of an eligible company. Companies are screened over the six months preceding the screening base date.

In cases where a merger (excluding small-scale mergers) or a spin-off takes place after the first trading day of the screening period, the screening period spans the time between the screening base date and the day of listing resulting from the relevant corporate action. If such period is less than 30 trading days, the screening period begins 30 trading days preceding the screening base date and the relevant corporate action is deemed to have occurred on the first trading day of the period. As for a company added to the KOSPI 200 Index prior to the screening base date as a spin-off company in the case of a constituent’s spin-off or a company added to the KOSPI 200 Index prior to the screening base date as an exceptional addition of a newly listed issue, the screening period spans from the day it was included in the KOSPI 200 Index to the screening base date.

Constituent Selection

Constituents are selected in a 3-step process:

In the first step, in each sector, a company that satisfies the market capitalization and trading value criteria is selected for inclusion in the KOSPI 200 Index as indicated below:

•	In each sector, companies are selected in descending order by average daily market capitalization. Companies within 85% of the cumulative market capitalization in a given sector, including the first company that crosses the 85% mark, are selected.

•	In each sector, companies with an average daily trading value ranking (liquidity basis) in the bottom 15% of the number of eligible companies in a given sector, are excluded.

In the second step, companies selected in the first step go through the following requirements applied in the following order to be confirmed as a constituent of the KOSPI 200 Index:

•	A current constituent company is re-selected as long as it meets the liquidity requirement and its average daily market capitalization ranking is within 110% of the number of current constituent companies in its sector.

•	A new company is selected if its average daily market capitalization ranking is within 90% of the number of current constituent companies in its sector.

•	If the 200 company target count has not been reached so far, current constituent companies that were not re-selected for inclusion in the KOSPI 200 Index while meeting the liquidity requirement are selected in descending order by market capitalization, regardless of company classification. Reversely, if more than 200 companies have been selected, companies are excluded in ascending order of market capitalization, regardless of company classification.

In the final step, a company that fails to meet the constituent selection criteria but is in the top 50 common stocks in the KOSPI Market by market capitalization, is subject to inclusion in the KOSPI 200 Index considering sectoral balance and liquidity. In such case, the company replaces a company with the smallest market capitalization among the selected companies. The market capitalization refers to the average daily market capitalization for 15 trading days from the screening base date.

Among eligible securities that are not selected for inclusion in the KOSPI 200 Index but satisfy the liquidity requirement in each sector, ten or fewer companies are chosen as reserved issues in descending order by average daily market capitalization.

Rebalancing

The KOSPI 200 Index is biannually reconstituted using the constituent selection criteria. Rebalancing takes place on the trading day following the last trading day of the June and December delivery month for KOSPI 200 Index futures contracts. Selected companies are confirmed as constituents in May and December after the Index Committee’s review before being published on the KRX index website.

Other Maintenance

Disqualification. Constituents involved in any of the following causes for disqualification are removed from the KOSPI 200 Index. The removed company is replaced with the top reserved issue in a given sector. When a constituent company to be removed remains suspended on the 15th trading day after the relevant cause for disqualification occurred, the company is removed on the 16th trading day. Such removal may take place based on a different schedule when necessary (e.g. for the convenience of users of the KOSPI 200 Index). When removal takes place within a month or less away from index rebalancing, the removed constituent company may not be immediately replaced with a reserved issue.

Delisting. A constituent company is removed on the third trading day after it is determined to be delisted. If the company is to be removed due to a merger, a full stock exchange, or a transfer, it is removed on the day of its suspension.

Administrative Issue. A constituent company is removed on the third trading day after the company is designated as an administrative issue.

Other Disqualification. A constituent considered disqualified for reasons other than those above is removed on a day set by KRX.

New Listings. A newly listed stock in the top 50 common shares in the KOSPI Market by market capitalization is subject to inclusion in the KOSPI 200 Index. The company can be selected prior to rebalancing considering sectoral balance and liquidity. The market capitalization refers to the average daily market capitalization for 15 trading days from the listing day. When selected for index inclusion, the newly listed stock replaces a company that has the smallest market capitalization in the KOSPI 200 Index as of the most recent rebalancing. Such replacement takes place on the trading day following the last trading day of the nearest month KOSPI 200 Index futures contract are due that is the first to arrive after 15 trading days since the listing day.

Mergers and Acquisitions

In the case of an acquisition where a constituent company is acquired by a non-constituent company:

•	When the acquirer is a listed company, the acquiree is replaced on the day of its suspension. When the acquirer resumes trading 30 trading days or more after its suspension, the acquiree is replaced on the next trading day of the trade resumption.

•	When the acquirer is a non-listed company and scheduled to be listed, the acquiree is removed from the KOSPI 200 Index on the day it is delisted, and the acquirer is selected for index inclusion on the next trading day of its listing.

In the case of an acquisition where a constituent company is acquired by another constituent company, the acquiree is replaced on the day its suspension. Along with the replacement, to-be-issued shares of the aquirer are applied to the KOSPI 200 Index in advance.

In the case of a merger between constituent companies, the constituent companies are removed from the KOSPI 200 Index on the day they are suspended from trading, and a new combined company is selected for index inclusion on the next trading day of its listing.

Spin-Offs

In the case of a current constituent company’s spin off, the parent company may be removed from the KOSPI 200 Index and the spin-off company may be selected for index inclusion after screening.

A parent company is removed from the KOSPI 200 Index when its market capitalization proportional to the spin off ratio is smaller than that of the smallest constituent company in the KOSPI 200 Index by market capitalization. Such removal takes place two trading days after the parent company resumes trading. When such removal results in fewer than 200 constituents in the KOSPI 200 Index, reserved issues are newly added. Otherwise, no addition is made.

A spin-off company is added to the KOSPI 200 Index when the ranking of its market capitalization proportional to the spin off ratio is within 80% of the number of constituent companies in the KOSPI 200 Index. Such addition takes place on the next trading day of the spin-off company’s listing. No constituent company is removed otherwise. The market capitalization of a parent and spin-off company refers to the companies’ average daily market capitalization for 30 trading days starting from the 7th trading day preceding the trading suspension of the old parent company.

Calculation of the KOSPI 200 Index

The index level of the KOSPI 200 Index is calculated as follows:

Index Level = (Current Market Capitalization / Base Market Capitalization) × 100.

The Current Market Capitalization means the sum of all values resulting from multiplying (a) the number of each constituent’s index calculation shares, (b) the stock price and (c) the free-float ratio. For those whose base prices are determined by the assessment prices such as capital decrease with or without refund or spin-off, their market capitalization from the previous day is used.

The number of listed shares of each constituent is used as the number of index calculation shares. However, when the shares increase in the amount due to stock dividend, paid-in capital increase or bonus issue that generates ex-right and ex-dividend, stocks issued on the correction date are added to the number of the listed shares of the constituent to be calculated.

A stock price refers to a constituent’s price set in the KOSPI Market at the time the KOSPI 200 Index is calculated. In the absence of a constituent’s trade on that day, a special quotation is used as the stock price. The base price is used instead when there is no special quotation available.

The free-float ratio refers to the ratio of the number of floating shares to the number of issued shares, expressed as a percentage. The number of floating shares is the value after removing the restricted shares from the listed shares. A restricted share means a listed share banned from trading in the market or a share that is not practically traded at the moment, including stocks owned by a large shareholder or a specially related person, stocks owned by a government authority, treasury stocks, stocks owned through employee stock purchase plans and other stocks deemed to be non-floating shares.

In addition, KOSPI 200 Index constituent companies are capped at 30%. The capping percentage level is adjusted on the trading day following the last trading day of the June and December delivery month for KOSPI 200

Index futures contracts. The capping percentage level can be adjusted on a different schedule when the excessively high weight of a constituent company makes it difficult to operate a KOSPI 200 Index-linked product.

Index Committee of the KOSPI 200 Index

KRX has put in place the Index Committee to manage KRX indices in an impartial and objective manner. The Index Committee, mostly consisting of experts from outside of KRX, reviews how key indices are managed. KRX also runs the Index Management Committee, consisting of KRX staff members who have expertise in indices, to manage indices other than key indices and to review the application of a corporate action to KRX indices.

License Agreement with Korea Exchange

The securities are not sponsored, endorsed, sold or promoted by KRX, the successor of Daehan Stock Exchange, who calculates the KOSPI 200 Index and owns the intellectual property rights over it. KRX makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the KOSPI 200 Index to track general stock market performance. KRX’s only relationship to Credit Suisse is the licensing of certain trademarks and trade names of KRX and of the KOSPI 200 Index which is determined, composed and calculated by KRX without regard to Credit Suisse or the securities. KRX has no obligation to take the needs of Credit Suisse or the owners of the securities into consideration in determining, composing or calculating the KOSPI 200 Index. KRX is not responsible for and has not participated in the determination of the prices and amount of the securities, or the timing of the issuance or sale of the securities, or in the determination or calculation of the equation by which the securities are to be converted into cash. KRX has no obligation or liability in connection with the administration, marketing or trading of the securities.

KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI 200 INDEX OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CREDIT SUISSE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI 200 INDEX OR ANY DATA INCLUDED THEREIN. KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI 200 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The MSCI Indices

Each of the MSCI ACWI Index, the MSCI AC Asia ex Japan Index, the MSCI AC Far East ex Japan Index, the MSCI Australia Index, the MSCI Brazil Index, the MSCI Brazil 25/50 Index, the MSCI Canada Index, the MSCI EAFE® Index, the MSCI EASEA® Index, the MSCI Emerging Markets Index, the MSCI Germany Index, the MSCI Japan Index, the MSCI Korea Index, the MSCI Korea 25/50 Index, the MSCI Singapore Free Index and the MSCI Taiwan Index (each, an “MSCI Index” and together, the “MSCI Indices”) is calculated, maintained and published by MSCI Inc. (“MSCI”). For information concerning the methodology of the MSCI Brazil 25/50 Index and the MSCI Korea 25/50 Index (each, an “MSCI 25/50 Index” and together, the “MSCI 25/50 Indices”), please refer to “MSCI 25/50 Indices Methodology” below. For information concerning the methodology of all other MSCI Indices, please refer to “Global Investable Market Indices Methodology” below.

The MSCI ACWI Index

The MSCI ACWI Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of certain developed markets and global emerging markets. The MSCI ACWI Index currently consists of the following 23 developed market country indices and 26 emerging market country indices: developed market countries include Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States; emerging market countries include Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa,

Taiwan, Thailand, Turkey and the United Arab Emirates. The MSCI ACWI Index covers approximately 85% of global investable equities. The U.S. dollar price return version of the MSCI ACWI Index is reported by Bloomberg L.P. under the ticker symbol “MXWD.” For information concerning the methodology of the MSCI ACWI Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI AC Asia Ex Japan Index

The MSCI AC Asia ex Japan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of certain developed markets and emerging markets in Asia, excluding Japan. The MSCI AC Asia ex Japan Index currently consists of the following two developed market country indices and nine emerging market country indices: developed market countries include Hong Kong and Singapore; emerging market countries include China, India, Indonesia, Korea, Malaysia, Pakistan, the Philippines, Taiwan and Thailand. The MSCI AC Asia ex Japan Index covers approximately 85% of the free float-adjusted market capitalization in each country. The U.S. dollar price return version of the MSCI AC Asia ex Japan Index is reported by Bloomberg L.P. under the ticker symbol “MXASJ.” For information concerning the methodology of the MSCI AC Asia ex Japan Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI AC Far East Ex Japan Index

The MSCI AC Far East ex Japan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of certain developed markets and emerging markets in the Far East, excluding Japan. The MSCI AC Far East ex Japan Index currently consists of the following two developed market country indices and seven emerging market country indices: developed market countries include Hong Kong and Singapore; emerging market countries include China, Indonesia, Korea, Malaysia, the Philippines, Taiwan and Thailand. The MSCI AC Far East ex Japan Index covers approximately 85% of the free float-adjusted market capitalization in each country. The U.S. dollar price return version of the MSCI AC Far East ex Japan Index is reported by Bloomberg L.P. under the ticker symbol “MXFEJ.” For information concerning the methodology of the MSCI AC Far East ex Japan Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI Australia Index

The MSCI Australia Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the Australian equity market. The MSCI Australia Index covers approximately 85% of the free float-adjusted market capitalization in Australia. The U.S. dollar price return version of the MSCI Australia Index is reported by Bloomberg L.P. under the ticker symbol “MXAU.” For information concerning the methodology of the MSCI Australia Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI Brazil Index

The MSCI Brazil Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the Brazilian equity market. The MSCI Brazil Index covers approximately 85% of the Brazilian equity universe. The U.S. dollar price return version of the MSCI Brazil Index is reported by Bloomberg L.P. under the ticker symbol “MXBR.” For information concerning the methodology of the MSCI Brazil Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI Brazil 25/50 Index

The MSCI Brazil 25/50 Index is designed to measure the performance of the large- and mid-cap segments of the Brazilian equity market. It applies certain investment limits that are imposed on regulated investment companies (“RICs”) under the current U.S. Internal Revenue Code. The MSCI Brazil 25/50 Index covers approximately 85% of the free float-adjusted market capitalization in Brazil. The MSCI Brazil 25/50 Index is an index created by applying the weight constraints described herein to the MSCI Brazil Index. For more information about the MSCI Brazil Index, please see “The MSCI Brazil Index” herein. The U.S. dollar price return version of the MSCI Brazil 25/50 Index is reported by Bloomberg L.P. under the ticker symbol “MXBR2550.” For more information on the MSCI Brazil 25/50 Index, please refer to “MSCI 25/50 Indices Methodology” below.

The MSCI Canada Index

The MSCI Canada Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the Canadian equity market. The MSCI Canada Index covers approximately 85% of the free float-adjusted market capitalization in Canada. The Canadian dollar price return version of the MSCI Canada Index is reported by Bloomberg L.P. under the ticker symbol “MXCA.” For information concerning the methodology of the MSCI Canada Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI EAFE® Index

The MSCI EAFE® Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of certain developed markets excluding the United States and Canada. The MSCI EAFE® Index currently consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The MSCI EAFE® Index covers approximately 85% of the free float-adjusted market capitalization in each country. The U.S. dollar price return version of the MSCI EAFE® Index is reported by Bloomberg L.P. under the ticker symbol “MXEA.” For information concerning the methodology of the MSCI EAFE® Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI EASEA® Index

The MSCI EASEA® Index (also known as the MSCI EAFE® ex Japan Index) is a free float-adjusted market capitalization index that is designed to measure the equity market performance of certain developed markets excluding Canada, Japan and the United States. The MSCI EASEA® Index currently consists of the following 20 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The MSCI EASEA® Index covers approximately 85% of the free float-adjusted market capitalization in each country. The U.S. dollar price return version of the MSCI EASEA® Index is reported by Bloomberg L.P. under the ticker symbol “MXEAJ.” For information concerning the methodology of the MSCI EASEA® Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI Emerging Markets Index

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of global emerging markets. The MSCI Emerging Markets Index currently consists of the following 26 emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and the United Arab Emirates. As of June 2018, the MSCI Emerging Markets Index includes shares traded on mainland Chinese exchanges, referred to as A-shares. MSCI has announced that Kuwait will be reclassified to emerging market status and will be added to the MSCI Emerging Markets Index in connection with the November 2020 semi-annual index review. The MSCI Emerging Markets Index covers approximately 85% of the free float-adjusted market capitalization in each country. The U.S. dollar price return version of the MSCI Emerging Markets Index is reported by Bloomberg L.P. under the ticker symbol “MXEF.” For information concerning the methodology of the MSCI Emerging Markets Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI Germany Index

The MSCI Germany Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the German equity market. The MSCI Germany Index covers approximately 85% of the German equity universe. The U.S. dollar price return version of the MSCI Germany Index is reported by Bloomberg L.P. under the ticker symbol “MXDE.” For information concerning the methodology of the MSCI Germany Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI Japan Index

The MSCI Japan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the Japanese equity market. The MSCI Japan Index covers approximately 85% of the free float-adjusted market capitalization in Japan. The Japanese yen price return version of the MSCI Japan Index is reported by Bloomberg L.P. under the ticker symbol “MXJP.” For information concerning the methodology of the MSCI Japan Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI Korea Index

The MSCI Korea Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the South Korean equity market. The MSCI Korea Index covers about 85% of the Korean equity universe. The Korean won price return version of the MSCI Korea Index is reported by Bloomberg L.P. under the ticker symbol “MXKR.” For information concerning the methodology of the MSCI Korea Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI Korea 25/50 Index

The MSCI Korea 25/50 Index is designed to measure the performance of the large- and mid-capitalization segments of the Korean equity market. It applies certain investment limits that are imposed on RICs under the current U.S. Internal Revenue Code. The MSCI Korea 25/50 Index covers approximately 85% of the free float-adjusted market capitalization in Korea. The MSCI Korea 25/50 Index is an index created by applying the weight constraints described herein to the MSCI Korea Index. For more information about the MSCI Korea Index, please see “The MSCI Korea Index” herein. The U.S. dollar price return version of the MSCI Korea 25/50 Index is reported by Bloomberg L.P. under the ticker symbol “MXKR2550.” For more information on the MSCI Korea 25/50 Index, please refer to “MSCI 25/50 Indices Methodology” below.

The MSCI Singapore Free Index

The MSCI Singapore Free Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the Singaporean equity market and uses “foreign” prices instead of local prices when available. The MSCI Singapore Free Index covers approximately 85% of the free float-adjusted market capitalization in Singapore. The Singapore dollar price return version of the MSCI Singapore Free Index is reported by Bloomberg L.P. under the ticker symbol “SIMSCI.” For information concerning the methodology of the MSCI Singapore Free Index, please refer to “Global Investable Market Indices Methodology” below.

The MSCI Taiwan Index

The MSCI Taiwan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the Taiwanese equity market. The MSCI Taiwan Index covers approximately 85% of the free float-adjusted market capitalization in Taiwan. The Taiwan new dollar price return version of the MSCI Taiwan Index is reported by Bloomberg L.P. under the ticker symbol “TAMSCI.” For information concerning the methodology of the MSCI Taiwan Index, please refer to “Global Investable Market Indices Methodology” below.

Global Investable Market Indices Methodology

Constructing the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indices are constructed and maintained at an individual market level. MSCI undertakes an index construction process that, with respect to the MSCI Indices, involves: (i) defining the Equity Universe for each market; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size-segments for each market and (iv) applying Index Continuity Rules for the Standard Index.

Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: All listed equity securities, including real estate investment trusts and certain income trusts listed in Canada, are eligible for inclusion in the Equity Universe. Limited partnerships, limited liability companies and business trusts, which are listed in the United States and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the Equity Universe. Conversely, mutual funds, exchange-traded funds, equity derivatives and most investment trusts are not eligible for inclusion in the Equity Universe. Preferred shares that exhibit characteristics of equity securities are eligible. Stapled securities are considered eligible if each of the underlying components exhibit characteristics of equity securities.

(ii)	Country Classification of Eligible Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as Developed Markets (“DM”), Emerging Markets (“EM”) or Frontier Markets (“FM”). Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by (i) identifying eligible listings for each security in the Equity Universes; and (ii) applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes.

(i)	Identifying Eligible Listings: A security may have a listing that trades in the country where it is classified (i.e., a “local listing”) and/or a listing that trades in a different country (i.e., a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a Depositary Receipt) in the Global Investable Equity Universe as determined by MSCI.

(ii)	Applying Investability Screens: Some of the investability requirements are applied at the individual security level and some at the overall company level, represented by the aggregation of individual securities of the company. As such, the inclusion or exclusion of one security does not imply the automatic inclusion or exclusion of other securities of the same company.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(a)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the Equity Universe sorted in descending order by full market capitalization.

(b)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(c)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity as measured by the Annualized Traded Value Ratio (“ATVR”) and the Frequency of Trading. In addition to the ATVR and Frequency of Trading requirements, securities in the MSCI China Equity Universe will not be eligible for inclusion in the Market Investable Equity Universe if the securities are suspended on the price cutoff date of the index review or have been suspended for 50 consecutive days or more in the past 12 months.

Only one listing per security may be included in the Market Investable Equity Universe. In instances when a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the Market Investable Equity Universe: (i) local listing; (ii)

foreign listing in the same geographical region; and (iii) foreign listing in a different geographical region.

(d)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(e)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs and large primary / secondary offerings of non-index constituents are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a quarterly or semi-annual index review.

(f)	Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a Foreign Ownership Limit (“FOL”) to be eligible for inclusion in a Market Investable Equity Universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Defining Market Capitalization Size-Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices, with the following free float-adjusted market capitalization market coverage target ranges:

(i)	Investable Market Index (Large + Mid + Small): 99%+1% or -0.5%

(ii)	Standard Index (Large + Mid): 85% ± 5%

(iii)	Large Cap Index: 70% ± 5%

(iv)	Mid Cap Index: The Mid Cap Index market coverage in each market is derived as the difference between the market coverage of the Standard Index and the Large Cap Index in that market.

(v)	Small Cap Index: The Small Cap Index market coverage in each market is derived as the difference between the free float-adjusted market capitalization coverage of the Investable Market Index and the Standard Index in that market.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization among the securities included in the Market Investable Equity Universe are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent index reviews, if after the application of the index maintenance methodology a Standard Index contains less than five securities in a Developed Market or three securities in an Emerging Market, then the remaining securities are selected for inclusion by multiplying market capitalization of such securities by a factor of 1.5.

Constructing and Calculating the Individual MSCI Global Investable Market Indices

After companies are allocated to their respective Size-Segments and securities are reviewed for complying with the final Size-Segment requirements, the final list of constituents for each Market Size-Segment Index is determined. The MSCI Investable Market Indices are composed of the MSCI Standard Indices and the MSCI Small Cap Indices. The MSCI Standard Indices are further subdivided into the MSCI Large Cap and the MSCI Mid Cap Indices. Two or more Market Indices can be combined to form Composite Indices. Market Indices can be grouped either on the basis of Market Classification definition, geographical regions, economic regions or other criteria.

Maintenance of the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves semi-annual index reviews in May and November of the Size-Segment and Global Value and Growth Indices and quarterly index reviews in February and August of the Size-Segment Indices. Semi-annual index review includes updating the indices on the basis of a fully refreshed Equity Universe; taking buffer rules into consideration for migration of securities across size and style segments; and updating FIFs and Number of Shares (“NOS”). Quarterly index review includes adding significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index; allowing for significant moves of companies within the Size-Segment Indices, using wider buffers than in the semi-annual index reviews; and reflecting the impact of significant market events on FIFs and updating NOS.

In addition, ongoing event-related changes to the indices are made as the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Index Calculation

The MSCI Indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index level.

MSCI 25/50 Indices Methodology

Objectives and Guiding Principles underlying the MSCI 25/50 Indices

Under current regulations, a fund needs to satisfy certain tests, such as those relating to asset diversification and sources of income, for qualification as a RIC. More specifically, one requirement of a RIC is that, at the end of each quarter of a RIC’s tax year, no more than 25% of the value of the RIC’s assets may be invested in a single issuer and the sum of the weights of all issuers representing more than 5% of the fund should not exceed 50% of the fund’s total assets. The MSCI 25/50 Indices take into account these investment limits, aiming to offer a benchmarking alternative for RIC-compliant funds.

The following principles have guided MSCI in designing a methodology for constructing the MSCI 25/50 Indices from underlying non-constrained indices.

Reflecting the 25% and 50% concentration constraints. Reflecting the 25% and 50% concentration constraints is the primary consideration in terms of both index construction and index maintenance. Ensuring timely and on-going reflection of the constraints requires an MSCI 25/50 Index to be rebalanced periodically. The MSCI 25/50 Indices are rebalanced in February, May, August and November.

Minimizing tracking error to the parent index. Minimizing the tracking error between an MSCI 25/50 Index and the relevant parent index, while keeping the index turnover to a reasonable level, is another important objective. MSCI seeks to achieve this by rebalancing an MSCI 25/50 Index using an optimization process that aims to minimize the constituent weight differences between that MSCI 25/50 Index and the relevant parent index.

Index Construction and Maintenance Methodology

Constructing and Rebalancing the MSCI 25/50 Indices. The MSCI 25/50 Index methodology follows a portfolio optimization framework. The Barra Optimizer is utilized to perform the optimization function, which is aimed at minimizing index turnover, tracking error and extreme deviation from the relevant parent index. The Barra Optimizer is an algorithm designed to facilitate the portfolio construction process.

Constraint targets. Each MSCI 25/50 Index is subject to the following constraints:

•	no issuer may exceed 25% of index weight; and

•	all issuers with weight above 5% may not exceed 50% of the index weight.

Minimizing weight distance from the relevant parent index. The MSCI 25/50 Index methodology aims at minimizing the weight distance from the relevant parent index. The active risk or the tracking error of an MSCI 25/50 Index versus the relevant parent index is measured as the distance between the constituent weights of that MSCI 25/50 Index and the relevant parent index.

Minimizing transaction cost. A transaction cost is applied as a proxy for index turnover on rebalancing from each MSCI 25/50 Index.

Minimum weight of constituents. The minimum weight of any MSCI 25/50 Index constituent is equal to the weight of the smallest constituent in the relevant parent index.

Maximum weight of constituents. In order to avoid excess weight allocation to the smaller securities relative to their market cap weight, the maximum weight of any MSCI 25/50 Index constituent is capped at four times its weight in the relevant parent index. The constraint is relaxed in steps of one in case of infeasibilities. For certain narrow parent indices, the standard maximum weight constraint parameters might lead to an infeasible solution. In such cases, MSCI may apply relaxed constraints relative to the standard set of constraints.

Buffer Rules. A buffer of 10% of the value of each constraint is used in order to reduce the risk of non-compliance due to short term market movements between two quarterly rebalancing. As a result, at the point of constructing or rebalancing the MSCI 25/50 Indices, the weight of any single issuer cannot exceed 22.5% of the index weight and all issuers with weight above 4.5% cannot exceed 45% of the index weight.

Maintenance Rules

Quarterly index reviews. The MSCI 25/50 Indices are rebalanced quarterly and the changes resulting from the rebalancing are made as of the close of the last business day of each February, May, August and November, to coincide with the quarterly index reviews of their parent indices.

The MSCI 25/50 Indices are in general rebalanced nine business days before the effective date. The changes resulting from the rebalancing are announced on the same day.

In case a pro forma MSCI 25/50 Index violates the 25/50 constraints between the announcement date and the effective date, the previously announced results will be discarded and a newly rebalanced MSCI 25/50 Index will be announced.

There is no index rebalancing due to non-compliance between quarterly index reviews.

At each rebalancing, a constraint factor is calculated for each constituent of each MSCI 25/50 Index. The constraint factor is defined as the weight in the applicable MSCI 25/50 Index at the time of the rebalancing divided by the weight in the relevant parent index. The constraint factor as well as the constituents of each MSCI 25/50 Index remains constant between index reviews except in case of corporate events.

Ongoing Event Related Changes. A security added to a parent index following a corporate event is added to the relevant MSCI 25/50 Index with an estimated capped weight, without rebalancing of the MSCI 25/50 index.

In the event of a merger or an acquisition where an index constituent acquires another index constituent or merges with another index constituent, the remaining company is maintained in the relevant MSCI 25/50 Index with a constraint factor calculated as the weighted average of the constraint factors before the corporate event.

If a spun-off security of an index constituent is added to a parent index, it will be added to the relevant MSCI 25/50 Index with the same constraint factor as the parent security.

The deletion of a constituent from a parent index following a corporate event triggers its deletion from the relevant MSCI 25/50 Index without rebalancing of that MSCI 25/50 Index.

The addition of a newly eligible security in a parent index — for example, an early inclusion of a large initial public offering, or a security migrating to that parent index from another size segment — will result in the inclusion of that security in the relevant MSCI 25/50 Index and consequently trigger the full rebalancing of that MSCI 25/50 Index.

Issuer Concentration Issues

A minimum of 15 issuers in the relevant parent index is required at any point in time for an MSCI 25/50 Index to be rebalanced as described above. In the event the number of issuers drops below 15 but remains above 11 following a corporate event or a regular index review, MSCI will apply the following adjustments:

•	Number of issuers drops to 14: the buffer mentioned above will be reduced from 10% to 9%. Thus, the weight of any single issuer cannot exceed 22.75% of the index weight and all issuers with weight above 4.55% cannot exceed 45.5% of the index weight.

•	Number of issuers drops to 13: the buffer mentioned above will be reduced from 10% to 4%. Thus, the weight of any single issuer cannot exceed 24% of the index weight and all issuers with weight above 4.8% cannot exceed 48% of the index weight.

•	Number of issuers drops to 12: the buffer mentioned above will be reduced from 10% to 0%. Thus, the weight of any single issuer cannot exceed 25% of the index weight and all issuers with weight above 5% cannot exceed 50% of the index weight.

An MSCI 25/50 Index will need to be discontinued if the number of issuers drops below 12 as mathematically no solution can satisfy the 25% and 50% constraints. MSCI will however temporarily maintain the MSCI 25/50 Index for a minimum of two months before discontinuation by adding the necessary number of securities to that MSCI 25/50 Index. The index discontinuation will coincide with one of the subsequent regular index reviews. The securities to be added will be chosen in the following order of priority:

•	Securities deleted from the relevant MSCI 25/50 Index, provided they exhibit required liquidity and were not deleted due to financial difficulties, etc.

•	Eligible securities of relevant size not included in the relevant parent index, e.g., largest small cap size-segment securities.

In the event that no securities are eligible for temporary addition to the relevant MSCI 25/50 Index, MSCI will provide an index, as close as possible to the 25/50 constraints, for a minimum of two months before discontinuation. The index discontinuation will coincide with one of the subsequent regular index reviews.

Index Calculation and Corporate Events

Please refer to “Global Investable Market Indices Methodology” herein for information relating to the calculation of the MSCI 25/50 Indices, subject to the weight limits, buffer rules and issuer concentration issues described above, and the treatment of corporate events, subject to the maintenance rules described above. For these purposes, the MSCI 25/50 Indices are deemed to be included in the MSCI Indices described in “Global Investable Market Indices Methodology” herein.

License Agreement with MSCI for the MSCI Indices

We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a nonexclusive license and, for a fee, with the right to use the MSCI Indices, which are owned and published by MSCI, in connection with certain securities.

The securities are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the securities, or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the MSCI Indices to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of MSCI Indices which indices are determined, composed and calculated by MSCI without regard to the issuer of these securities. MSCI has no obligation to take the needs of the issuer of these securities, or the owners of these securities, into consideration in determining, composing or calculating the MSCI Indices. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these securities in connection with the administration, marketing or trading of the securities.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The MVIS® Global Junior Gold Miners Index

The MVIS® Global Junior Gold Miners Index (the “Junior Gold Miners Index”) is designed to track the performance of the global gold and silver mining small-cap segment that derive at least 50% (25% for current components) of their revenues from (a) gold mining/royalties/streaming and/or (b) silver mining/royalties/streaming or (c) with mining projects that have the potential to generate at least 50% of their revenues from gold and/or silver when developed. The Junior Gold Miners Index was developed by MV Index Solutions GmbH (“MVIS”) and is maintained and published by MVIS. The Junior Gold Miners Index is calculated by Solactive AG. The Junior Gold Miners Index was launched on August 31, 2009 with a base index value of 1000 as of December 31, 2003. The Junior Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol “MVGDXJ.”

Junior Gold Miners Index Composition and Maintenance

The Index Universe

The index universe includes only common stocks and stocks with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing. Limited partnerships are excluded. Companies from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements on that exchange.

Only stocks that have a full market capitalization exceeding US$50 million are eligible for the index universe.

Investable Index Universe

Only companies with a free-float (or shares available to foreign investors) of 5% or more for existing index components or 10% or more for new components are eligible for inclusion.

In addition to the above, stocks that are currently not in the Junior Gold Miners Index must meet the following size and liquidity requirements:

•	a full market capitalization exceeding US$150 million;

•	a three-month average-daily-trading volume of at least US$1 million at the current review and also at the previous two reviews; and

•	at least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks already in the Junior Gold Miners Index the following applies:

•	a full market capitalization exceeding US$75 million;

•	a three-month average-daily-trading volume of at least US$0.2 million in at least two of the latest three quarters (current review and also at previous two reviews); and

•	a three-month average-daily-trading volume of at least US$0.6 million at current review or at one of the previous two reviews; or at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

In case the number of investable stocks drops below the minimum component number for the Junior Gold Miners Index, additional companies are flagged eligible by MVIS’s decision until the number of eligible stocks equals the minimum component count.

Only one share line of each company is eligible. In case more than one share line fulfills the above size and liquidity rules, only the largest share line by free-float market capitalization is eligible. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide for a different share line.

In case the free-float market capitalization of a non-component share line:

•	exceeds the free-float market capitalization of a share line of the same company which is an index component by at least 25%; and

•	fulfills all size and liquidity eligibility criteria for non-components,

the current component share line will be replaced by the larger one. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide to keep the current share line instead.

Index Constituent Selection

The Junior Gold Miners Index is reviewed on a quarterly basis.

The target coverage of the Junior Gold Miners Index is 100% of the free-float market capitalization of the investable small-cap universe with at least 25 companies. Junior Gold Miners Index constituents are selected using the following procedure:

(1)	Companies are valued by full market capitalization (all secondary lines are grouped). All companies (and not securities) are sorted by full market capitalization in descending order.

(2)	Companies covering the top 60% of the full market capitalization are excluded. Only companies ranking between 60% and 98% qualify for the selection. However, existing components ranking between 55% and 60% or 98% and 99% also qualify for the selection.

(3)	All companies which qualified in step 2 are now viewed as securities (companies with secondary lines are ungrouped and treated separately). Only securities that meet all requirements of the investable index universe are added to the Junior Gold Miners Index.

(4)	In case the number of eligible companies is below 25, additional companies are added by the MVIS’s decision until the number of stocks equals 25.

Index Review Schedule

The reviews for the Junior Gold Miners Index are based on the closing data on the last business day in February, May, August and November. If a company does not trade on the last business day in February, May, August or November, the last available price for this company will be used.

The underlying index data (e.g., new number of shares, new free-float factors and new weighting cap factors) is announced on the second Friday in a quarter-end month (i.e., March, June, September and December). The weighting cap factors are based on closing data of the Wednesday prior to the second Friday in a quarter-end month (i.e., March, June, September and December). Changes to the Junior Gold Miners Index are implemented and based on the closing prices of the third Friday of every quarter-end month (i.e., March, June, September and December). If the third Friday is not a business day, then the review will take place on the last business day before the third Friday. If a constituent of the Junior Gold Miners Index does not trade on the third Friday of a quarter-end month, then the last available price for that index constituent will be used. Changes become effective on the next business day.

For purposes of this description, “business day” means any day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in Frankfurt.

Index Ongoing Maintenance

In addition to the periodic reviews, the Junior Gold Miners Index is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the Junior Gold Miners Index components.

Replacements. For all corporate events that result in a stock deletion from the Junior Gold Miners Index, the deleted stock will be replaced with the highest ranked non-component on the most recent selection list immediately only if the number of components in the Junior Gold Miners Index would drop below 20. The replacement stock will be added at the same weight as the deleted stock. Only in case the number of components drops below its minimum due to a merger of two or more index components, the replacement stock will be added with its uncapped free-float market capitalization weight. In all other cases, the additional weight resulting from the deletion will be redistributed proportionally across all other Junior Gold Miners Index constituents.

Changes to Free-Float Factor and Number of Shares. Changes to the number of shares or the free-float factors due to corporate actions like stock dividends, splits, rights issues, etc. are implemented immediately and will be effective the next trading day (i.e., the ex-date). Simple share/float changes are implemented after a 3-day notice period.

Initial Public Offerings (IPOs) and Spin-Offs. An IPO stock is eligible for fast-track addition to the index universe for the Junior Gold Miners Index once, either at the next quarterly review if it has been trading since at least the last trading day of the month prior to the review snapshot dates (i.e., the last trading day in February, May, August or November) or else at the then-following quarterly review. In order to be added to the Junior Gold Miners Index the IPO stock has to meet the size and liquidity requirements:

•	the IPO must have a full market capitalization exceeding US$150 million;

•	the IPO must have a free-float factor of at least 10%;

•	the IPO must have an average-daily-trading volume of at least US$1 million; and

•	the IPO must have traded at least 250,000 shares per month (or per 22 days).

This rule is applicable for newly spun-off companies as well.

Changes due to Mergers & Takeovers. A merger or takeover is deemed successful if it has been declared wholly unconditional and has received approval of all regulatory agencies with jurisdiction over the transaction. The result of a merger or takeover is typically one surviving stock and one or more non-surviving stocks that may not necessarily be de-listed from the respective trading system(s).

•	If a Junior Gold Miners Index component merges with or takes over another Junior Gold Miners Index component: The surviving stock remains in the Junior Gold Miners Index and the other stock is deleted immediately from the Junior Gold Miners Index. Its shares and float are adjusted according to the terms of the merger/takeover. The index market capitalization of the merged company corresponds to the market capitalization of the two separate companies.

•	If a Junior Gold Miners Index component merges with or takes over a non-Junior Gold Miners Index component: If the surviving stock meets the Junior Gold Miners Index requirements (for country/sector, market capitalization and free-float), it will remain in the Junior Gold Miners Index and its shares (if the share change is greater than 10%) and float will be adjusted according to the terms of the merger/takeover. If the surviving stock does not meet the Junior Gold Miners Index requirements (for country/sector, market capitalization and free-float), it will be deleted immediately from the Junior Gold Miners Index.

•	If a non-Junior Gold Miners Index component merges with or takes over a Junior Gold Miners Index component: If the surviving stock meets the Junior Gold Miners Index requirements (for country/sector, market capitalization and free-float), it will be added to the Junior Gold Miners Index (shares (if the share change is greater than 10%) and float adjusted according to the terms of the merger/takeover) and will replace the current Junior Gold Miners Index component. If the surviving stock does not meet the Junior Gold Miners Index requirements, it will not be added to the Junior Gold Miners Index and the current Junior Gold Miners Index component will be deleted immediately from the Junior Gold Miners Index.

Changes due to Spin-Offs. Each spin-off stock is immediately added to the Junior Gold Miners Index for at least two trading days, if traded on its ex-date. If a spin-off company does not qualify for the Junior Gold Miners Index, it will be deleted based on its respective closing price. Shares and floats of the surviving companies are adjusted according to the terms of the spin-off.

Additions due to Replacements. In case the number of Junior Gold Miners Index components drops below the minimum component number and no non-component stock is eligible as a replacement, the determination of the addition is subject to MVIS’s decision.

Index Calculation

The value of the Junior Gold Miners Index is calculated using the Laspeyres’ formula, rounded to two decimal places, with stock prices converted to U.S. dollars:

where (for all stocks (i) in the Junior Gold Miners Index):

pi = stock price (rounded to four decimal places);

qi = number of shares;

ffi = free-float factor (rounded to two decimal places);

fxi = exchange rate (local currency to U.S. Dollar) (rounded to 12 decimal places);

cfi = company-weighting cap factor (if applicable, otherwise set to 1) (rounded to 16 decimal places);

M = free-float market capitalization of the Junior Gold Miners Index; and

D = divisor (rounded to six decimal places).

Free-Float

The Junior Gold Miners Index is free-float adjusted — that is, the number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits. These are combined with the block-ownership adjustments into a single factor. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result. Free-float factors are reviewed quarterly.

Company-Weighting Cap Factors

Companies in the Junior Gold Miners Index are ranked according to their free-float market capitalization, as modified by the company-weighting cap factors. The Junior Gold Miners Index used the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary. The following weighting scheme applies to the Junior Gold Miners Index:

(1)	All Junior Gold Miners Index components are weighted by their free-float market capitalization. The maximum weight for any single stock is 8%. If a stock exceeds the maximum weight, then the weight will be reduced to the maximum weight and the excess weight shall be redistributed proportionally across all other Junior Gold Miners Index constituents. This process is repeated until no stocks have weights exceeding the respective maximum weight.

(2)	The 8%-cap weighting scheme will be applied to the largest stocks and the excess weight after each step shall be redistributed across all other (uncapped) stocks in the Junior Gold Miners Index on a proportional basis:

a.	If the largest two stocks exceed 8%, both will be capped at 8%.

b.	If the 3rd largest stock exceeds 7%, it will be capped at 7%.

c.	If the 4th largest stock exceeds 6.5%, it will be capped at 6.5%.

d.	If the 5th largest stock exceeds 6%, it will be capped at 6%.

e.	If the 6th largest stock exceeds 5.5%, it will be capped at 5.5%.

f.	If the 7th largest stock exceeds 5%, it will be capped at 5%.

g.	If any other stock exceeds 4.5%, it will be capped at 4.5%.

(3)	The maximum weight for silver stocks is 4.5%.

Sector-Weighting Cap Factor

Companies determined to be ‘silver’ stocks must not constitute more than 20% of the Junior Gold Miners Index. If at a quarterly review, the aggregated weighting of all silver stocks represents more than 20% of the Junior Gold Miners Index, a sector-weighting cap factor is applied. This sector-weighting cap factor is calculated to ensure that the aggregated weighting of all gold stocks will not be less than 80% and the aggregated weighting of all silver stocks is capped at 20%.

Divisor Adjustments

Index maintenance (reflecting changes in, e.g., shares outstanding, capital actions, addition or deletion of stocks to the Junior Gold Miners Index) should not change the level of the Junior Gold Miners Index. This is accomplished with an adjustment to the divisor. Any change to the stocks in the Junior Gold Miners Index that alters the total market value of the Junior Gold Miners Index while holding stock prices constant will require a divisor adjustment.

where ΔMC is the difference between closing market capitalization and adjusted closing market capitalization of the Junior Gold Miners Index.

Data Correction

Incorrect or missing input data will be corrected immediately.

Corporate Action Related Adjustments

Corporate actions range widely from routine share issuances or buy backs to unusual events like spin-offs or mergers. These are listed on the table below with notes about the necessary changes and whether the divisor will be adjusted. Implementation takes place on the ex-date.

Special cash dividend pi, adjusted = pi – (Dividend x (1 – Withholding Tax))	Divisor change: Yes
Split Shareholders receive “B” new shares for every “A” share held.	Divisor change: No

Rights offering Shareholders receive “B” new shares for every “A” share held. If the subscription-price is either not available or not smaller than the closing price, then no adjustment will be done.	Divisor change: Yes

Stock dividend Shareholders receive “B” new shares for every “A” share held.	Divisor change: No

Stock dividend from treasury Stock dividends from treasury are adjusted as ordinary cash dividends. Shareholders receive ‘B’ new shares for every ‘A’ share held.	Divisor change: Yes

Stock dividend of a different company security Shareholders receive “B” shares of a different company for every “A” share held.	Divisor change: Yes

Spin-offs Shareholders receive “B” new shares for every “A” share held.	Divisor change: Yes

Addition/deletion of a company Net change in market value determines the divisor adjustment.	Divisor change: Yes

Changes in shares outstanding/free-float

Any secondary issuance, share repurchase, buy back, tender offer, Dutch auction, exchange offer, bought deal equity offering or prospectus offering will be updated at the quarterly review (with respect to the Junior Gold Miners Index) if the change is smaller than 10%. Changes larger than 10% will be pre-announced (3 trading days’ notice) and implemented on a best efforts basis. If necessary and information is available, resulting float changes are taken into consideration. Share changes will not be implemented in the week between review announcement and implementation.

Divisor change: Yes

Changes due to a merger/takeover/spin-off Net change in free-float market value determines the divisor adjustment. In case of no change, the divisor change is 0.	Divisor change: Yes

With corporate actions where cash dividends or other corporate assets are distributed to shareholders, the price of the stock will drop on the ex-dividend day (the first day when a new shareholder is eligible to receive the distribution). The effect of the divisor adjustment is to prevent this price drop from causing a corresponding drop in the Junior Gold Miners Index.

Corporate actions are announced at least four days prior to implementation.

The Nasdaq-100 Index®

The Nasdaq-100 Index® (the “Nasdaq Index”) is a modified market capitalization-weighted index of stocks of 100 of the largest non-financial companies listed on The Nasdaq Stock Market. The Nasdaq Index, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 125.00, as adjusted. The Nasdaq Index was developed by, and is calculated, maintained and published by Nasdaq, Inc. (“Nasdaq”). Current information regarding the market value of the Nasdaq Index is available from Nasdaq as well as numerous market information services. The Nasdaq Index share weights of the component securities of the Nasdaq Index at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the Nasdaq Index is directly proportional to the value of its Nasdaq Index share weight. The Nasdaq Index is reported by Bloomberg L.P. under the ticker symbol “NDX.”

Calculation of the Nasdaq-100 Index

At any moment in time, the value of the Nasdaq Index equals the aggregate value of the then-current Nasdaq Index share weights of each of the Nasdaq Index component securities, which are based on the total shares outstanding of each such Nasdaq Index component security, multiplied by each such security’s respective last sale price on The Nasdaq Stock Market (which may be the official closing price published by The Nasdaq Stock Market), and divided by a scaling factor (the “Divisor”), which becomes the basis for the reported Nasdaq Index value. The Divisor serves the purpose of scaling such aggregate value to a lower order of magnitude which is more desirable for Nasdaq Index reporting purposes.

Component Security Eligibility Criteria

Initial Eligibility Criteria

To be eligible for initial inclusion in the Nasdaq Index, a security must meet the following criteria:

•	the issuer of the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•	a security must be issued by a non-financial company;

•	a security may not be issued by an issuer currently in bankruptcy proceedings;

•	a security must have an average daily trading volume of at least 200,000 shares in the previous three months (measured annually during the ranking review process described below);

•	if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States (measured during the ranking review process);

•	the issuer of the security may not have entered into a definitive agreement or other arrangement where the transaction is determined to be highly probable and would likely result in the security no longer being Nasdaq Index eligible;

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and

•	the security must have “seasoned” on the Nasdaq, NYSE or CBOE. Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months (excluding the first month of initial listing).

Continued Eligibility Criteria

In addition, to be eligible for continued inclusion in the Nasdaq Index, the security must meet the following criteria:

•	the issuer of the security’s primary U.S. listing must be exclusively listed on the Nasdaq Global Select Market or the Nasdaq Global Market;

•	the security must be issued by a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have an average daily trading volume of at least 200,000 shares in the previous three month trading period (measured during the ranking review process);

•	if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

•	the issuer must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the Nasdaq Index at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the Nasdaq Index effective after the close of trading on the third Friday of the following month; and

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

For the purposes of Nasdaq Index eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying security.

These Nasdaq Index eligibility criteria may be revised from time to time by Nasdaq without regard to the securities.

Annual Ranking Review

The composition of the Nasdaq Index is evaluated on an annual basis, except under extraordinary circumstances that may result in an interim evaluation, as follows (this evaluation is referred to herein as the “ranking review”). Securities listed on The Nasdaq Stock Market that meet the applicable eligibility criteria are ranked by market value. Nasdaq Index -eligible securities that are already in the Nasdaq Index and whose issuer is ranked in the top 100 eligible companies (based on market capitalization) are retained in the Nasdaq Index. A Nasdaq Index issuer that is ranked 101 to 125 is generally retained, provided that such issuer was ranked in the top 100 eligible issuers as of the previous ranking review or was added to the Nasdaq Index subsequent to the previous ranking review. Nasdaq Index issuers not meeting such criteria are replaced. Additionally, if at the time of the ranking review an eligible issuer not currently in the Nasdaq Index is ranked within the top 75 eligible securities by market capitalization and is not one of the replacement securities, it will be automatically added to the Nasdaq Index and the smallest issuer by market capitalization will be removed from the Nasdaq Index. The replacement securities chosen are those eligible securities not currently in the Nasdaq Index whose issuers have the largest market capitalization. The data used in the ranking includes market data as of the last trading of October and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November.

Generally, the list of annual additions and deletions as a result of the annual evaluation is publicly announced via a press release in the early part of December. Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year other than the ranking review, a Nasdaq Index issuer no longer meets the continued eligibility criteria or is otherwise determined by Nasdaq to become ineligible for continued inclusion in the Nasdaq Index, the issuer will be replaced with the largest market capitalization issuer not currently in the Nasdaq Index and meeting the initial eligibility criteria listed above. Ordinarily, a security will be removed from the Nasdaq Index at its last sale price. If, however, at the time of its removal the security is halted from trading on its primary listing market and an official closing price cannot readily be determined, the security may, in Nasdaq’s discretion, be removed at a zero price. The zero price will be applied to the security after the close of the market but prior to the time the official closing value of the Nasdaq Index is disseminated, which is ordinarily 17:16:00 EST.

Maintenance of the Nasdaq Index

Changes in the price and/or the number of total shares outstanding of each of the Nasdaq Index component securities driven by corporate events such as stock dividends, stock splits and certain spin-offs and rights issuances are adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10.0%, the change will be made to the Nasdaq Index as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The index shares for those underlying stocks are derived from each security’s total shares outstanding. The index shares for those underlying stocks are adjusted by the same percentage amount by which the total shares outstanding have changed in those Nasdaq Index component securities.

The price of the component security is adjusted for the amount of the special cash dividend. A dividend is considered special if the information provided by the listing exchange in their announcement of the ex-date indicates that the dividend is special. A special dividend may also be referred to as extra, extraordinary, non-recurring, one-time, unusual, etc.

Rebalancing of the Nasdaq Index

On a quarterly basis coinciding with the quarterly scheduled index share adjustment procedures in March, June and September, the Nasdaq Index will be rebalanced if it is determined that: (1) the current weight of the single largest market capitalization component security is greater than 24.0% and (2) the “collective weight” of those component securities whose individual current weights are in excess of 4.5%, when added together, exceed 48.0% of the Nasdaq Index.

If either one or both weight distribution requirements are met upon quarterly review or it is determined that a special rebalancing is required, a weight rebalancing will be performed.

First, relating to weight distribution requirement (1) above, if the current weight of the single largest component security exceeds 24.0%, then the weights of all stocks with weights greater than 4.5% will be scaled down proportionately towards 1.0% for the adjusted weight of the single largest component security to be set to 20.0%.

Second, relating to weight distribution requirement (2) above, for those component securities whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all stocks with weights greater than 4.5% will be scaled down proportionately towards 1.0% for the “collective weight,” so adjusted, to be set to 40.0%.

On an annual basis coinciding with the annual evaluation in December, the Nasdaq Index will be rebalanced if it is determined that the “collective weight” of the five largest component securities by weight, when added together, exceeds 40.0% of the Nasdaq Index. In addition, a special rebalancing of the Nasdaq Index may be conducted at any time if it is determined necessary to maintain the integrity of the Nasdaq Index.

If the weight distribution requirement is met upon the annual evaluation or it is determined that a special rebalancing is required, a weight rebalancing will be performed.

If the “collective weight” of the five largest Nasdaq Index securities by weight, when added together, exceeds 40.0% of the Nasdaq Index at the time of the annual evaluation, those top five securities will be scaled down proportionately towards 1.0% for the “collective weight,” so adjusted, to be set to 38.5%. The excess weight due to capping from the five largest, capped securities is redistributed to the remaining securities. Thereafter, all other securities are capped at 4.5% and the weight is proportionally redistributed to all securities that have not yet been capped.

In the event of a special rebalance, either coinciding with the quarterly review or annual evaluation (or at any other point in time where necessary), prior month-end shares outstanding and prices for each security in the Nasdaq Index are utilized to calculate the weights that require capping and the associated index shares. If a special rebalance were to occur in accordance with the quarterly scheduled index adjustment or annual evaluation, the index weights will be determined anew based upon the last sale prices and aggregate capitalization of the Nasdaq Index at the close of trading on the last day in February, May, August and November. Changes to the index weights will be made effective after the close of trading on the third Friday in March, June, September and December and an adjustment to the divisor is made to ensure continuity of the Nasdaq Index.

Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current index weights. However, Nasdaq may from time to time determine rebalanced weights, if necessary, by applying the above procedure to the actual current market capitalization of the component securities. In such instances, Nasdaq would announce the different basis for rebalancing prior to its implementation.

At the quarterly rebalancing, data is cutoff as of the previous month end and no changes are made to the Nasdaq Index from that cutoff until the quarterly share change effective date with the single exception for corporate actions with an ex-date.

License Agreement with Nasdaq

We have entered into an agreement with Nasdaq providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Nasdaq Index which is owned and published by Nasdaq, in connection with certain securities.

The securities are not sponsored, endorsed, sold or promoted by Nasdaq (Nasdaq along with its affiliates, the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied to the owners of the securities, or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq Index, to track general stock market performance. The Corporations’ only relationship to Credit Suisse is in the licensing of the Nasdaq Index trademarks or service marks, and certain trade names of the Corporations and the use of the Nasdaq Index which are determined, composed and calculated by Nasdaq without regard to Credit Suisse or the securities. Nasdaq has no obligation to take the needs of Credit Suisse or the owners of the securities into consideration in determining, composing or calculation the Nasdaq Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

NASDAQ®, NASDAQ 100® AND NASDAQ 100 INDEX® ARE TRADE OR SERVICE MARKS OF THE CORPORATIONS AND ARE LICENSED FOR USE BY CREDIT SUISSE. THE SECURITIES HAVE NOT BEEN PASSED ON BY THE CORPORATIONS AS TO THEIR LEGALITY OR SUITABILITY. THE SECURITIES ARE NOT ISSUED, ENDORSED, SOLD OR PROMOTED BY THE CORPORATIONS. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

The NIFTY 50 Index

The NIFTY 50 Index is a 50-stock, market capitalization-weighted index comprising large and highly liquid securities traded on the National Stock Exchange of India Ltd. (“NSE”). The NIFTY 50 Index covers 13 sectors of the Indian economy and includes securities with a market capitalization representing approximately 65% of the free-float market capitalization of the stocks traded (listed and traded and not listed but permitted to trade) on the NSE. The NIFTY 50 Index is calculated and maintained by NSE Indices Limited, formerly known as India Index Services & Products Limited (“IISL”), and is disseminated on the NSE Indices Limited and NSE websites. Information contained in the NSE Indices Limited and NSE websites is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any pricing supplement. The NIFTY 50 Index was established with a base value of 1000 and a base capital of 2.06 trillion Indian rupees as of November 3, 1995, which marked the completion of one year of operations of NSE’s Capital Market Segment. All prices for the NIFTY 50 Index are in Indian rupees. The NIFTY 50 Index is reported by Bloomberg L.P. under the ticker symbol “NIFTY.”

Selection Criteria

To be eligible for inclusion in the NIFTY 50 Index, a company must be domiciled in India and traded (listed and traded and not listed but permitted to trade) on the NSE. In order to become eligible for inclusion in the NIFTY 50 Index, a stock must be available for trading in NSE’s Futures & Options segment. A company must also meet differential voting, liquidity, free float adjusted market capitalization, listing history and trading history requirements, as described below.

Differential Voting Rights

Equity securities with Differential Voting Rights (“DVRs”) are eligible for inclusion in the NIFTY 50 Index subject to fulfillment of criteria given below:

•	Market capitalization criteria is measured at a company level by aggregating the market capitalization of individual class of security meeting the liquidity criteria for the NIFTY 50 Index.

•	Free float of DVR equity class share should be at least 10% of free float market capitalization of the company (voting equity class share and DVR equity class share) and 100% free float market capitalization of last security in the NIFTY 50 Index.

•	It should meet liquidity criteria applicable for the NIFTY 50 Index.

•	Upon inclusion of DVRs in the NIFTY 50 Index, the NIFTY 50 Index may not have a fixed number of securities. For example, if DVR of an existing NIFTY 50 Index constituent is included in the NIFTY 50 Index, the NIFTY 50 Index will have 51 securities but continue to have 50 companies.

•	It is possible that the DVR is eligible for inclusion in the NIFTY 50 Index whereas the full voting rights security class is ineligible. In such scenario, the DVRs shall be included in the NIFTY 50 Index irrespective of whether full voting rights share class is part of the NIFTY 50 Index.

Liquidity

For inclusion in the NIFTY 50 Index, the security should have traded at an average impact cost of 0.50% or less for 90% of the observations for portfolio of Rs. 10 crores during the six months prior to the date of review. Impact cost is the cost of executing a transaction in a security in proportion to its index weight, measured by market capitalization at any point in time. This is the percentage markup suffered while buying or selling the desired quantity of a security compared to its ideal price, which is the average of the best buy price and the best sell price.

Float-Adjusted Market Capitalization

Companies eligible for inclusion in the NIFTY 50 Index must have at least 1.5 times the average free-float market capitalization of the current smallest index constituent.

Listing History

A company which comes out with an initial public offering will be eligible for inclusion in the NIFTY 50 Index if it fulfills the normal eligibility criteria for the NIFTY 50 Index (impact cost and float-adjusted market capitalization) for a three-month period instead of a six-month period. At the time of index reconstitution, a company which has undergone a scheme of arrangement for a corporate event such as a spin-off, capital restructuring, etc. would be considered eligible for inclusion in the NIFTY 50 Index if as of the cut-off date for sourcing data of the preceding six months for index reconstitution, a company has completed three calendar months of trading period after the stock has traded on ex basis subject to fulfillment of all eligibility criteria for inclusion in the NIFTY 50 Index.

Trading Frequency

The company’s trading frequency should be 100% in the last six months.

Index Calculation

Investible Weight Factors

The Investible Weight Factors (“IWFs”) for each company in the NIFTY 50 Index are determined based on the public shareholding of the companies as disclosed in the shareholding pattern submitted to the stock exchanges on a quarterly basis accumulated and implemented on a quarterly basis from March, June, September and December effective after the expiry of the F&O contracts. The following categories are excluded from the free float factor computation:

•	shareholding of promoter and promoter group;

•	government holding in the capacity of strategic investor;

•	shares held by promoters through ADR/GDRs;

•	strategic stakes by corporate bodies;

•	investments under FDI category;

•	equity held by associate/group companies (cross-holdings);

•	employee Welfare Trusts; and

•	shares under lock-in category.

Price Index Calculations

The NIFTY 50 Index is computed using a market capitalization weighted method wherein the level of the NIFTY 50 Index reflects the total market value of all the stocks in the NIFTY 50 Index relative to the base period as of November 3, 1995. The total market cap of a company or the market capitalization is the product of market price and the total number of outstanding shares of the company.

Market Capitalization = Shares Outstanding * Price

Free Float Market Capitalization = Shares Outstanding * Price * IWF

Index Value = Current Market Value / Base Market Capital * Base Index Value (1000)

Base Market Capital of the NIFTY 50 Index is the aggregate market capitalization of each scrip in the NIFTY 50 Index during the base period. The market cap during the base period is equated to an Index Value of 1000, known as the Base Index Value.

Total Return Index Calculation

The total return version of the NIFTY 50 Index is also available, which assumes dividends are reinvested in the NIFTY 50 Index on the ex date. Corporate actions like dividend announcements do not require any adjustment in the normal price Index (other than special dividend). Special dividend refers to a dividend that is more than 5% of the closing price of a stock declaring the dividend and all cases of dividends (irrespective of the dividend amount) where the entity has sought exemption from the timeline prescribed under the provisions of the Securities and Exchange Board of India (“SEBI”) (Listing Obligations and Disclosure Requirements) Regulations, 2015. A suitable divisor adjustment is made in the case of a special dividend.

A separate Total Returns Index (TR) is calculated which shows the returns on Index portfolio, inclusive of dividends.

Total dividends of scrips in the NIFTY 50 Index = Σ (Dividend per share * Modified Index shares)

Modified index shares = Total outstanding shares * IWF * Capping Factor (if applicable)

Index Maintenance

A professional team at NSE Indices Limited manages the NIFTY 50 Index. NSE Indices Limited has constituted the Index Advisory Committee (Equity), which provides guidance on macro issues pertaining to equity indices. The Index Maintenance Sub-Committee makes all decisions on additions and deletions of companies in equity indices. The committees are comprised of representatives from the financial market such as asset management companies, insurance companies, ratings agencies etc. In order to maintain transparency, the names of the committee members are publicly displayed on the website. None of the members in the above committees (except the exchange representative(s) who coordinate(s) between the Index Advisory Committee (Equity) and the Index Maintenance Sub-Committee) represent more than one committee and thereby the independence of each of the committees is maintained.

The NIFTY 50 Index is reconstituted semi-annually considering six months data ending January and July respectively. The replacement of stocks in the NIFTY 50 Index (if any) is generally implemented from the first working day after F&O expiry of March and September. In case of any replacement in the NIFTY 50 Index, a four weeks’ prior notice is given to the market participants.

Additional index reconstitution may be undertaken in case any of the NIFTY 50 Index constituents undergoes a scheme of arrangement for corporate events such as a merger, a spin-off, compulsory delisting or suspension, etc. The equity shareholders’ approval to a scheme of arrangement is considered as a trigger to initiate the exclusion of such stock from the NIFTY 50 Index through additional index reconstitution.

Further, on a quarterly basis, the NIFTY 50 Index will be screened for compliance with the portfolio concentration norms for exchange-traded funds/index funds announced by SEBI on January 10, 2019. In case of non-compliance, suitable corrective measures will be taken to ensure compliance with the norms.

As part of the semi-annual reconstitution of the NIFTY 50 Index, a maximum of 10% of the index size (number of companies in the NIFTY 50 Index) may be changed in a calendar year. However, the limit of maximum 10% change shall not be applicable for any exclusion of a company on account of scheme of arrangement as stated above.

Changes in the NIFTY 50 Index level reflect changes in the total market capitalization of the NIFTY 50 Index that are caused by stock price movements in the market. They do not reflect changes in the market capitalization of the NIFTY 50 Index, or of the individual stocks, that are caused by corporate actions such as dividend payments, stock splits, distributions to shareholders, mergers, or acquisitions. When a stock is replaced by another stock in the NIFTY 50 Index, the NIFTY 50 Index divisor is adjusted so the change in index market value that results from the addition and deletion does not change the NIFTY 50 Index level.

The NIFTY 50 Index is also monitored on a continuing basis to allow for adjustments due to company additions and deletions, share changes, stock splits, stock dividends etc. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the NIFTY 50 Index. Other corporate actions, such as share issuances, change the market value of the NIFTY 50 Index and require a divisor adjustment to prevent the value of the NIFTY 50 Index from changing.

Adjusting the divisor for a change in market value leaves the value of the NIFTY 50 Index unaffected by the corporate action. Divisor adjustments are made after the close of trading and after the calculation of the closing value of the NIFTY 50 Index. Corporate actions such as splits, stock dividends, rights offerings, and share changes are applied on the ex date.

All singular instances of share changes arising out of additional issue of capital, such as ESOPs, QIPs, ADR/GDR issues, private placements, warrant conversions, and FCCB conversions, which have an impact of 5% or more on the issued share capital of the security are implemented as soon as possible after providing a five-day notice period. Share repurchase (buyback) also have the same rules as applicable to share changes. Changes entailing less than 5% impact on the issued share capital or a free float are accumulated and implemented from the first working day after F&O expiry of March, June, September and December after providing five working days’ prior notice. Where cumulative share changes exceed 5% of the issued share capital within a quarter, such changes are implemented after providing five working days’ prior notice, from the date when such cumulative changes exceeded 5%.

The NIFTY 50 Index is recalculated whenever errors occur. Review of the methodology of the NIFTY 50 Index is carried out on an annual basis. Any change to the methodology of the NIFTY 50 Index is approved by the Index Advisory Committee (Equity) and the same is announced through a press release. In case of market stress or disruption, NSE Indices Limited will review and deal with the situation on a consultative basis with NSE as NSE is the source for price data for computation of the NIFTY 50 Index.

License Agreement with IISL

IISL and Credit Suisse have entered into or will enter into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliates, in exchange for a fee, of the right to use the NIFTY 50 Index, which is owned and published by IISL, in connection with certain securities.

The securities are not sponsored, endorsed, sold or promoted by IISL. IISL does not make any representation or warranty, express or implied, to the owners of the securities, or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the NIFTY 50 Index to track general stock market performance in India. The relationship of IISL to Credit Suisse is only in respect of the licensing of certain trademarks and trade names of its Index which is determined, composed and calculated by IISL without regard to Credit Suisse or the securities. IISL has no obligation to take the needs of Credit Suisse or the owners of the securities into consideration in determining, composing or calculating the NIFTY 50 Index. IISL is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. IISL has no obligation or liability in connection with the administration, marketing or trading of the securities.

IISL does not guarantee the accuracy and/or the completeness of the NIFTY 50 Index or any data included therein and it shall have no liability for any errors, omissions, or interruptions therein. IISL makes no warranty, express or implied, as to results to be obtained by Credit Suisse, owners of the securities, or any other person or entity from the use of the NIFTY 50 Index or any data included therein. IISL makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the NIFTY 50 Index or any data included therein. Without limiting any of the foregoing, IISL expressly disclaims any and all liability for any damages or losses arising out of or related to the securities, including any and all direct, special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

The Nikkei 225 Index

The Nikkei 225 Index (the “Nikkei Index”) is a stock index calculated, published and disseminated by Nikkei Inc. that measures the composite price performance of certain Japanese stocks. The Nikkei Index currently is based on 225 underlying stocks trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries. REITs, preferred stocks, preferred securities and tracking stocks are excluded. All 225 components of the Nikkei Index are listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Index) be included in the Nikkei Index. The Nikkei Index is reported by Bloomberg L.P. under the ticker symbol “NKY.”

Standards for Listing and Maintenance

The Nikkei Index is reviewed annually at the beginning of October. Stocks with high market liquidity are added and those with low liquidity are deleted. At the same time, to take changes in industry structure into account, Nikkei examines the balance of the sectors, in terms of the number of constituents. Liquidity of a stock is assessed by the two measures: “trading value” and “magnitude of price fluctuation by volume,” which is calculated as (High price/Low price) / Volume. Among stocks on the TSE First Section, the top 450 stocks in terms of liquidity are selected to form the “high liquidity group.” Those constituents not in the high liquidity group are deleted. Those non-constituent stocks which are in the top 75 of the high liquidity group are added. After the liquidity deletions and additions, constituents are deleted and added to balance the number of constituents among sectors, and to make the total number of the constituents equal 225.

The 225 companies included in the Nikkei Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. The six sector categories are divided into 36 industrial classifications as follows:

•	Technology—Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

•	Financials—Banks, Miscellaneous Finance, Securities, Insurance;

•	Consumer Goods—Marine Products, Food, Retail, Services;

•	Materials—Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

•	Capital Goods/Others—Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

•	Transportation and Utilities—Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

Among the 450 “high liquidity” stocks, half of those that belong to any sector are designated as the “appropriate number of stocks” for that sector. The actual number of constituents in a sector is then compared with its “appropriate number,” and if the actual number is larger or smaller than the “appropriate number,” then components are deleted or added, as necessary. Stocks to be deleted are selected from stocks with lower liquidity and stocks to be added are selected from stocks with higher liquidity. Stocks selected according to the foregoing procedures are candidates for addition or deletion, as applicable, and the final determinations will be made by Nikkei.

The Nikkei Index is also reviewed on an ongoing basis in response to extraordinary developments, such as bankruptcies or mergers. Any stock becoming ineligible for listing in the TSE First Section due to any of the following reasons will be removed from the Nikkei Index: (a) bankruptcy, including filing for Corporate Reorganization Act, Civil Rehabilitation Act, or liquidation; (b) corporate restructuring such as merger, share exchange or share transfer; (c) excess debt or other reasons; or (d) transfer to the TSE Second Section. In addition, component stocks designated as “securities under supervision” become deletion candidates. However, the decision to delete such candidates will be made by Nikkei by examining the sustainability and the probability of delisting for each individual case. Upon deletion of a stock from the Nikkei Index, Nikkei will generally select as a replacement the most liquid stock that is both in the “high liquidity group” and in the same sector as the deleted stock. When deletions are known in advance, replacements may be selected as part of the periodic review process or by using similar procedures.

Calculation of the Nikkei Index

The Nikkei Index is a modified price-weighted index (i.e., a stock’s weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer) where the sum of the constituent stock prices, adjusted by the presumed par value, is divided by a divisor.

It is calculated by (a) converting the component stocks that do not have a par value of 50 yen to 50 yen par value, as described below, (b) calculating the sum of the share prices of each component stock and (c) dividing such sum by a divisor. Most listed companies in Japan have a par value of 50 yen. All companies included in the Nikkei Index are given an equal weighting based on a par value of 50 yen. Stocks with irregular par values are modified to reflect a 50 yen par value. For example, a stock with a 500 yen par value will have its share price divided by 10 to give a 50 yen par value price. The level of the Nikkei Index is calculated every 5 seconds since July 18, 2017 during TSE trading hours.

In order to maintain continuity in the Nikkei Index in the event of certain changes due to non-market factors affecting the component stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei Index. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any component stock, the divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable weight factor and divided by the new divisor (i.e., the level of the Nikkei Index immediately after such change) will equal the level of the Nikkei Index immediately prior to the change. For the Nikkei Index, presumed par value may be changed for large scale splits and reverse splits. The divisor is not changed in these cases.

License Agreement with Nikkei Inc.

We have derived all information regarding the Nikkei Index contained in this underlying supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Nikkei Inc. The Nikkei Index is calculated, maintained and published by Nikkei Inc.

The Nikkei Index is the intellectual property of Nikkei Inc. Nikkei Inc. was formerly known as Nihon Keizai Shimbun, Inc. The name was changed on January 1, 2007. “Nikkei,” “Nikkei 225” and “Nikkei Stock Average” are

the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the Nikkei Index. Nikkei Digital Media Inc., a wholly-owned subsidiary of Nikkei Inc., calculates and disseminates the Nikkei Index under exclusive agreement with Nikkei Inc. Nikkei Inc. and Nikkei Digital Media Inc. are collectively referred to as the “Nikkei Index Sponsor.”

The securities are not in any way sponsored, endorsed or promoted by the Nikkei Index Sponsor. The Nikkei Index Sponsor does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the Nikkei Index or the figure at which the Nikkei Index stands at any particular day or otherwise. The Nikkei Index is compiled and calculated solely by the Nikkei Index Sponsor. However, the Nikkei Index Sponsor shall not be liable to any person for any error in the Nikkei Index and the Nikkei Index Sponsor shall not be under any obligation to advise any person, including a purchaser or seller of the securities, of any error therein.

In addition, the Nikkei Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei Index.

The NYSE Arca Gold Miners Index

The NYSE Arca Gold Miners Index (the “Gold Miners Index”) is a modified market capitalization-weighted index composed of publicly traded companies involved primarily in the mining of gold and silver. The Gold Miners Index is calculated, maintained and published by the NYSE Arca. The Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol “GDM.”

Eligibility Criteria for Gold Miners Index Components

The Gold Miners Index includes common stocks, American Depository Receipts (“ADRs”) and Global Depository Receipts (“GDRs”) of selected companies that are involved in mining for gold and silver and that are listed for trading on a major stock market that is accessible by foreign investors. Only companies with market capitalization greater than $750 million that have an average daily trading volume of at least 50,000 shares over the past three months and an average daily value traded of at least $1 million over the past three months are eligible for inclusion in the Gold Miners Index. For companies that were already in the Gold Miners Index prior to the September 20, 2013 rebalance, the market capitalization requirement is $450 million, the average daily trading volume requirement is at least 30,000 shares over the past three months and the average daily value traded requirement is at least $600,000 over the past three months. Further, the universe of companies eligible for inclusion in the Gold Miners Index will specifically include those companies that derive at least 50% of their revenues from gold mining and related activities. Companies already in the Gold Miners Index will be removed from the Gold Miners Index in the following quarterly review only if their gold mining revenues fall below the 40% level. The Gold Miners Index will maintain an exposure, of not more than 20% of the Gold Miners Index weight at rebalance, to companies with a significant revenue exposure to silver mining as well as gold mining. These are companies that either (1) have a revenue exposure to silver mining greater than 50% or (2) have a greater revenue exposure to silver mining than gold mining and have a combined gold/silver mining revenue exposure of greater than 50%.

In addition, both streaming companies and royalty companies are eligible for inclusion in the Gold Miners Index. Companies that have not yet commenced production are also eligible for inclusion in the Gold Miners Index, provided that they have tangible revenues that are related to the mining of either gold or silver ore. There are no restrictions imposed on the eligibility of company in how much the company has hedged in gold or silver production via futures, options or forward contracts.

Gold Miners Index Calculation

The Gold Miners Index is calculated using a modified market capitalization weighting methodology. The Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Gold Miners Index. The information utilized in this modification process will be taken from the close of trading on the second Friday of the rebalancing month:

1.	the weight of any single component security may not account for more than 20% of the total value of the Gold Miners Index;

2.	the component securities are split into two subgroups — (1) large and (2) small, which are ranked by their unadjusted market capitalization weight in the Gold Miners Index. Large stocks are defined as having a Gold Miners Index weight greater than or equal to 5%. Small securities are defined as having an Gold Miners Index weight below 5%; and

3.	the final aggregate weight of those component securities which individually represent more than 4.5% of the total value of the Gold Miners Index may not account for more than 45% of the total Gold Miners Index value.

The Gold Miners Index is reviewed quarterly so that the Gold Miners Index components continue to represent the universe of companies involved in the gold mining industry. The NYSE Arca may at any time and from time to time change the number of securities composing the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Arca’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Gold Miners Index. Changes to the Gold Miners Index compositions and/or the component share weights in the Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

At the time of the quarterly rebalance, the quantities for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures.

•	Diversification Rule 1: If any component stock exceeds 20% of the total value of the Gold Miners Index, then all stocks greater than 20% of the Gold Miners Index are reduced to represent 20% of the value of the Gold Miners Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated. If there is no component stock over 20% of the total value of the Gold Miners Index, then Diversification Rule 1 is not executed.

•	Diversification Rule 2: The components are sorted into two groups, (1) large components, with a starting index weight of 5% or greater, and (2) small components, with a weight of under 5% (after any adjustments for Diversification Rule 1). If there are no components that are classified as large components after Diversification Rule 1 is run, then Diversification Rule 2 is not executed. In addition, if the starting aggregate weight of the large components after Diversification Rule 1 is run is not greater than 45% of the starting index weight, then Diversification Rule 2 is not executed. If Diversification Rule 2 is executed, then the large group and the small group will represent 45% and 55%, respectively, of the final index weight. This will be adjusted for through the following process:

o	The weight of each of the large stocks will be scaled down proportionately with a floor of 5% so that the aggregate weight of the large components will be reduced to represent 45% of the Gold Miners Index. If any component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 5% and the proportion by which the stocks were scaled down, the components with weights greater than 5% will be reduced proportionately.

o	The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled up following this distribution, then the weight of the stock is set equal to the product of 4.5% and the proportion by which the stocks were scaled up. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

Gold Miners Index Maintenance

The Gold Miners Index is reviewed quarterly to ensure that at least 90% of the index weight is accounted for by index components that continue to meet the initial eligibility requirements. Components will be removed from the Gold Miners Index during the quarterly review if either (1) the market capitalization falls below $450 million or (2) the average daily volume traded for the previous three months was lower than 30,000 shares and the average daily value traded for the previous three months was lower than $600,000. In conjunction with the quarterly review, the share quantities used in the calculation of the Gold Miners Index are determined based upon current shares outstanding modified, if necessary, to provide greater index diversification, as described above. An ADR or GDR ratio would be incorporated into this shares figure so that the shares utilized in the Gold Miners Index for a depositary receipt is equal to the shares outstanding of the local share class multiplied by the depository receipt ratio. The index components and their share quantities are determined and announced prior to taking effect. The share quantity of each component stock in the index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions, such as stock splits, reverse stock splits, stock dividends or similar events. The share quantities used in the index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews. However, in the event of a merger between two components, the share quantity of the surviving entity may be adjusted to account for any stock issued in the acquisition. The NYSE Arca may substitute stocks or change the number of stocks included in the Gold Miners Index based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations. In the event of component or share quantity changes to the index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization or other corporate actions affecting a component stock of the Gold Miners Index, the index divisor may be adjusted to ensure that there are no changes to the index level as a result of non-market forces.

The NYSE Arca Hong Kong 30 Index

The NYSE Arca Hong Kong 30 Index (“NYSE Arca Hong Kong 30 Index”) is a broad-market index that measures the composite price performance of 30 stocks actively traded on the Stock Exchange of Hong Kong (“SEHK”) and is designed to reflect the movement of the Hong Kong stock market as a whole. The NYSE Arca Hong Kong 30 Index was established on June 25, 1993 with a benchmark value of 350.00. The NYSE Arca Hong Kong 30 Index is calculated and disseminated each New York business day based on the most recent official closing price of each of the component stocks as reported by the SEHK and a fixed HK$/US$ exchange rate. The NYSE Arca Hong Kong 30 Index is calculated, maintained and published by the NYSE Arca, an indirect, wholly owned subsidiary of the American Stock Exchange LLC (“AMEX” or the “American Stock Exchange”), which completed its merger with NYSE Euronext on October 1, 2008. The combined entity is referred to herein as the “Exchange.” The NYSE Arca Hong Kong 30 Index is reported by Bloomberg L.P. under the ticker symbol “HKX.”

Eligibility Standards for the Inclusion and Maintenance of Component Stocks in the NYSE Arca Hong Kong 30 Index

NYSE Arca states that it selects securities comprising the NYSE Arca Hong Kong 30 Index based on their market weight, trading liquidity and representativeness of the business industries reflected on the SEHK. NYSE Arca will require that each NYSE Arca Hong Kong 30 Index component security be one issued by an entity with major business interests in Hong Kong, listed for trading on the SEHK, and have its primary trading market located in a country with which NYSE Arca has an effective surveillance sharing agreement. NYSE Arca will remove any NYSE Arca Hong Kong 30 Index component security that fails to meet any of the foregoing listing and maintenance criteria within 30 days after such a failure occurs. To ensure that the NYSE Arca Hong Kong 30 Index does not consist of a number of thinly-capitalized, low-priced securities with small public floats and low trading volumes, NYSE Arca has established additional listing and maintenance criteria:

•	All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior six-month period, of at least HK$3 billion (approximately US$380 million);

•	All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, a minimum free float value (total freely tradable outstanding shares less insider holdings), based on a monthly average measured over the prior three-month period, of US$238 million, although up to, but no more than, three NYSE Arca Hong Kong 30 Index component securities may have a free float value of less than US$238 million but in no event less than US$150 million, measured over the same period;

•	All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, an average daily closing price, measured over the prior six-month period, not lower than HK$2.50; and

•	All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, an average daily trading volume, measured over the prior six-month period, of more than one million shares per day, although up to, but no more than, three component securities may have an average daily trading volume, measured over the prior six-month period, of less than one million shares per day but in no event less than 500,000 shares per day.

NYSE Arca reviews the NYSE Arca Hong Kong 30 Index’s component securities on a quarterly basis, conducted on the last business day in January, April, July and October. Any component security failing to meet the above listing and maintenance criteria is reviewed on the second Friday of the second month following the quarterly review again to determine compliance with the above criteria. Any NYSE Arca Hong Kong 30 Index component stock failing this second review is replaced by a “qualified” NYSE Arca Hong Kong 30 Index component stock, effective upon the close of business on the following Friday, provided, however, that if such Friday is not a business day, the replacement will be effective at the close of business on the first preceding business day. NYSE Arca will notify its membership immediately after it determines to replace an NYSE Arca Hong Kong 30 Index component stock.

The NYSE Arca Hong Kong 30 Index is maintained by NYSE Arca and contains at least thirty component stocks at all times. NYSE Arca may change the composition of the NYSE Arca Hong Kong 30 Index at any time in order to reflect more accurately the composition and track the movement of the Hong Kong stock market. Any replacement component stock must also meet the component stock listing and maintenance standards as discussed above. If the number of NYSE Arca Hong Kong 30 Index component securities in the NYSE Arca Hong Kong 30 Index falls below thirty, no new option series based on the NYSE Arca Hong Kong 30 Index will be listed for trading unless and until the Securities and Exchange Commission approves a rule filing pursuant to section 19(b) of the Exchange Act of 1934 reflecting such change.

License Agreement with the Exchange

We have entered into an agreement with the Exchange, providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the NYSE Arca Hong Kong 30 Index, which is owned and published by the Exchange, in connection with certain securities.

The securities are not sponsored, endorsed, sold or promoted by the Exchange (including its affiliates). The Exchange has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the securities. The Exchange makes no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the NYSE Arca Hong Kong 30 Index to track general stock market performance. The Exchange has no relationship to Credit Suisse with respect to the NYSE Arca Hong Kong 30 Index other than the licensing of the NYSE Arca Hong Kong 30 Index and the related trademarks for use in connection with the securities, which index is determined, composed and calculated by the Exchange without regard to Credit Suisse or the securities. The Exchange has no obligation to take the needs of Credit Suisse or the owners of the securities into consideration in determining, composing or calculating the NYSE Arca Hong Kong 30 Index. The Exchange is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Exchange has no liability in connection with the administration, marketing or trading of the securities.

The Exchange is under no obligation to continue the calculation and dissemination of the NYSE Arca Hong Kong 30 Index and the method by which the NYSE Arca Hong Kong 30 Index is calculated and the name “NYSE Arca Hong Kong 30 Index” may be changed at the discretion of the Exchange. No inference should be drawn from the information contained in this underlying supplement that the Exchange makes any representation or warranty, implied or express, to you or any member of the public regarding the advisability of investing in securities generally or in the securities in particular or the ability of the NYSE Arca Hong Kong 30 Index to track general stock market performance. The Exchange has no obligation to take into account your interest, or that of anyone else having an interest in determining, composing or calculating the NYSE Arca Hong Kong 30 Index. The use of and reference to the NYSE Arca Hong Kong 30 Index in connection with the securities have been consented to by the Exchange.

The Exchange disclaims all responsibility for any inaccuracies in the data on which the NYSE Arca Hong Kong 30 Index is based, or any mistakes or errors or omissions in the calculation or dissemination of the NYSE Arca Hong Kong 30 Index.

The S&P Dow Jones Indices

The Dow Jones Industrial Average™, the Dow Jones U.S. Financials Index, the Dow Jones U.S. Real Estate Index, the S&P® Homebuilders Select Industry™ Index, the S&P® Metals & Mining Select IndustryTM Index, the S&P® Oil & Gas Exploration & Production Select IndustryTM Index, the Communication Services Select Sector Index, the Consumer Discretionary Select Sector Index, the Consumer Staples Select Sector Index, the Energy Select Sector Index, the Financial Select Sector Index, the Health Care Select Sector Index, the Industrials Select Sector Index, the Materials Select Sector Index, the Real Estate Select Sector Index, the Technology Select Sector Index, the Utilities Select Sector Index, the S&P 500® Index, the S&P MidCap 400® Index, the S&P® 100 Index, and the S&P/ASX 200 Index (each, an “S&P Dow Jones Index” and together, the “S&P Dow Jones Indices”) are calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P Dow Jones”).

The Dow Jones Industrial Average™

The Dow Jones Industrial Average™ (the “DJIA”) is a price-weighted index that seeks to measure of the performance of 30 U.S. blue-chip companies. The DJIA covers all industries with the exception of transportation and utilities. The DJIA is price-weighted rather than market capitalization-weighted, which means that weightings are based only on changes in the stocks’ prices, rather than by both price changes and changes in the number of shares outstanding. The value of the DJIA is the sum of the primary exchange prices of each of the 30 component stocks included in the DJIA divided by a divisor. The divisor used to calculate the price-weighted average of the DJIA is not simply the number of component stocks; rather, the divisor is adjusted to smooth out the effects of stock splits and other corporate actions. While this methodology reflects current practice in calculating the DJIA, no assurance can be given that S&P Dow Jones will not modify or change this methodology in a manner that may affect the amounts payable on the securities at maturity. The DJIA is reported by Bloomberg L.P. under the ticker symbol “DJI.”

DJIA Construction and Maintenance

The DJIA is maintained by a committee, which is currently composed of three representatives of S&P Dow Jones and two representatives of The Wall Street Journal (the “Averages Committee”). The Averages Committee meets at least semi-annually. At each meeting, the Averages Committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the DJIA to the market, companies that are being considered as candidates for addition to an index, and any significant market events. In addition, the Averages Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The index universe consists of securities in the S&P 500® Index, excluding stocks classified under Global Industry Classification Standard (GICS®) code 2030 (Transportation) and 55 (Utilities). While stock selection is not governed by quantitative rules, a stock typically is added only if the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Companies should be incorporated and headquartered in the United States. In addition, a plurality of revenues should be derived from the United States. Maintaining adequate sector representation within the DJIA is also a consideration in the selection process for the DJIA. Changes to the DJIA are made on an as-needed basis. There is no annual or semi-annual reconstruction. Rather, changes in response to corporate actions and market developments can be made at any time.

Corporate Actions

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Adjustment Made to Index	Divisor Adjustment
Spin-off	The price of the parent company is adjusted to the price of the parent company minus (the price of the spun-off company/share exchange ratio). Any potential impacts on index constituents are evaluated by the Averages Committee on a case by case basis.	Yes
Rights offering	The price is adjusted according to the terms of the rights offering.	Yes
Stock dividend, stock split, reverse stock split	The price is adjusted according to the terms of the stock split or dividend.	Yes
Share issuance, share repurchase, equity offering or warrant conversion	None.	No
Special dividends	The price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes
Constituent change	Deletions due to delistings, acquisition or any other corporate event resulting in the deletion of the stock from the DJIA will be replaced on the effective date of the drop.	Yes

The Dow Jones U.S. Sector Indices

Each of the Dow Jones U.S. Financials Index and the Dow Jones U.S. Real Estate Index (each, a “Dow Jones U.S. Sector Index” and together, the “Dow Jones U.S. Sector Indices”) is a subset of the Dow Jones U.S. Index, which is designed to be a measure of the U.S. stock market, covering 95% of U.S. stocks by float-adjusted market capitalization, excluding the most thinly traded securities. The Dow Jones U.S. Index is weighted by float-adjusted market capitalization, rather than full market capitalization, to reflect the actual number of shares available to investors.

The Dow Jones U.S. Financials Index

The Dow Jones U.S. Financials Index is designed to measure the stock performance of U.S. companies in the financials industry. The Dow Jones U.S. Financials Index is one of the 10 Industry indices that make up the Dow Jones U.S. Index. The Dow Jones U.S. Financials Index is reported by Bloomberg L.P. under the ticker symbol “DJUSFN.”

The Dow Jones U.S. Real Estate Index

The Dow Jones U.S. Real Estate Index is designed to track the performance of real estate investment trusts (“REITs”) and other companies that invest directly or indirectly in real estate through development, management, or ownership, including property agencies. REITs are passive investment vehicles that invest primarily in income producing real estate or real estate-related loans and interests. The Dow Jones U.S. Real Estate Index is one of the 20 Supersector indices that make up the Dow Jones U.S. Index. The Dow Jones U.S. Real Estate Index is reported by Bloomberg L.P. under the ticker symbol “DJUSRE.”

Composition and Maintenance of the Dow Jones U.S. Sector Indices

The index universe is defined as all stocks traded on the major U.S. stock exchanges, minus any non-common issues and illiquid stocks. Index component candidates are filtered through screens for share class and eligibility. For share class, index component candidates must be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Fixed-dividend shares and securities such as convertible notes, warrants, rights, mutual funds, unit investment trusts, closed-end fund shares, shares in limited partnerships and business development companies are not eligible. Temporary issues arising from corporate actions, such as “when-issued shares,” are considered on a case-by-case basis when necessary to maintain continuity in a company’s index membership. REITs, listed property trusts and similar real-property-owning pass-through structures taxed as REITs by their domiciles are also eligible. In some cases, companies issue multiple share classes. All publicly listed multiple share class lines are eligible for index inclusion. A separate investable weight factor (“IWF”), which is an adjustment factor that accounts for publicly available shares of a company, is calculated for each class and the class is included, providing it meets eligibility criteria and foreign investors may hold shares in the class. For liquidity, each stock must meet two separate liquidity criteria to be considered eligible for inclusion:

•	12-Month Median Value Traded Ratio (MVTR). Stocks must have an MVTR of at least 20%. Current constituents remain eligible if they have an MVTR of at least 14%. This ratio is calculated by taking the median daily value traded amount for each of the 12 months preceding the rebalancing reference date, multiplying the amount by the number of days that the stock traded during that month, and then dividing by its end-of-month float-adjusted market capitalization. The sum of the 12 monthly values is the MVTR for that stock. If a stock has traded for less than 12 months, the average of the available monthly values is taken and multiplied by 12; and

•	6-Month Median Daily Value Traded (“MDVT”). Stocks must have an MDVT over the six months prior to the rebalancing reference date of at least US$ 250,000. Current constituents remain eligible if they have an MDVT of at least US$ 175,000. If a stock has traded for less than six months, the MDVT amount for as long as the stock has been trading is used.

Stocks in the index universe are sorted by float-adjusted market capitalization. Stocks in the top 95% of the index universe by float-adjusted market capitalization are selected as constituents of the Dow Jones U.S. Index. Selection is subject to a 2% buffer for current and non-current stocks. Current constituents remain eligible up to the 97th percentile as ranked by float-adjusted market capitalization. Non- constituents are eligible up to the 93rd percentile as ranked by float-adjusted market capitalization.

Stocks selected as components of the Dow Jones U.S. Index are then categorized into Subsectors based on their primary source of revenue. The Subsectors are rolled up into Sectors, which in turn are rolled up into Supersectors and finally into Industries. Subsectors, Sectors, Supersectors and Industries are defined by a proprietary classification system used by S&P Dow Jones. The Dow Jones U.S. Financials Index is an Industry that is a subset of the Dow Jones U.S. Index. The Dow Jones U.S. Real Estate Index is a Supersector that is a subset of the Dow Jones U.S. Index.

Each Dow Jones U.S. Sector Index is calculated by means of the divisor methodology. On any given day, the index value is the quotient of the total float-adjusted market capitalization of the relevant Dow Jones U.S. Sector Index’s constituents and its divisor. The key to index maintenance is the adjustment of the divisor. Index maintenance — reflecting changes in shares outstanding, corporate actions, addition or deletion of stocks to the index — should not change the level of the index. This is accomplished with an adjustment to the divisor. Any change to the stocks in the index that alters the total market value of the index while holding stock prices constant will require a divisor adjustment.

The Dow Jones U.S. Sector Indices are reconstituted annually in September. The process includes the review of all stocks in their respective markets to determine eligibility according to the existing criteria. The reference date for data used in the annual reconstitution is the last business day in July. In addition, the IWF for each stock is reviewed and updated as needed. Changes are implemented at the opening of trading on the Monday following the third Friday of September. Changes to shares and IWFs are implemented at the open of trading on the Monday following the third Friday of March, June and December.

Initial Public Offerings. Initial Public Offerings (“IPOs”) and new listings on eligible exchanges are added to the relevant Dow Jones U.S. Sector Index at the next quarterly update if the new listing meets all eligibility requirements. IPOs must have a trading history of at least three months as of the reference date. The reference date for IPO inclusions will be five weeks prior to the effective rebalancing date and additions are effective at the open of Monday following the third Friday of March, June, September and December.

Spinoffs. The spun-off company is added to the relevant Dow Jones U.S. Sector Index, at a zero price at the market close of the day before the ex-date (with no divisor adjustment). If a spun-off company is determined not to be eligible to remain in the relevant Dow Jones U.S. Sector Index, it will be removed after at least one day of regular way trading (with a divisor adjustment). Spinoffs are assigned the same size and style as the parent company at the time of the event. All spinoff sizes are evaluated at the next quarterly update.

Additions. Generally no companies are added to the Dow Jones U.S. Sector Indices between annual reconstitutions except for IPOs and spinoffs as described above. Any exceptions to this rule will be announced in advance. Any stocks considered for addition at the quarterly rebalance must have a float market capitalization larger than the smallest stock included in the relevant Dow Jones U.S. Sector Index at the time of the previous reconstitution.

Deletions. Between rebalancings, a company can be deleted from the Dow Jones U.S. Sector Indices due to corporate events such as mergers, acquisitions, takeovers, delistings or bankruptcies. Whenever possible, changes in a Dow Jones U.S. Sector Index’s constituents are announced at least two business days prior to their implementation date. If an index constituent is suspended by its primary market, it may be removed from the relevant Dow Jones U.S. Sector Index at the discretion of the Global Equity Indices Index Committee. Whenever practicable, S&P Dow Jones will use the best-available alternate pricing source to determine the value at which the company should be removed from the relevant Dow Jones U.S. Sector Index.

Governance of the Dow Jones U.S. Sector Indices

The Dow Jones Global Indices® are maintained by the Global Equity Indices Index Committee. All committee members are full-time professional members of S&P Dow Jones’ staff. The Global Equity Indices Index Committee meets regularly. At each meeting, the Global Equity Indices Index Committee may review pending corporate actions that may affect index constituents, statistics comparing the composition of the Dow Jones U.S. Sector Indices to the market, companies that are being considered as candidates for addition to the Dow Jones U.S. Sector Indices, and any significant market events. In addition, the Global Equity Indices Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The S&P U.S. Indices

The S&P 500® Index, the S&P MidCap 400® Index and the S&P 100® Index are each, an “S&P U.S. Index” and together, the “S&P U.S. Indices.”

The S&P 500® Index

The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

The S&P MidCap 400® Index

The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The S&P MidCap 400® Index is reported by Bloomberg L.P. under the ticker symbol “MID.”

The S&P 100® Index

The S&P 100® Index consists of stocks of 100 companies selected from the S&P 500® Index to provide a performance benchmark for the large market capitalization segment of the U.S. equity markets. Only companies included in the S&P 500® Index are eligible for inclusion in the S&P 100® Index. Because the S&P 100® Index is derived from the S&P 500® Index, the S&P 100® Index stocks are also subject to the published S&P 500® criteria for additions and deletions. All stocks added to the S&P 100® Index must also maintain exchange-listed options. Constituents of the S&P 100® Index are selected for sector balance. S&P Dow Jones may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 100® Index to achieve the objectives stated above. Relevant criteria employed by S&P Dow Jones include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the market value and trading activity of the common stock of that company. S&P

Dow Jones may remove a company that substantially violates one or more of the criteria for index inclusion from the S&P 100® Index. The S&P 100® Index is reported by Bloomberg L.P. under the ticker symbol “OEX.”

Composition of the S&P U.S. Indices

Index constituents are selected from the S&P Total Market Index. Additions to the S&P U.S. Indices are evaluated based on the following eligibility criteria:

•	Market Capitalization. The unadjusted company market capitalization should be within a specified range for the relevant S&P U.S. Index. These ranges are reviewed from time to time to assure consistency with market conditions. A company meeting the unadjusted company market capitalization criteria is also required to have a security level float-adjusted market capitalization that is at least 50% of the relevant S&P U.S. Index’s unadjusted company level minimum market capitalization threshold. For spin-offs, S&P U.S. Index membership eligibility is determined using when-issued prices, if available.

•	Liquidity. Using composite pricing and volume, the ratio of annual dollar value traded (defined as average closing price over the period multiplied by historical volume) to float-adjusted market capitalization should be at least 1.00, and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date.

•	Domicile. Only common stocks of U.S. companies are eligible. For index purposes, a U.S. company has the following characteristics:

•	the company files 10-K annual reports;

•	the U.S. portion of fixed assets and revenues constitutes a plurality of the total, but need not exceed 50%. When these factors are in conflict, fixed assets determine plurality. Revenue determines plurality when there is incomplete asset information. Geographic information for revenue and fixed asset allocations are determined by the company as reported in its annual filings. If this criteria is not met or is ambiguous, S&P Dow Jones may still deem the company to be a U.S. company for index purposes if its primary listing, headquarters and incorporation are all in the United States and/or “a domicile of convenience” (Bermuda, Channel Islands, Gibraltar, islands in the Caribbean, Isle of Man, Luxembourg, Liberia or Panama); and

•	the primary listing is on an eligible U.S. exchange as described below.

In situations where the only factor suggesting that a company is not a U.S. company is its tax registration in a “domicile of convenience” or another location chosen for tax-related reasons, S&P Dow Jones normally determines that the company is still a U.S. company. The final determination of domicile eligibility is made by the S&P Dow Jones’ U.S. Index Committee.

•	Public Float. There should be a public float of at least 50% of the company’s stock.

•	Sector Classification. The company is evaluated for its contribution to sector balance maintenance, as measured by a comparison of each GICS® sector’s weight in the relevant S&P U.S. Index with its weight in the S&P Total Market Index, in the relevant market capitalization range. The S&P Total Market Index is a float-adjusted, market-capitalization weighted index designed to track the broad equity market, including large-, mid-, small- and micro-cap stocks.

•	Financial Viability. The sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (“GAAP”) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter. For equity real estate investment trusts (“REITs”), financial viability is based on GAAP earnings and/or Funds From Operations (“FFO”), if reported.

•	Treatment of IPOs. Initial public offerings should be traded on an eligible exchange for at least 12 months before being considered for addition to an S&P U.S. Index. Spin-offs or in-specie distributions from existing constituents do not need to be seasoned for 12 months prior to their inclusion in an S&P U.S. Index.

•	Exchange Listing. A primary listing on one of the following U.S. exchanges is required: New York Stock Exchange, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX exchanges. Ineligible exchanges include the OTC Bulletin Board and Pink Sheets.

•	Organizational Structure and Share Type. Eligible organizational structures and share types are corporations (including equity and mortgage REITS) and common stock (i.e., shares). Ineligible organizational structures and share types include business development companies, limited partnerships, master limited partnerships, limited liability companies, closed-end funds, exchange-traded funds, exchange-traded notes, royalty trusts, special purposes acquisition companies, preferred and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights, American Depositary Receipts and tracking stocks.

As of July 31, 2017, the securities of companies with multiple share class structures (including companies with listed and unlisted share classes) are no longer eligible to be added to the S&P U.S. Indices, but securities already included in an S&P U.S. Index have been grandfathered and are not affected by this change.

Removals from the S&P U.S. Indices are evaluated based as follows:

•	Companies that are involved in mergers, acquisitions or significant restructuring such that they no longer meet inclusion criteria. Companies delisted as a result of merger, acquisition or other corporate action are removed at a time announced by S&P Dow Jones, normally at the close of the last day of trading or expiration of a tender offer. Constituents that are halted from trading may be kept in an S&P U.S. Index until trading resumes, at the discretion of S&P Dow Jones. If a stock is moved to the pink sheets or the bulletin board, the stock is removed.

Any company that is removed from an S&P U.S. Index (including discretionary and bankruptcy/exchange delistings) must wait a minimum of one year from its index removal date before being reconsidered as a replacement candidate.

•	Companies that substantially violate one or more of the addition criteria. S&P Dow Jones believes turnover in membership in the S&P U.S. Indices should be avoided when possible. At times a stock may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to the S&P U.S. Indices, not for continued membership. As a result, an index constituent of the S&P U.S. Indices that appears to violate criteria for addition to that index is not deleted unless ongoing conditions warrant an index change. When a stock is removed from an index, S&P Dow Jones explains the basis for the removal.

Current constituents of an S&P U.S. Index can be migrated from one S&P U.S. Index to another without meeting the financial viability, public float and/or liquidity eligibility criteria if the S&P Dow Jones’ U.S. Index Committee decides that such a move will enhance the representativeness of the relevant index as a market benchmark. Companies that are spun-off from current S&P U.S. Index constituents do not need to meet the outside addition criteria, but they should have a total market cap representative of the relevant S&P U.S. Index.

Calculation of the S&P U.S. Indices

The S&P U.S. Indices are float-adjusted market capitalization-weighted indices. On any given day, the index value of each S&P U.S. Index is the total float-adjusted market capitalization of that S&P U.S. Index’s constituents divided by its divisor. The float-adjusted market capitalization reflects the price of each stock in the relevant S&P U.S. Index multiplied by the number of shares used in the index value calculation.

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude closely held shares from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to distinguish between long-term, strategic shareholders, whose holdings depend on concerns such as maintaining control rather than the shorter term economic fortunes of the company, and shareholders who are considered more short-term in nature. Generally, these long-term strategic shareholders include, but are not limited to, officers and directors, private equity, venture capital & special equity firms, asset managers and insurance companies with board of director representation, other publicly traded companies that hold shares, holders of restricted shares, company-sponsored employee share plans/trusts, defined contribution plans/savings, and investment plans, foundations or family trusts associated with the company, government entities at all levels (other than government retirement/pension funds), sovereign wealth funds and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Restricted shares are generally not included in total shares outstanding except for shares held as part of a lock-up agreement. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, S&P Dow Jones calculates an Investable Weight Factor (“IWF”), which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the relevant S&P U.S. Index.

Divisor. Continuity in index values of each S&P U.S. Indices is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the relevant S&P U.S. Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of each S&P U.S. Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of that S&P U.S. Index. The divisor of each S&P U.S. Index is adjusted such that the index value of that S&P U.S. Index at an instant just prior to a change in base capital equals the index value of that S&P U.S. Index at an instant immediately following that change.

Maintenance of the S&P U.S. Indices

Changes to index composition are made on an as-needed basis. There is no scheduled reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Dow Jones’ U.S. Index Committee.

Share Updates. Changes in a company’s shares outstanding and IWF due to its acquisition of another public company are made as soon as reasonably possible. At S&P Dow Jones’ discretion, de minimis merger and acquisition share changes are accumulated and implemented with the quarterly share rebalancing. All other changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September and December.

5% Rule. Constituent share changes related to public offerings of at least 5% are implemented weekly. Public offerings are eligible for weekly implementation if all information is available in a timely fashion. Any concurrent share repurchase or share issuance by the affected company, even if less than 5% will also be included in the treatment as long as the selling shareholder’s stake equals at least 5% of the total shares of the company.

If a 5% or more share change causes a company’s IWF to change by five percentage points or more (for example from 0.80 to 0.85), the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.

For weekly share reviews involving companies with multiple share classes, the 5% share change threshold is based on each individual share class rather than total company shares.

Share/IWF Freezes. A share/IWF freeze period is implemented during each quarterly rebalancing. The freeze period begins after the market close on the Tuesday preceding the second Friday of each rebalancing month (i.e., March, June, September, and December) and ends after the market close on the third Friday of a rebalancing month. Pro-forma files are normally released after the market close on the second Friday, one week prior to the rebalancing effective date. In September, preliminary share and float data are released on the first Friday of the month, but the share freeze period for September will follow the same schedule as the other three quarterly share freeze periods. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 13, the share/IWF freeze period will begin after the close of trading on Tuesday, March 10 and will end after the close of trading the following Friday, March 20 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed except for certain corporate action events (such as merger activity, stock splits, rights offerings). Share/IWF changes for index constituents resulting from secondary public offerings that would otherwise be eligible for next day implementation are instead collected during the freeze period and added to the weekly share change announcement on the third Friday of the rebalancing month for implementation the following Friday night. There is no weekly share change announcement on the first and second Friday of a rebalancing month.

Outside Additions to the S&P U.S. Indices. If a company is added to one of the S&P U.S. Indices, its IWF and shares outstanding are subject to review at the discretion of the S&P Dow Jones’ U.S. Index Committee.

Corporate Actions. Corporate actions (such as stock splits, stock dividends, non-zero price spin-offs and rights offerings) are applied after the close of trading on the day prior to the ex-date.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the S&P Dow Jones’ U.S. Index Committee’s discretion.

The table below summarizes the types of index maintenance adjustments and indicates whether or not a divisor adjustment is required.

Type of Corporate Action	Adjustment Made to an S&P U.S. Index	Divisor Adjustment
Company added/deleted	Net change in market value determines divisor adjustment.	Yes
Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	The spin-off is added to the relevant S&P U.S. Index on the ex-date at a price of zero.	No
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the relevant S&P U.S. Index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special dividend	The stock price is adjusted by the amount of the dividend; the divisor adjustment reflects the net change to the index market capitalization.	Yes
Rights offering	The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market capitalization measured as the shares issued multiplied by the price paid.	Yes

Stock splits and stock dividends do not affect the divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P Dow Jones so that there is no change in the market value of the relevant component. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Governance of the S&P U.S. Indices

The S&P U.S. Indices are maintained by the S&P Dow Jones’ U.S. Index Committee. All S&P Dow Jones’ U.S. Index Committee members are full-time professional members of S&P Dow Jones’ staff. The S&P Dow Jones’ U.S. Index Committee meets monthly. At each meeting, the S&P Dow Jones’ U.S. Index Committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the S&P U.S. Indices to the market, companies that are being considered as candidates for addition to an S&P U.S. Index, and any significant market events. In addition, the S&P Dow Jones’ U.S. Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The S&P Select Industry Indices

The S&P® Homebuilders Select Industry™ Index, the S&P® Metals & Mining Select Industry™ Index and the S&P® Oil & Gas Exploration & Production Select IndustryTM Index (each, a “Select Industry Index” and collectively, the “Select Industry Indices”) are modified equal-weighted indices that are designed to measure the performance of stocks composing specific GICS® sub-industries or groups of sub-industries in the S&P Total Market Index (the “S&P TM Index”). Membership is based on a company’s GICS® classification, as well as liquidity and market capitalization requirements. The S&P TM Index offers broad market exposure to companies of all market capitalization, including all U.S. common equities with a primary listing on the New York Stock Exchange, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX exchanges. Only U.S. companies are eligible for inclusion in the S&P TM Index.

The S&P® Homebuilders Select IndustryTM Index

The S&P® Homebuilders Select IndustryTM Index is a modified equal-weighted index that is designed to measure the performance of the GICS® homebuilding sub-industry of the S&P TM Index. The S&P® Homebuilders Select IndustryTM Index may also include companies in the following supplementary GICS® sub-industries: building products; home furnishings; home improvement retail; homefurnishing retail and household appliances. The S&P® Homebuilders Select IndustryTM Index is reported by Bloomberg L.P. under the ticker symbol “SPSIHO.”

The S&P® Metals & Mining Select IndustryTM Index

The S&P® Metals & Mining Select IndustryTM Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TM Index: aluminum; coal and consumable fuels; copper; diversified metals and mining; gold; precious metals and minerals; silver and steel. The S&P® Metals & Mining Select IndustryTM Index is reported by Bloomberg L.P. under the ticker symbol “SPSIMM.”

The S&P® Oil & Gas Exploration & Production Select IndustryTM Index

The S&P® Oil & Gas Exploration & Production Select IndustryTM Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TM Index: integrated oil and gas; oil and gas exploration and production; and oil and gas refining and marketing. The S&P® Oil & Gas Exploration & Production Select IndustryTM Index is reported by Bloomberg under the ticker symbol “SPSIOP.”

Select Industry Index Eligibility

To qualify for membership in a Select Industry Index, at each quarterly rebalancing, a company must satisfy the following criteria:

1.	be a member of the S&P TM Index;

2.	be included in the relevant GICS® sub-industries for the applicable Select Industry Index (stocks included in such sub-industry, “primary stocks”);

3.	meet one of the following float-adjusted market capitalization and float-adjusted liquidity ratio requirements:

a.	be a current constituent, have a float-adjusted market capitalization greater than or equal to US$ 300 million, and have a float-adjusted liquidity ratio greater than or equal to 50%;

b.	have a float-adjusted market capitalization greater than or equal to US$ 500 million and a float-adjusted liquidity ratio greater than or equal to 90%; or

c.	have a float-adjusted market capitalization greater than or equal to US$ 400 million and a float-adjusted liquidity ratio greater than or equal to 150%.

In the event that fewer than 35 stocks are selected for each Select Industry Index using the eligible primary stocks, certain indices, will select stocks for inclusion from a supplementary list of highly correlated sub-industries (supplementary stocks) based on process established by S&P Dow Jones. Additionally, minimum float-adjusted market capitalization requirements may be relaxed for all Select Industry Indices to ensure that there are at least 22 stocks in each Select Industry Index as of each rebalancing effective date.

Liquidity. The liquidity measurement used is a float-adjusted liquidity ratio (FALR), defined as dollar value traded over the previous 12-months divided by the float-adjusted market capitalization as of the applicable rebalancing reference date.

The length of time to evaluate liquidity is reduced to the available trading period for IPOs or spin-offs that do not have 12 months of trading history. In these cases, the dollar value traded available as of the rebalancing reference date is annualized.

Takeover Restrictions. At the discretion of S&P Dow Jones, constituents with shareholder ownership restrictions defined in company bylaws may be deemed ineligible for inclusion in a Select Industry Index. Ownership restrictions preventing entities from replicating the index weight of a stock may be excluded from the eligible universe or removed from the applicable Select Industry Index. S&P Dow Jones will provide up to five days advance notification of a deletion between rebalancings due to ownership restrictions.

Multiple Share Classes. Each company in the Select Industry Indices is represented once by the primary listing, which is generally the most liquid share line.

Select Industry Index Construction and Calculations

The Select Industry Indices are equal-weighted, with adjustments to individual constituent weights to ensure concentration and liquidity requirements, and calculated by the divisor methodology.

The index value of each Select Industry Index is simply the market value of that Select Industry Index divided by the index divisor:

Index Value = (Index Market Value) / Divisor

Index Market Value =

where N is the number of stocks in the index, Pi the price of stock i, Sharesi is total shares outstanding of stock i, IWFi is the float factor of stock i (as defined below), and AWFi is the adjustment factor of stock i assigned at each index rebalancing date, t, which makes all index constituents modified market capitalization equal (and, therefore, equal weight), while maintaining the total market value of the overall index. The AWF for each index constituent, i, at rebalancing date, t, is calculated by:

AWFi,t = Z / N × FloatAdjustedMarketValuei,t

where Z is an index specific constant set for the purpose of deriving the AWF and, therefore, each stock’s share count used in the index calculation (often referred to as modified index shares).

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude closely held shares from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to distinguish between long-term, strategic shareholders, whose holdings depend on concerns such as maintaining control rather than the shorter term economic fortunes of the company, and shareholders who are considered more short-term in nature. Generally, these long-term strategic shareholders include, but are not limited to, officers and directors, private equity, venture capital & special equity firms, asset managers and insurance companies with board of director representation, other publicly traded companies that hold shares, holders of restricted shares, company-sponsored employee share plans/trusts, defined contribution plans/savings, and investment plans, foundations or family trusts associated with the company, government entities at all levels (other than government retirement/pension funds), sovereign wealth funds and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Restricted shares are generally not included in total shares outstanding except for shares held as part of a lock-up agreement. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, S&P Dow Jones calculates an Investable Weight Factor (“IWF”), which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the relevant Select Industry Index.

Divisor. Continuity in index values of each Select Industry Index is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the relevant Select Industry Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of each Select Industry Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of that Select Industry Index. The divisor of each Select Industry Index is adjusted such that the index value of that Select Industry Index at an instant just prior to a change in base capital equals the index value of that Select Industry Index at an instant immediately following that change.

Select Industry Index Constituent Weightings

At each quarterly rebalancing, companies are initially equally weighted using closing prices as of the second Friday of the last month of the quarter as the reference price. Adjustments are then made to ensure that there are no individual constituents whose weight in the applicable Select Industry Index exceeds the value that can be traded in a single day for a given theoretical portfolio value ranging from U.S. $500 million to U.S. $2,000 million (the “Theoretical Portfolio Value”). Theoretical Portfolio Values are determined and reviewed annually by The Americas Thematic and Strategy Index Committee (the “Index Committee”) at S&P Dow Jones. Any updates to Theoretical Portfolio Values are made at the discretion of the Index Committee and announced to the clients with ample lead time.

S&P Dow Jones calculates a maximum basket liquidity weight for each constituent in the applicable Select Industry Index using the ratio of its three-month median daily value traded to the Theoretical Portfolio Value. Each constituent’s weight in the applicable Select Industry Index is then, compared to its maximum basket liquidity weight and is set to the lesser of its maximum basket liquidity weight or its initial equal weight. All excess weight is redistributed across the applicable Select Industry Index to the uncapped stocks. If necessary, a final adjustment is made to ensure that no stock in the applicable Select Industry Index has a weight greater than 4.5%. This step of the iterative weighting process may force the weight of those stocks limited to their maximum basket liquidity weight to exceed that weight. In such cases, S&P Dow Jones will make no further adjustments. If any of the Select Industry Indices contain exactly 22 stocks as of the rebalancing effective date, the applicable Select Industry Index is equally weighted without basket liquidity constraints.

Select Industry Index Maintenance

The membership to the Select Industry Indices is reviewed quarterly. Rebalancings occur after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. Closing prices as of the second Friday of the last month of the quarter are used for setting index weights. The Index Committee may change the date of a given rebalancing for reasons including market holidays occurring on or around the scheduled rebalancing date. Any such change will be announced by S&P Dow Jones with proper advance notice where possible.

Timing of Changes

•	Additions. Stocks are added between rebalancings only if a deletion in the applicable Select Industry Index causes the stock count to fall below 22. In those cases, each stock deletion is accompanied with a stock addition. The new stock will be added to the applicable Select Industry Index at the weight of the deleted company. In the case of mergers involving two index constituents, the merged entity will remain in the applicable Select Industry Index provided that it meets all general eligibility requirements. The merged entity will be added to the applicable Select Industry Index at the weight of the stock deemed to be the surviving stock in the transaction (i.e., the surviving stock will not experience a weight change and its subsequent weight will not be equal to that of the pre-merger weight of the merged entities). In the case of spin-offs, the applicable Select Industry Index will follow the S&P TM Index’s treatment of the action.

•	Deletions. A stock is deleted from the applicable Select Industry Index if the S&P TM Index drops the company. If a stock deletion causes the number of stocks in the relevant index to fall below 22, each stock deletion is accompanied with a corresponding stock addition. In case of GICS® changes, where a company does not belong to a qualifying sub-industry after the classification change, it is removed from the applicable Select Industry Index at the next rebalancing.

Adjustments

The tables below summarize the types of index maintenance adjustments and indicate whether or not an index adjustment is required.

S&P TM Index Actions

S&P TM Index Action	Adjustment Made to a Select Industry Index	Divisor Adjustment
Constituent deletion	If the constituent is a member of a Select Industry Index, it is dropped.	Yes
Constituent addition

Only in cases where the deletion causes the stock count to fall below 22 stocks, then the deletion is accompanied by an addition assuming the weight of the dropped stock.

If a stock is removed from a Select Industry Index at a price of $0.00, the stock’s replacement will be added to the applicable Select Industry Index at the weight using the previous day’s closing value, or the most immediate prior business day that the deleted stock was not valued at $0.00.

In the case of additions due to spin-offs, the Select Industry Indices follow the S&P TM Index’s treatment of the action.

No, except in the case of stocks removed at $0.00
GICS® change	None. If, after the GICS® change, a stock no longer qualifies to belong to a Select Industry Index, it is removed at the next rebalancing.	No

Corporate Actions

Type of Corporate Action	Adjustment Made to a Select Industry Index	Divisor Adjustment
Spin-off	In general, both the parent stock and spun-off stocks will remain in the applicable Select Industry Index until the next index rebalancing, regardless of whether they conform to the theme of the applicable Select Industry Index.	No
Rights offering	The price is adjusted to the price of the parent company minus (the price of the rights subscription/rights ratio). The index shares change so that the company’s weight remains the same as its weight before the rights offering.	No
Stock dividend, stock split or reverse stock split	The index shares are multiplied by and price is divided by the split factor.	No
Share issuance or share repurchase	None	No

Special dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes

Select Industry Index Committee

The Index Committee maintains the Select Industry Indices. All committee members are full-time professional members of S&P Dow Jones’ staff. The committee meets regularly. At each meeting, the Index Committee reviews pending corporate actions that may affect the Select Industry Indices constituents, statistics comparing the composition of the Select Industry Indices to the market, companies that are being considered as candidates for addition to a Select Industry Index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The S&P Select Sector Indices

The stocks included in each of the Communication Services Select Sector Index, the Consumer Discretionary Select Sector Index, the Consumer Staples Select Sector Index, the Energy Select Sector Index, the Financial Select Sector Index, the Health Care Select Sector Index, the Industrials Select Sector Index, the Materials Select Sector Index, the Real Estate Select Sector Index, the Technology Select Sector Index and the Utilities Select Sector Index (each, a “Select Sector Index” and collectively, the “Select Sector Indices”) at each moment in time are members of the S&P 500® Index. For additional information about the S&P 500® Index, please see “The Reference Indices — The S&P Dow Jones Indices — The S&P U.S. Indices — The S&P 500® Index” in this underlying supplement. S&P Dow Jones assigns stocks to a Select Sector Index based on the stock’s classification under the Global Industry Classification Standard (“GICS®”).

The Communication Services Select Sector Index

The Communication Services Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® communication services sector, which currently includes companies in the following industries: diversified telecommunication services; wireless telecommunication services; media; entertainment; and interactive media and services. The Communication Services Select Sector Index was launched in April 2018. The Communication Services Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXCPR.”

The Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® consumer discretionary sector, which currently includes companies in the following industries: auto components; automobiles; household durables; leisure products; textiles, apparel and luxury goods; hotels, restaurants and leisure; diversified consumer services; distributors; internet and direct marketing retail (expanded to include companies providing online marketplaces for consumer products and services and e-commerce companies, regardless of whether they hold inventory, in September 2018); multiline retail; and specialty retail. Prior to September 2018, the Consumer Discretionary Select Sector Index also included companies in the GICS® media industry. The Consumer Discretionary Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXY.”

The Consumer Staples Select Sector Index

The Consumer Staples Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® consumer staples sector, which currently includes companies in the following industries: food and staples retailing; beverages; food products; tobacco; household products; and personal products. The Consumer Staples Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXR.”

The Energy Select Sector Index

The Energy Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® energy sector, which currently includes companies in the following industries: energy equipment and services; and oil, gas and consumable fuels. The Energy Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXE.”

The Financial Select Sector Index

The Financial Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® financials sector, which currently includes companies in the following industries: banks; thrifts and mortgage finance; diversified financial services; consumer finance; capital markets; mortgage real estate investment trusts (“REITs”); and insurance. Prior to September 2016, the Financial Select Sector Index also included companies in the GICS® real estate industry group, which includes the following industries: equity REITs; and real estate management and development. The Financial Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXM.”

The Health Care Select Sector Index

The Health Care Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® health care sector, which currently includes companies in the following industries: health care equipment and supplies; health care providers and services; health care technology; biotechnology; pharmaceuticals; and life sciences tools and services. The Health Care Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXV.”

The Industrials Select Sector Index

The Industrials Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® industrials sector, which currently includes companies in the following industries: aerospace and defense; building products; construction and engineering; electrical equipment; industrial conglomerates; machinery; trading companies and distributors; commercial services and supplies; professional services; air freight and logistics; airlines; marine; road and rail; and transportation infrastructure. The Industrials Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXI.”

The Materials Select Sector Index

The Materials Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® materials sector, which currently includes companies in the following industries: chemicals; construction materials; containers and packaging; metals and mining; and paper and forest products. The Materials Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXB.”

The Real Estate Select Sector Index

The Real Estate Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® real estate sector, which currently includes companies in the following industries: equity REITs; and real estate management and development. The Real Estate Select Sector Index was launched in August 2015. The Real Estate Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXRE.”

The Technology Select Sector Index

The Technology Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® information technology sector, which currently includes companies in the following industries: IT services; software; communications equipment; technology hardware, storage and peripherals; electronic equipment, instruments and components; and semiconductors and semiconductor equipment. Prior to September 2018, the Technology Select Sector Index also included certain companies in the following GICS® industries: internet software and services. The Technology Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXT.”

The Utilities Select Sector Index

The Utilities Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® utilities sector, which currently includes companies in the following industries: electric utilities; gas utilities; multi-utilities; water utilities; and independent power and renewable electricity producers. The Utilities Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXU.”

Select Sector Indices Capping Methodology

For capping purposes, the Select Sector Indices are rebalanced quarterly after the close of business on the third Friday of March, June, September, and December using the following procedures:

i.	The rebalancing reference date is the second Friday of March, June, September and December.

ii.	With prices reflected on the rebalancing reference date, adjusted for any applicable corporate actions, and membership, shares outstanding and investable weight factors (“IWFs”) as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications are made as defined below.

iii.	If any component stock has a weight greater than 24%, that component stock’s float-adjusted market capitalization weight is capped at 23%, which allows for a 2% buffer. This buffer is meant to ensure that no component stock exceeds 25% as of the quarter-end diversification requirement date.

iv.	All excess weight is proportionally redistributed to all uncapped component stocks within the relevant Select Sector Index.

v.	After this redistribution, if the float-adjusted market capitalization weight of any other component stock then breaches 23%, the process is repeated iteratively until no component stock breaches the 23% weight cap.

vi.	The sum of the component stocks with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

vii.	If the rule in paragraph vi is breached, all component stocks are ranked in descending order of their float-adjusted market capitalization weights. The first component stock that causes the 50% limit to be breached has its weight reduced to 4.5%.

viii.	This excess weight is proportionally redistributed to all component stocks with weights below 4.5%. This is repeated iteratively until paragraph vi is satisfied.

ix.	Index share amounts are assigned to each component stock to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each component stock at the rebalancing differs somewhat from these weights due to market movements.

x.	If, on the third to last business day of March, June, September or December, a component stock has a weight greater than 24% or the sum of the component stocks with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being the opening of the last business day of the month. This secondary rebalancing will use the closing prices as of the third to last business day of March, June, September or December, and membership, shares outstanding, and IWFs as of the rebalancing effective date.

When companies represented in the Select Sector Indices are represented by multiple share classes, maximum weight capping is based on company float-adjusted market capitalization, with the weight of multiple-class companies allocated proportionally to each share class based on its float-adjusted market capitalization as of the rebalancing reference date. If no capping is required, both share classes remain in the relevant Select Sector Index at their natural float-adjusted market capitalization.

Calculation, Maintenance and Governance of the Select Sector Indices

The Select Sector Indices are calculated, maintained and governed using the same methodology as the S&P 500® Index, subject to the capping methodology described above. For additional information about the calculation, maintenance and governance of the S&P 500® Index, please see “The Reference Indices — The S&P Dow Jones Indices — The S&P U.S. Indices — The S&P 500® Index” in this underlying supplement.

The S&P/ASX 200 Index

The S&P/ASX 200 Index is designed to be the primary gauge for the Australian equity market, and it is recognized as an investable benchmark in Australia. The S&P/ASX 200 Index measures the performance of the 200 largest and most liquid index-eligible stocks listed on the Australian Securities Exchange (the “ASX”) by float-adjusted market capitalization. The S&P/ASX 200 Index weights companies according to the Global Industry Classification Standard (“GICS®”), which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios. It also enables meaningful comparisons of sectors and industries across regions. The S&P/ASX 200 Index was launched in the Australian market in 2000. The launch of the S&P/ASX 200 Index coincided with S&P Dow Jones taking over the index business, formerly owned and managed by the ASX. The S&P/ASX 200 Index is reported by Bloomberg L.P. under the ticker symbol “AS51.”

Eligibility Criteria of the S&P/ASX 200 Index

The index companies are drawn from the universe of ordinary and preferred equity stocks listed on the ASX. The criteria for index additions include, but are not limited to:

•	Listing. Only securities listed on the ASX are considered for inclusion in the S&P/ASX 200 Index;

•	Eligible Securities. Common and equity preferred stocks (which are not of a fixed income nature) are eligible for inclusion in the S&P/ASX 200 Index. Hybrid stocks, such as convertible stock, bonds, warrants and preferred stock that provide a guaranteed fixed return, are not eligible. Listed investment companies (LICs) that invest in a portfolio of securities are not eligible. Companies that are currently under consideration for merger or acquisition are not eligible.

•	Market Capitalization. The market capitalization criterion for stock inclusion is based upon the daily average market capitalization of a security over the last six months. The stock price history (last six months), latest available shares on issue and the investable weight factor (“IWF”) are the relevant variables for the calculation. The IWF is a variable that is primarily used to determine the available float of a security for ASX listed securities; and

•	Liquidity. Only securities that are regularly traded are eligible for inclusion in the S&P/ASX 200 Index. A stock’s liquidity is measured relative to its peers. Relative Liquidity is calculated as follows:

Where:

o	Stock Median Liquidity is the median daily value traded for each stock divided by the average float/index weight-adjusted market capitalization for the previous six months; and

o	Market Liquidity is determined using the market capitalization weighted average of the stock median liquidities of the 500 companies in the All Ordinaries Index, an index that includes nearly all ordinary shares listed on the ASX.

Stocks must have a minimum Relative Liquidity of 50% to be included in the S&P/ASX 200 Index. Should a stock’s Relative Liquidity drop below half of this level at a quarterly review, it may be considered for removal.

Rebalancing. Rebalancing of the S&P/ASX 200 Index occurs on a regular basis. Both market capitalization and liquidity are assessed using the previous six months’ worth of ASX trading data to determine index eligibility. Shares and IWFs updates are also applied regularly. The reference date used for the six months’ worth of trading data is the last Friday of the month prior to the rebalancing, except for the September rebalancing where the reference date for data used is the second to last Friday of August.

Frequency. The S&P/ASX 200 Index constituents are rebalanced quarterly to ensure adequate market capitalization and liquidity. Quarterly rebalancing changes take effect after the market close on the third Friday of March, June, September and December.

Buffers. In order to limit the level of index turnover, eligible non-constituent securities will generally only be considered for index inclusion once a current constituent stock is excluded due to a sufficiently low rank and/or liquidity, based on the float-adjusted market capitalization. Potential index inclusions and exclusions need to satisfy a buffer requirement in terms of the rank of the stock relative to the S&P/ASX 200 Index. The following buffer aims to limit the level of index turnover that may take place at each quarterly rebalancing, maximizing the efficiency and limiting the cost associated with holding the index portfolio.

Addition	Rank Buffer for Deletion
179th or higher	221st or lower

This float-adjusted market capitalization rank buffer serves as the guideline used by the S&P/ASX Index Committee to arrive at any potential constituent changes to the S&P/ASX 200 Index. However, the S&P/ASX Index Committee has complete discretion to by-pass these rules when circumstances warrant.

Intra-Quarter Additions/Deletions. Between rebalancing dates, an addition to the S&P/ASX 200 Index is generally made only if a vacancy is created by an index deletion. Index additions are made according to market size and liquidity. An initial public offering is added to the S&P/ASX 200 Index only when an appropriate vacancy occurs and is subject to proven liquidity for at least eight weeks. An exception may be made for extraordinary large offerings where sizeable trading volumes justify inclusion. An addition is made as soon as a place has been vacated due to an index deletion. Deletions can occur between index rebalancing dates due to acquisitions, mergers and spin-offs or due to suspension or bankruptcies. The decision to remove a stock from the S&P/ASX 200 Index will be made once there is sufficient evidence that the transaction will be completed. Stocks that are removed due to mergers & acquisitions activity are removed from the S&P/ASX 200 Index at the cash offer price for cash-only offers. Otherwise the best available price in the market is used.

Share Updates. The share count for all index constituents are reviewed quarterly and are rounded to the nearest thousand (‘000) for all Australian stocks. Updates will be made to the number of shares outstanding if the difference between the current number of shares used and the latest figure quoted by the ASX differs by 5% or more, as at the quarterly rebalance reference date. Intra-quarter share changes are implemented at the effective date or as soon as reliable information is available; however, they will only take place in the following circumstances:

•	Changes in a company’s shares outstanding of 5% or more due to market-wide shares issuance or major off-market buy-backs;

•	Rights issues, bonus issues and other major corporate actions; and

•	Share issues resulting from index companies merging.

Share changes due to mergers or acquisitions are implemented when the transaction occurs, even if both of the companies are not in the S&P/ASX 200 Index and regardless of the size of the change.

Notification of intra-quarter changes to the number of issued shares generally takes place three business days prior to the implementation date.

Calculation of the S&P/ASX 200 Index

The S&P/ASX 200 Index is calculated using a base-weighted aggregate methodology so that the level of the S&P/ASX 200 Index reflects the total market value of all the component stocks relative to a particular base period. The total market value of a company is determined by multiplying the price of its stock by the number of shares available after float (IWF) adjustment. An indexed number is used to represent the result of this calculation in order to make the value easier to work with and track over time.

Investable Weight Factor (IWF). A stock’s weight in the S&P/ASX 200 Index is determined by the float-adjusted market capitalization of the stock. The number of shares outstanding is reduced to exclude closely held shares from the index calculation because such shares are not available to investors. The S&P/ASX 200 Index calculates an IWF, which is the percentage of total shares outstanding that are included in the index calculation. All constituents in the S&P/ASX 200 Index are assigned an IWF. A company must have a minimum IWF of 0.3 to be eligible for index inclusion, however an IWF at or above that level is not necessary for ongoing index membership. IWFs are reviewed annually as part of the September quarterly review. However, any event that alters the float of a security in excess of 5% will be implemented as soon as practicable by an adjustment to the IWF.

On any given day, the S&P/ASX 200 Index value is the quotient of the total available market capitalization of its constituents and its divisor. The key to index maintenance is the adjustment of the divisor. The purpose of the index divisor is to maintain the continuity of an index level following the implementation of corporate actions, index rebalancing events, or other non-market driven actions. Index maintenance — reflecting changes in shares outstanding, corporate actions, addition or deletion of stocks to the S&P/ASX 200 Index — should not change the level of the S&P/ASX 200 Index. Any change to the stocks in the S&P/ASX 200 Index that alters the total market value of the S&P/ASX 200 Index while holding stock prices constant will require a divisor adjustment.

Governance of the S&P/ASX 200 Index

The S&P/ASX 200 Index is maintained by the S&P/ASX Index Committee. S&P Dow Jones chairs the S&P/ASX Index Committee, which is comprised of five voting members representing both S&P Dow Jones and the ASX.

The S&P/ASX Index Committee meets regularly to review market developments and convenes as needed to address major corporate actions. At each meeting, the S&P/ASX Index Committee may review pending corporate actions that may affect index constituents, statistics comparing the composition of the S&P/ASX 200 Index to the market, companies that are being considered as candidates for addition to the S&P/ASX 200 Index, and any significant market events. In addition, the S&P/ASX Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The S&P/ASX 200 Index Committee reserves the right to make exceptions when applying the methodology if the need arises. At least once within any twelve-month period, the S&P/ASX Index Committee reviews the methodology to ensure that the S&P/ASX 200 Index continues to achieve the stated objectives, and that the data and methodology remain effective.

License Agreement with S&P

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500®,” “500®,” “MidCap 400®,” “S&P 100®,” “100®,” “S&P® Homebuilders Select Industry™ Index,” “S&P® Metals & Mining Select Industry™ Index,” “SPDR®,” “S&P® Select Industry,” “S&P® TMI Index,” “S&P/ASX 200 Index,” “S&P® Select Sector Index,” “Communication Services Select Sector Index,” “Consumer Discretionary Select Sector Index,” “Consumer Staples Select Sector Index,” “Energy Select Sector Index,” “Financial Select Sector Index,” “Financial Services Select Sector Index,” “Health Care Select Sector Index,” “Industrials Select Sector Index,” “Materials Select Sector Index,” “Technology Select Sector Index” and “Utilities Select Sector Index” are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Credit Suisse. “Dow JonesSM,” “Dow Jones Industrial AverageSM,” “Dow Jones U.S. Financials IndexSM” and “Dow Jones U.S. Real Estate IndexSM” are service marks of Dow Jones Trademark Holdings LLC (“Dow Jones”) and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Credit Suisse. The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, any of their respective affiliates (collectively, the “S&P Dow Jones Indices”).  S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the above indices (the “Indices”) to track general market performance.  S&P Dow Jones Indices’ only relationship to the licensee with respect to the Indices is the licensing of the Indices and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors.  The Indices are determined, composed and calculated by S&P Dow Jones Indices without regard to the licensee or the securities.  S&P Dow Jones Indices have no obligation to take the licensee’s needs or the needs of the owners of the securities into consideration in determining, composing or calculating the Indices.  S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash.  S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the Indices will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security within the Indices is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.  Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by the licensee, but which may be similar to and competitive with the securities.  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Indices.  It is possible that this trading activity will affect the value of the Indices and the securities.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND THE LICENSEE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The STOXX Indices

Each of the STOXX® Europe Total Market Index, the STOXX® Europe 600 Index, the STOXX® Europe 600 Basic Resources Index, the EURO STOXX® Index, the EURO STOXX® Banks Index and the EURO STOXX 50® Index (each, a “STOXX Index” and collectively, the “STOXX Indices”) is calculated, maintained and published by STOXX Limited, a wholly owned subsidiary of Deutsche Börse AG.

The STOXX® Europe Total Market Index

The STOXX® Europe Total Market Index is a free-float market-capitalization weighted index composed of at least 95% of the free-float market capitalization traded on the major exchanges of 17 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The euro price return version of the STOXX® Europe Total Market Index is reported by Bloomberg L.P. under the ticker symbol “BKXP.”

Only common stocks and equities with similar characteristics from financial markets that provide reliable real-time, historical component and currency pricing, and reference and corporate actions data are eligible for inclusion in the STOXX® Europe Total Market Index. In addition, only listed companies on a regulated market on a major exchange as determined by STOXX are eligible to be included in the STOXX® Europe Total Market Index. Investment instruments (Industry Classification Benchmark: 8985 or 8995) and companies that were recently removed from the STOXX® Europe Total Market Index due to mergers and acquisition are not eligible for inclusion in the STOXX® Europe Total Market Index.

Each stock is uniquely assigned to a specific country and listing within the STOXX investable universe. The country classification and listing is based on the country of incorporation, the primary listing and the country with the largest trading volume. American and other depositary receipts (e.g. ADRs/GDRs) are assigned to the same country as the stock on which the receipt is issued. Each country is assigned to one or more regions. The STOXX® Europe Total Market Index is composed of stocks assigned to countries within the Europe region.

All stocks in the investable stock universe of each country included in STOXX® Europe Total Market Index are ranked in terms of their free-float market capitalization at the cut-off date to produce the review list. The largest companies in the investible universe of each country with a cumulative free-float market capitalization up to and including 93% of the investible universe of that country, qualify for inclusion in the STOXX® Europe Total Market Index. The stocks covering the next 2% of cumulative free-float market capitalization are selected among the largest remaining current components of the STOXX® Europe Total Market Index representing the portion of capitalization above 93% and up to and including 99%. If the country coverage is still below the defined threshold, then the largest remaining stocks are selected until the country coverage is reached.

No weighting cap factor (see “STOXX Indices Calculation” below) is applied in calculating the STOXX® Europe Total Market Index.

The STOXX® Europe 600 Index

The STOXX® Europe 600 Index is a free-float market-capitalization weighted index composed of 600 of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 17 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. At any given time, some eligible countries may not be represented in the STOXX® Europe 600 Index. The euro price return version of the STOXX® Europe 600 Index is reported by Bloomberg L.P. under the ticker symbol “SXXP.”

The selection list for the STOXX® Europe 600 Index is composed of the most liquid stock of each component of the STOXX® Europe Total Market Index that has a minimum liquidity of greater than one million EUR measured over 3-month average daily trading value. From the selection list, the largest 550 stocks qualify for inclusion in the STOXX® Europe 600 Index. The remaining 50 stocks are selected from the largest remaining current components ranked between 551 and 750. If the number of stocks selected is still below 600, the largest remaining stocks are selected until there are enough stocks.

The weighting cap factor (see “STOXX Indices Calculation” below) limits the weight of each component stock within the STOXX® Europe 600 Index to a maximum of 20% at the time of each review.

The STOXX® Europe 600 Basic Resources Index

The STOXX® Europe 600 Basic Resources Index is one of 19 STOXX® Europe 600 Supersector indices and includes stocks composing the STOXX® Europe 600 Index that have been issued by companies in the Industry Classification Benchmark (“ICB”) basic resources supersector. The basic resources supersector tracks companies operating in the forestry paper sector, industrial metals and mining sector (including the aluminium, nonferrous metals and iron and steel subsectors) and mining sector (including the coal, diamonds and gemstones, general mining, gold mining and platinum and precious metals subsectors). The euro price return version of the STOXX® Europe 600 Basic Resources Index is reported by Bloomberg L.P. under the ticker symbol “SXPP.”

The STOXX® Europe 600 Index is divided into 19 Supersector indices according to the ICB, an international system for categorizing companies that is maintained by FTSE Russell. Each Supersector index includes the components of its parent index that have been issued by companies within the relevant ICB supersector. The ICB supersectors are: oil and gas; chemicals; basic resources; construction and materials; industrial goods and services; automobiles and parts; food and beverage; personal and household goods; health care; retail; media; travel and leisure; telecommunications; utilities; banks; insurance; real estate; financial services; and technology.

With respect to each STOXX® Europe 600 Supersector index, the weighting cap factor (see “STOXX Indices Calculation” below) limits the weight of the largest company to a maximum of 30% at the time of each review and limits the weight of the second largest company to a maximum of 15% at the time of each review. An intra-quarter capping will be triggered if the largest company exceeds 35% or if the second largest company exceeds 20%.

The EURO STOXX® Index

The EURO STOXX® Index is a free-float market-capitalization weighted index composed of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. At any given time, some eligible countries may not be represented in the EURO STOXX® Index. The euro price return version of the EURO STOXX® Index is reported by Bloomberg L.P. under the ticker symbol “SXXE.”

The EURO STOXX® Index is composed of all of the components of the STOXX® Europe 600 Index that are traded in euros and assigned to countries in the Eurozone.

The weighting cap factor (see “STOXX Indices Calculation” below) limits the weight of each component stock within the EURO STOXX® Index to a maximum of 20% at the time of each review.

The EURO STOXX® Banks Index

The EURO STOXX® Banks Index is one of 19 EURO STOXX® Supersector indices and includes stocks composing the EURO STOXX® Index that have been issued by companies in the Industry Classification Benchmark (“ICB”) banks supersector. The banks supersector tracks companies providing a broad range of financial services, including retail banking, loans and money transmissions. The euro price return version of the EURO STOXX® Banks Index is reported by Bloomberg L.P. under the ticker symbol “SX7E.”

The EURO STOXX® Index is divided into 19 Supersector indices according to the ICB, an international system for categorizing companies that is maintained by FTSE Russell. Each Supersector index includes the components of its parent index that have been issued by companies within the relevant ICB supersector. The ICB supersectors are: oil and gas; chemicals; basic resources; construction and materials; industrial goods and services; automobiles and parts; food and beverage; personal and household goods; health care; retail; media; travel and leisure; telecommunications; utilities; banks; insurance; real estate; financial services; and technology.

No weighting cap factor (see “STOXX Indices Calculation” below) is applied in calculating the EURO STOXX® Supersector indices.

The EURO STOXX 50® Index

The EURO STOXX 50® Index is a free-float market-capitalization weighted index composed of 50 of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. At any given time, some eligible countries may not be represented in the EURO STOXX 50® Index. The euro price return version of the EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

The selection list for the EURO STOXX® 50 Index includes close to, but still less than, the top 60% of the free-float market capitalization of each of the 19 EURO STOXX® Supersector indices and all current EURO STOXX® 50 Index component stocks. All the stocks on the selection list are ranked in terms of free-float market capitalization. The largest 40 stocks on the selection list are selected for inclusion in the EURO STOXX® 50 Index; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60. If the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks.

The weighting cap factor (see “STOXX Indices Calculation” below) limits the weight of each component stock within the EURO STOXX® 50 Index to a maximum of 10% at the time of each review.

STOXX Indices Maintenance

The composition of each of the STOXX® Europe Total Market Index, the STOXX® Europe 600 Index, the STOXX® Europe 600 Basic Resources Index, the EURO STOXX® Index and the EURO STOXX® Banks Index is reviewed quarterly in March, June, September and December. The review cut-off date is the last trading day of the month preceding the review month.

The composition of the EURO STOXX 50® Index is reviewed annually in September. The review cut-off date is the last trading day of August. The composition of these STOXX Indices is also reviewed monthly and components that rank 75 or below are replaced. Non-component stocks that rank 25 or above are added on a quarterly basis.

The STOXX Indices are also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings, bankruptcy, and price and share adjustments) that affect a

STOXX Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

With respect to the STOXX® Europe Total Market Index, removed companies are not replaced. With respect to the STOXX® Europe 600 Index, the STOXX® Europe 600 Basic Resources Index, the EURO STOXX® Index, the EURO STOXX® Banks Index and the EURO STOXX 50® Index, to maintain the number of components constant, a removed company is replaced by the highest-ranked non-component on the relevant selection list. The selection list is updated on a monthly basis according to the review component selection process.

The free-float factors for each component stock used to calculate each STOXX Index are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

STOXX Indices Calculation

Each STOXX Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the value of a STOXX Index can be expressed as follows:

Index =	free-float market capitalization of the relevant STOXX Index
Divisor

The “free-float market capitalization of the relevant STOXX Index” is equal to the sum of the products, for each component stock, of the price, number of shares, free-float factor, weighting cap factor and, if applicable, the exchange rate from the local currency into the index currency of the relevant STOXX Index as of the time that STOXX Index is being calculated.

The free-float factor of each component stock is intended to reduce the number of shares to the actual amount available on the market. All fractions of the total number of shares that are larger than 5% and whose holding is of a long-term nature are excluded from the calculation of the STOXX Indices, including: cross-ownership (stock owned either by the company itself, in the form of treasury shares, or owned by other companies); government ownership (stock owned by either governments or their agencies); private ownership (stock owned by either individuals or families); and restricted shares that cannot be traded during a certain period or have a foreign ownership restriction. Block ownership is not applied for holdings of custodian nominees, trustee companies, mutual funds, investment companies with short-term investment strategies, pension funds and similar entities.

Each STOXX Index is also subject to a divisor, which is adjusted to maintain the continuity of the values of that STOXX Index despite changes due to corporate actions. The following is a summary of the adjustments to any component stock of a STOXX Index made for corporate actions and the effect of such adjustment on the divisor of that STOXX Index, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Special cash dividend:

Cash distributions that are outside the scope of the regular dividend policy or that the company defines as an extraordinary distribution

Adjusted price = closing price – dividend announced by the company × (1 – withholding tax if applicable)

Divisor: decreases

(2) Split and reverse split: Adjusted price = closing price × A / B New number of shares = old number of shares × B / A Divisor: unchanged

(3) Rights offering:

If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the effective date, then no adjustment is made.

In case the share increase is greater than or equal to 100% (B / A ≥ 1), the adjustment of the shares and weight factors are delayed until the new shares are listed.

Adjusted price = (closing price × A + subscription price × B) / (A + B)

New number of shares = old number of shares × (A + B) / A

Divisor: increases

(4) Stock dividend: Adjusted price = closing price × A / (A + B) New number of shares = old number of shares × (A + B) / A Divisor: unchanged	(5) Stock dividend (from treasury stock): Adjusted only if treated as extraordinary dividend. Adjusted close = close – close × B / (A + B) Divisor: decreases
(6) Stock dividend of another company: Adjusted price = (closing price × A – price of other company × B) / A Divisor: decreases

(7) Return of capital and share consolidation:

Adjusted price = (closing price – capital return announced by company × (1-withholding tax)) × A / B

New number of shares = old number of shares × B / A

Divisor: decreases

(8) Repurchase of shares / self-tender:

Adjusted price = ((price before tender × old number of shares) – (tender price × number of tendered shares)) / (old number of shares – number of tendered shares)

New number of shares = old number of shares – number of tendered shares

Divisor: decreases

(9) Spin-off: Adjusted price = (closing price × A – price of spun-off shares × B) / A Divisor: decreases

(10) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.

If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price × A + subscription price × C × (1 + B / A)) / ((A + B) × ( 1 + C / A))

New number of shares = old number of shares × ((A + B) × (1 + C / A)) / A

Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price × A + subscription price × C) /((A + C) × (1 + B / A))

New number of shares = old number of shares × ((A + C) × (1 + B / A))

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price × A + subscription price × C) / (A + B + C)

New number of shares = old number of shares × (A + B + C) / A

Divisor: increases

(11) Addition / deletion of a company: No price adjustments are made. The net change in	(12) Free-float and shares changes: No price adjustments are made. The net change in

market capitalization determines the divisor adjustment.	market capitalization determines the divisor adjustment.

License Agreement with STOXX Limited

We have entered into an agreement with STOXX Limited providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the STOXX Indices, which is owned and published by STOXX Limited, in connection with certain securities, including the securities.

STOXX Limited and its licensors (the “Licensors”) have no relationship to us, other than the licensing of the STOXX Indices and the related trademarks for use in connection with the securities. STOXX Limited and its Licensors do not sponsor, endorse, sell or promote the securities; recommend that any person invest in the securities; have any responsibility or liability for or make any decisions about the timing, amount or pricing of the securities; have any responsibility or liability for the administration, management or marketing of the securities; or consider the needs of the securities or the owners of the securities in determining, composing or calculating the STOXX Indices or have any obligation to do so.

STOXX Limited and its Licensors will not have any liability in connection with the securities. Specifically, STOXX Limited and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about: the results to be obtained by the securities, the owners of the securities or any other person in connection with the use of the STOXX Indices and the data included in the STOXX Indices; the accuracy or completeness of the STOXX Indices and their data; and the merchantability and the fitness for a particular purpose or use of the STOXX Indices and their data. STOXX Limited and its Licensors will have no liability for any errors, omissions or interruptions in the STOXX Indices or their data. Under no circumstances will STOXX Limited or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX Limited or its Licensors knows that they might occur.

The license agreement between us and STOXX Limited is solely for our benefit and the benefit of STOXX Limited and not for the benefit of the owners of the securities or any other third parties.

The Swiss Market Index®

The Swiss Market Index (“SMI”)® is a free-float adjusted market capitalization-weighted price return index of the Swiss equity market. The SMI is calculated, maintained and published by SIX Swiss Exchange Ltd (“SSE”). The SMI was standardized on June 30, 1988 with an initial baseline value of 1500 points. The SMI is reported by Bloomberg L.P. under the ticker symbol “SMI.”

Composition of the SMI

The SMI is composed of the most highly capitalized and liquid stocks of the Swiss Performance Index (“SPI”)®. The SPI comprises all equity securities whose primary listing is on the SIX Swiss Exchange with a free float of at least 20%, other than investment companies. The SMI represents more than 75% of the free-float market capitalization of the Swiss equity market.

The SMI is composed of the 20 highest ranked securities of the SPI, where the ranking of each security is determined by a combination of the following criteria:

•	average free-float market capitalization over the last 12 months (compared to the capitalization of the entire SPI); and

•	cumulated on order book turnover over the last 12 months (compared to the total turnover of the SPI).

The average market capitalization in percent and the turnover in percent are each given a weighting of 50% and the result is ranked in descending order. A security is admitted to the SMI if it ranks 18 or below in the selection list. A security is excluded from the SMI if it ranked 23 or lower in the selection list. To reduce fluctuations in the SMI, a buffer is applied for securities ranked 19 to 22. Out of the candidates from ranks 19 to 22, current components are selected with priority over the other candidates. New components out of the buffer are selected until 20 components have been reached. Instruments that are primary listed on more than one stock exchange and generate less than 50% of their total turnover at SIX Swiss Exchange, need to fulfill additional liquidity criteria in order to be selectable for the SMI. For this purpose, all components of the SPI are ranked based on their cumulated order book turnover over the past 12 months relative to the total turnover of the index universe. For this list, only turnovers of stock exchanges are considered where the instrument is primary listed. Such an instrument with several primary listings must rank among the first 18 components on the order book turnover list in order to be selectable for the SMI. Such an instrument is excluded from the SMI once it reaches 23 or lower.

Standards for Admission to and Exclusion from the SMI

To ensure that the composition of the SMI maintains a high level of continuity, the stocks contained within it are subject to a special admission and exclusion procedure. This is based on the criteria of free-float market capitalization and liquidity. The index-basket adjustments which arise from this procedure are, as a rule, made once per year.

The securities included in the SMI are weighted according to their free-float. The free-float is calculated only for shares with voting rights. This means that large positions in a security that reach or exceed the threshold of 5% and are held in firm hands are subtracted from the total market capitalization. The following positions in a security are deemed to be held in firm hands:

•	Shareholding that has been acquired by one person or a group of persons who are subject to a shareholder or lockup agreement.

•	Shareholding that has been acquired by one person or a group of persons who according to publicly known facts, have a long-term interest in a company.

The free-float is calculated on the basis of outstanding shares. Issued and outstanding equity capital is, as a rule, the total amount of equity capital that has been fully subscribed, wholly or partially paid in and to be documented in the Commercial Registry. Neither conditional nor approved capital is counted as issued and outstanding equity capital. The free-float is calculated on the basis of listed shares only. Where a company has different categories of shares listed, these are considered separately for the free-float calculation.

Exceptions

The positions in a security held by institutions of the following kind are deemed free-floating:

•	custodian nominees

•	trustee companies

•	investment funds

•	pension funds

•	investment companies

The SIX Swiss Exchange classifies at its own discretion persons and groups of persons who, because of their area of activity or the absence of important information, cannot be clearly assigned.

Ordinary Index Review

Each year on the third Friday of September, the composition of the SMI is updated in the ordinary index review based on the selection list of June. With the cut-off dates on March 31, September 30 and December 31, a provisional selection list is created, which serves as the basis for the adjustment of extraordinary corporate actions. The number of securities and free-float shares are adjusted on four ordinary adjustment dates a year: the third Friday in March, June, September and December.

Extraordinary Corporate Actions

An extraordinary corporate action is an initial public offering (“IPO”), merger and acquisition activity, spin-off, insolvency or any other event that leads to a listing or delisting. An extraordinary corporate action has an ex-date, but its effect can usually not be calculated by a generic predefined formula. In most cases, an extraordinary corporate action leads to a new listing or delisting and subsequently there is a change in the composition of the SMI and in the component weights of the composition of the SMI.

Newly listed instruments that fulfill the selection rules of the SMI are extraordinarily included in the SMI on their second trading day and the SMI is adjusted with the free-float market capitalization at the close of the first trading day. The extraordinary inclusion of a newly listed instrument in the SMI can lead to an extraordinary replacement of an existing index component. Extraordinary inclusions are implemented after a notification period of five trading days. The adjusted cap factors are implemented after a notification period of generally five trading days, but no less than one trading day.

If an IPO of a real estate instrument leads to an extraordinary inclusion, it is included in the SMI in three equal stages. This is achieved by the gradual increase of the number of shares or the free-float factor over three trading days starting on the second trading day.

In case of a delisting, the exclusion of an index component is made, if possible, on the next ordinary index review date on the third Friday of March, June, September or December. However, if the delisting would be effective before the ordinary index review, the component is excluded from the SMI on the effective date of the delisting. If a component is excluded from the SMI outside of the ordinary index review, it is replaced by the best-ranked candidate on the selection list that is not yet part composition of the SMI in order to maintain a stable number of components within the SMI. Extraordinary exclusions are implemented after a notification period of 5 trading days. Adjusted cap factors are implemented after a notification period of generally 5 trading days, but no less than one trading day.

Extraordinary inclusions in the SMI take place if the selection rules for the SMI are fulfilled after a three-month period. This occurs on a quarterly basis after the close of trading on the third Friday of March, June, September and December as follows:

Latest Listing Date	Earliest Extraordinary Acceptance Date
5 trading days prior to the end of November	March
5 trading days prior to the end of February	June
5 trading days prior to the end of May	September
5 trading days prior to the end of August	December

In the case of major market changes as a result of a corporate action, an instrument may be admitted to the SMI outside of the accepted admission period as long as it clearly fulfills the index selection rules. For the same reasons, a component can be excluded if the requirements for admission to the SMI are no longer fulfilled.

Calculation of the SMI

The SMI is calculated using the Laspeyres method with the weighted arithmetic mean of a defined number of securities issues. The index level is calculated by dividing the market capitalizations of all securities included in the SMI by a divisor:

where t is current day; It is the current index level on day t; Dt is the divisor on day t; M is the number of issues in the SMI; pi,t is the last-paid price of security i; si,t is the number of shares of security i on day t; fi,t is the free-float for security i on day t; ci,t is the capping factor for security i on day t and xi,t is the current CHF exchange rate at time on day t.

The divisor is a technical number used to calculate the SMI. If the market capitalization changes due to a corporate event, the divisor changes while the index value remains the same. The new divisor is calculated on the evening of the day before the corporate event takes effect.

In calculating the SMI, the last-paid price is taken into account. If no price has been paid on the day of calculation, the previous day’s price is used. Only the prices achieved via the electronic order book of the SIX Swiss Exchange are used.

The trading hours for Swiss equities, participation certificates and bonus certificates are determined by the SIX Swiss Exchange. Since the opening phase usually causes strong price fluctuations, the SMI is first calculated two minutes after the start of on order book trading. This index level is called the “open.” At the close of trading, the final closing prices from the closing auction are used in calculating the closing level of the SMI. If a closing price is unavailable, the price from the previous closing level’s calculation is used.

Component Weighting

The SMI is weighted by the free-float market capitalization of its components. The number of shares and the free-float factor are reviewed on a quarterly basis. In the same context, each component of the SMI with a free-float market capitalization larger than 18% of the total market capitalization of the SMI is capped to that weight of 18%.

Additionally, the components of the index are capped to 18% between two ordinary index reviews as soon as two components exceed a weight of 20% each. If such an intra quarter breach is observed after the close of markets, the new cap factors are calculated so that any component has a maximum weight of 18%. This cap factor is set to be effective after the close of the following trading day.

If an issuer has issued more than one equity instrument (e.g., registered shares, bearer shares, participation certificates, bonus certificates), it is possible that one issuer is represented in the SMI with more than one instrument. In this case, the free-float market capitalization of those instruments is cumulated for the calculation of the cap factors. If the cumulated index weight exceeds the 18% threshold, the weight is capped accordingly. The cumulated, capped index weight is distributed proportionally based on the free-float market capitalization of those instruments.

License Agreement

SIX Swiss Exchange has had the names of all the indices created by it protected under trademark law. They have been registered in Switzerland as well as in key markets both in Europe and overseas. Under certain conditions, SIX Swiss Exchange permits third parties to use the trademarks of its index family for commercial purposes. It has levied a license fee for such use since 1999.

We have entered into a license agreement with SIX Swiss Exchange whereby we, in exchange for a fee, are permitted to use the SMI in connection with certain securities, including the securities. We are not affiliated with SIX Swiss Exchange, the only relationship between SIX Swiss Exchange and us is any licensing of the use of SIX Swiss Exchange’s indices and trademarks relating to them.

The securities are not in any way sponsored, endorsed, sold or promoted by the SIX Swiss Exchange and the SIX Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI and/or the figure at which the SMI stands at any particular time on any particular day or otherwise. However, SIX Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI and SIX Swiss Exchange shall not be under any obligation to advise any person of any error therein. Swiss Market Index® is a registered trademark of SIX Swiss Exchange which is used under license.

The Tokyo Stock Price Index

The Tokyo Stock Price Index (the “TOPIX® Index”) is a free-float adjusted market capitalization-weighted index developed by the Tokyo Stock Exchange (the “TSE”). The TOPIX® Index is calculated, maintained and published by the TSE. Publication of the TOPIX® Index began on July 1, 1969, based on an initial index value of 100 on January 4, 1968. The TOPIX® Index is reported by Bloomberg L.P. under the ticker symbol “TPX.”

Composition and Maintenance of the TOPIX® Index

The component stocks of the TOPIX® Index consist of all Japanese common stocks listed on the First Section of the TSE. The TOPIX® Index measures changes in the aggregate market value of these stocks. Japanese stocks admitted to the TSE are assigned to one of the First Section, the Second Section and the Mothers (market of the high-growth and emerging stocks). Stocks listed on the First Section are typically limited to larger, longer established and more actively traded issues, stocks listed on the Second Section are typically limited to mid-sized companies and stocks listed on the Mothers are typically limited to high-growth start-up companies.

The TOPIX® Index is a free-float adjusted market capitalization-weighted index, with the market price of each component stock multiplied by the number of shares listed (as adjusted by multiplying the free-float weight (“FFW”) to take into account only the listed shares deemed to be available for trading in the market). The TSE is responsible for calculating and maintaining the TOPIX® Index, and can add, delete or substitute the stocks underlying the TOPIX® Index or make other methodological changes that could change the value of the TOPIX® Index. The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules, which provide generally for the deletion of a stock from the TOPIX® Index if that stock ceases to meet the criteria for inclusion. Stocks listed on the Second Section or Mothers of the TSE may be transferred to the First Section if they satisfy applicable criteria. These criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others. Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, that stock will be removed from the First Section.

Additions to the component stocks can occur (1) through the initial listing of a company (directly or via another stock exchange), with those changes taking effect on the last business day of the month after that initial listing; (2) as a result of changes in listing from the TSE Second Section or from the Mothers market of the TSE to the TSE First Section, with those changes taking effect on the last business day of the month after that change, as applicable; or (3) through the initial listing of a new company resulting from a corporate consolidation, with those changes taking effect on the new listing date.

Deletions of constituents are conducted due to (1) de-listing, resulting from a corporate consolidation, when the surviving company re-lists with the TSE, with those changes taking effect on the initial listing date of the new company (normally three business days after the delisting date); (2) de-listing of a company for reasons other than those stated above, with those changes taking effect on the de-listing date; (3) designation of stocks to be de-listed, with those changes taking effect four business days after that designation; or (4) changes in listing from the TSE First Section to the TSE Second Section, with those changes taking effect on the date of that change.

Calculation of the TOPIX® Index

The TOPIX® Index is not expressed in Japanese yen, but is presented in terms of points (as a decimal figure), rounded to the nearest one-hundredth. The TOPIX® Index is calculated by multiplying 100 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of free-float adjusted common shares listed on the First Section of the TSE at the same instance) (as adjusted by multiplying the FFW) (the “Current Market Value”) by the base market value (i.e., the Current Market Value on the base date) (the “Base Market Value”).

The calculation of the TOPIX® Index can be represented by the following formula:

Index	=	Current Market Value	×	100
Base Market Value

The number of free float-adjusted shares at the time of the index calculation is the number of common shares listed on the TSE First Section multiplied by the free float weight. The free float weight reflects the weight of listed shares deemed to be available for trading in the market and is calculated by the TSE for each listed company for purposes of index calculation. The free float weight is determined on the basis of securities reports and statutory documents required by the Financial Instruments and Exchange Act of Japan and publicly available documents issued by the listed companies themselves to estimate the amount of non-free float shares. In determining the free float weight, the TSE deems the following shares as non-free float shares: shares held by the top 10 major shareholders (subject to certain exceptions), treasury stocks (including certain cross-shareholdings), shares held by board members of the relevant company and other shares TSE deems not available for trading in the market. The free float weight is equal to 1 minus the number of non-free float shares divided by the number of listed shares. In the case of some companies with low liquidity, the TSE may adjust their free float downwards by applying a “liquidity factor.”

The free float weight assigned to each listed company is reviewed annually, with timings that vary according to the settlement terms of that listed company. Free float weights may also be subject to extraordinary review in the case of certain corporate actions (e.g., allocation of new shares, conversion of preferred shares or exercise of subscription warrants, spin-offs, mergers, stock swaps, take-overs) and for other reasons the TSE believes appropriate.

In order to maintain continuity, the Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX® Index. These factors include, without limitation: new listings, delistings, new share issues either through public offerings or through rights offerings to shareholders (limited to cases where the allotted subscription warrant securities are listed), issuance of shares as a consequence of exercise of convertible bonds or warrants, and transfer of listed securities from the First Section to the Second Section of the TSE.

The formula for the adjustment is as follows:

Free-float adjusted Market Value on business day before adjustment date	=	(Free-float adjusted Market Value on business day before adjustment date ± Adjustment Amount)
Base Market Value before adjustment		Base Market Value after adjustment

where Adjustment Amount is equal to the changes in the number of shares included in the calculation of the TOPIX® Index multiplied by the price of those shares used for the purposes of the adjustment.

Therefore,

New Base Market Value	=	Old Base Market Value × (Free-float adjusted Market Value on business day before adjustment date ± Adjustment Amount)
Free-float adjusted Market Value on business day before adjustment date

The Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of a change affecting the Current Market Value or any stock underlying the TOPIX® Index, the Base Market Value is adjusted in a way that the new value of the TOPIX® Index will equal the level of the TOPIX® Index immediately prior to that change.

No adjustment is made to the Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market capitalization.

License Agreement with the TSE

We have entered into a non-exclusive license agreement with the TSE providing for the license to Credit Suisse and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the TOPIX® Index, which is owned and published by the TSE, in connection with the securities.

The TOPIX® Index Value and the TOPIX® Trademarks are subject to the intellectual property rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights relating to the TOPIX® Index, such as calculation, publication and use of the TOPIX® Index Value and relating to the TOPIX® Trademarks.

The Tokyo Stock Exchange, Inc. reserves the right to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX® Index Value or to change the TOPIX® Trademarks or cease the use thereof. The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemming from the use of the TOPIX® Index Value and the TOPIX® Trademarks or as to the figure at which the TOPIX® Index Value stands on any particular day. The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX® Index Value and data contained therein. Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX® Index Value. The securities are not in any way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc. The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the securities, or any advice on investments to any purchaser of the securities, or to the public. The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the securities, for calculation of the TOPIX Index Value. Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the securities.

“TOPIX®” and “TOPIX Index®” are trademarks of the Tokyo Stock Exchange, Inc. and prior to the settlement date we expect them to be licensed for use by Credit Suisse. The securities have not been, and they will not be, passed on by the TSE as to their legality or suitability. The securities will not be issued, endorsed, sold or promoted by the TSE. THE TSE MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE SECURITIES.